As filed with the Securities and Exchange Commission on May 23, 1997
Registration No. 333-25501


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               (AMENDMENT NO. 1)

                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                 (Name of small business issuer in its charter)
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
             COLORADO                                      0213                                     84-1270685
     (State or jurisdiction of                 (Primary Standard Industrial                      (I.R.S. Employer
  incorporation or organization)                Classification Code Number)                     Identification No.)

                              302 IDLEWILD STREET
                             YUMA, COLORADO  80759
                                 (970) 848-3231
         (Address and telephone number of principal executive offices)

                              44425 COUNTY ROAD Q
                            ECKLEY, COLORADO  80727
                    (Address of principal place of business)

              WAYNE N. SNYDER, CHAIRMAN OF THE BOARD AND PRESIDENT
                    3315 NORTH OAK TRAFFICWAY, DEPARTMENT 47
                          KANSAS CITY, MISSOURI 64116
                                 (816) 891-3686
           (Name, address and telephone number of agent for service)

                                   Copies to:
               James W. Allen, Esq., Stinson, Mag & Fizzell, P.C.
                         1201 Walnut Street, Suite 2800
                       Kansas City, Missouri  64106-6251
                                 (816) 842-8600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
registration statement for the same offering.     [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.     [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [  ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box.     [X]
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                                                  CALCULATION OF REGISTRATION FEE
                                                                             Proposed        Proposed
                                                                              maximum        maximum
                                                             Amount          offering       aggregate        Amount of
          Title of each class of securities                  to be             price         offering       registration
                   to be registered                        registered      per share(1)      price(1)          fee(2)

Common Stock ($.01 par value per share)  . . . . . . .     51 shares          $80,000    $4,080,000            $1,236
Class B Common Stock ($.01 par value per share). . .       54 shares          $60,000    $3,240,000              $982
Class C Common Stock ($.01 par value per share). .         72 shares          $45,000    $3,240,000              $982


1) Determined by the registrant for use in the offering and for the purpose of calculating the registration fee.

(2) A total registration fee of $3,527 was paid on April 18, 1997 in connection with the initial filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.



PROSPECTUS (Subject to Completion)
      Dated May 23, 1997
                           ALLIANCE FARMS COOPERATIVE ASSOCIATION
                           51 Shares of Common Stock
                       54 Shares of Class B Common Stock
                        72 Shares of Class C Common Stock

     Alliance Farms Cooperative Association, a Colorado cooperative association ("Alliance" or the "Company"), is offering up to an aggregate of
51 shares (the "Class A Shares") of its Common Stock, $.01 par value ("Class
A Common"), 54 shares (the "Class B Shares") of its Class B Common Stock,
$.01 par value ("Class B Common"), and 72 shares (the "Class C Shares" and together with the Class A Shares and the Class B Shares, the "Shares") of its
Class C Common Stock, $.01 par value ("Class C Common" and together with the
Class A Common and the Class B Common, the "Common Stock"), exclusively to producers of agricultural products, associations of such producers, and federations of such associations, at a price of $80,000 per Class A Share,
$60,000 per Class B Share and $45,000 per Class C Share.  The Shares are
being offered on a "best efforts, all-or-none" basis for (a) 17 Class A
Shares (a "Minimum Class A Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class A Blocks until 51
Class A Shares have been issued and sold, (b) 18 Class B Shares (a "Minimum
Class B Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (c) 24 Class C Shares (a "Minimum Class C Block"
and together with a Minimum Class A Block and a Minimum Class B Block, a
"Minimum Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks until 72 Class C Shares have been issued and sold.  As of the date of this Prospectus, the Company has not consummated the issuance and sale of any shares of Common Stock in this offering.  The consummation of the issuance and sale of each Minimum
Class A Block will be conditioned upon and subject to the Company obtaining a commitment for at least $2,720,000 of term debt borrowings.  As of the date of this Prospectus, the Company has obtained such a commitment with respect to the Class A Shares offered hereby until August 31, 1997.  The consummation of the issuance and sale of each Minimum Class B Block and each Minimum Class
C Block will be conditioned upon and subject to the Company obtaining a commitment for at least $2,160,000 of term debt borrowings.  As of the date of this Prospectus, the Company is engaged in negotiations with a lender to obtain such a commitment with respect to the Class B Shares and the Class C
Shares. The offering price per Share has been arbitrarily determined by the
Company based upon the Company's anticipated equity capital requirements for the development of one new feeder pig production facility with respect to each Minimum Class A Block sold and upon the anticipated output of feeder pigs (i.e., pigs weighing at least 30 pounds) from each such facility, and based upon the Company's anticipated equity capital requirements for the development of one new weaned pig production facility with respect to each
Minimum Class B Block or Minimum Class C Block sold and upon the anticipated output of weaned pigs (i.e., pigs weighing at least six pounds) from each such facility.  Each investor must purchase a minimum of (a) one Class A
Share, and in addition must enter into a Feeder Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit B, (b) one
Class B Share, and in addition must enter into a Weaned Pig Purchase
Agreement with the Company in the form attached to this Prospectus as
Exhibit C, or (c) one Class C Share, and in addition must enter into a Class
C Weaned Pig Purchase Agreement with the Company in the form attached to this
Prospectus as Exhibit D.  No fractional shares will be issued.  There can be no assurance that any or all of the Shares in this offering will be sold.
Pending the sale of one or more Minimum Blocks, all funds received in payment of the public offering price for Shares will be deposited in an interest bearing escrow account with NationsBank, N.A. (Mid-West) (formerly Boatmen's
National Bank).  The offering of the Shares will terminate on          , 1998
(550 days from the            , 1997 commencement of the offering), unless
extended by the Company for a period of up to an additional 180 days.  See
"Business--Financing" and "Plan of Distribution."

     The Company intends to sell the Shares through agents designated by the Company or, if permitted under applicable law, directly to one or more purchasers through the efforts of its directors, officers and employees. The
Company has retained Interstate/Johnson Lane Corporation ("I/JL") to serve as its agent in connection with this offering. See "Plan of Distribution."

     There is no public market for the Class A Common, Class B Common or Class C Common of the Company, and no public market is expected to develop as a result of any offering of the Shares. The Shares offered hereby are subject to the provisions of the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws which restrict the transferability of the Shares. No assignment or transfer of the Company's
Class A Common, Class B Common or Class C Common will be permitted without the consent of the Company's Board of Directors, which consent may not be given unless, the assignee or transferee of the Class A Common executes and delivers to the Company a Feeder Pig Purchase Agreement, the assignee or transferee of the Class B Common executes and delivers to the Company a Weaned Pig Purchase Agreement, and the assignee or transferee of the Class C
Common executes and delivers to the Company a Class C Weaned Pig Purchase
Agreement. No dividends will be paid by Alliance on its Common Stock, although stockholders will be entitled to patronage distributions based on the quantity or value of business done by the Company with or for its stockholders. The ability of the Company to pay patronage distributions in cash, however, is restricted under the loan agreement with the Company's existing lender. See "Risk Factors--Distributions and Dividends" and "--
Lack of Liquidity; Absence of Market for Shares," "Patronage Distribution
Policy," "Description of Capital Stock" and "Restrictions on Sale or Other
Transfer of the Shares."

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK
FACTORS", APPEARING ON PAGES JWA[1]10 THROUGH 19, FOR INFORMATION THAT SHOULD
BE CONSIDERED BY PROSPECTIVE INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
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                                                               UNDERWRITING DISCOUNTS AND          PROCEEDS TO THE
                                         PRICE TO PUBLIC             COMMISSIONS (1)                COMPANY (1)(2)


Per Share of Class A Common                   $80,000                    $784.31                      $79,215.69
Total Class A Minimum (3)                  $1,360,000                    $40,000                      $1,320,000
Total Class A Maximum (3)                  $4,080,000                    $40,000                      $4,040,000

Per Share of Class B Common                   $60,000                    $740.74                      $59,259.26

Total Class B Minimum (3)                  $1,080,000                    $40,000                      $1,040,000

Total Class B Maximum (3)                  $3,240,000                    $40,000                      $3,200,000

Per Share of Class C Common                   $45,000                    $555.56                      $44,444.44

Total Class C Minimum (3)                  $1,080,000                    $40,000                      $1,040,000

Total Class C Maximum (3)                  $3,240,000                    $40,000                      $3,200,000




(Footnotes on next page)



                   The date of this Prospectus is              , 1997.

The following paragraph was set vertical on the front page of the Prospectus:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE HEREBY OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF CLASS A COMMON, CLASS B COMMON AND CLASS C COMMON OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith the Company files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). See "Additional Information." The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent certified public accounting firm. In addition, the Company intends to make available to its stockholders quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              TABLE OF CONTENTS

                              PAGE
                                                                          PAGE
Prospectus Summary ...........  3
Risk Factors ................. 10         Principal Stockholders  ......   61
The Company................... 19         Description of Capital Stock     61
Use of Proceeds............... 19         Restrictions on Sale or Other
Patronage Distribution Policy. 24         Transfer
Capitalization ............... 25           of the Shares  .............   63
Selected Financial Data....... 28         Plan of Distribution .........   65
Management's Discussion and               Legal Matters ................   70
  Analysis of Financial                   Experts ......................   70
  Condition and Results                   Additional Information  ......   70
  of Operations............... 29         Index of Financial Statements   F-1
Business...................... 35         Exhibit A -- Form of Subscription
Feeder Pig Purchase Agreement. 49           Agreement ..................  A-1
Weaned Pig Purchase Agreements 52         Exhibit B -- Form of Feeder Pig
Management ................... 55           Purchase Agreement .........  B-1
Certain Relationships and                 Exhibit C -- Form of Weaned Pig
Related Transactions.......... 57           Purchase Agreement .........  C-1
                                          Exhibit D -- Form of Class C Weaned
                                            Pig
                                            Purchase Agreement .........  D-1


     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Mr. Wayne N. Snyder, Chairman of the Board and President of the Company, at Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116 (telephone number 816-891-3686), until the termination of the offering.

     Until           , 1997 (90 days after the date of this Prospectus) all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

(1) The Company intends to sell the Shares directly to one or more purchasers through the efforts of its directors, officers and employees, if permitted under applicable law, in which event no Underwriting Discounts and Commissions will be paid, or through agents designated by the Company. The Company has entered into an agency agreement with I/JL providing for the payment by Alliance of a lump sum fee of $40,000 regardless of whether any or all of the Shares are sold. For purposes of estimating Per Share amounts, it is assumed that all 51 Class A Shares, 54 Class B Shares and 72 Class C Shares will be sold. For purposes of estimating the Proceeds to the Company, it is assumed that all Shares sold will be sold through the Company's agent, I/JL. The Company has agreed to indemnify I/JL against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

(2) Before deduction of expenses payable by the Company estimated at $100,000.

(3) The Company intends to offer and sell the Shares on a "best efforts, all-or-none" basis for (a) a Minimum Class A Block of 17 Class A Shares, and thereafter may continue to offer Class A Shares on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (b) a Minimum Class B Block of 18 Class B Shares, and thereafter may continue to offer Class B Shares on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and
  (c) a Minimum Class C Block of 24 Class C Shares, and thereafter may continue to offer Class C Shares on such basis with respect to successive Minimum
  Class C Blocks until 72 Class C Shares have been issued and sold. Pending the sale of a Minimum Block, all funds received in payment of the public offering price for the Shares will be deposited in an interest-bearing escrow account. As of the date of this Prospectus, the Company has not consummated the issuance and sale of any Shares. See "Plan of Distribution."

                              PROSPECTUS SUMMARY

     The following information is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All references to "Alliance" and the "Company" in this Prospectus include Alliance Farms Cooperative Association and its predecessor, Yuma Feeder Pig Limited Liability Company ("Yuma LLC"), unless the context indicates otherwise.


                                 THE COMPANY

     The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and intends to engage in the production of weaned pigs for sale to its members who own shares of Class B Common or Class C Common. The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), one 2,450-sow feeder pig production facility located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one additional feeder pig facility of comparable size in Wayne County, Illinois. Financing for the acquisition of real estate, facilities construction and acquisition of breeding stock with respect to the six existing facilities already has been obtained and will not be provided by any proceeds from the sale of the Shares offered hereby, however, the proceeds from the sale of the first Minimum Class A Block of 17 Class A Shares offered hereby will be applied to the Illinois facility presently under development. See "The Company," "Business" and "Use of Proceeds."


     The principal executive offices of the Company are located at 302 Idlewild Street, Yuma, Colorado 80759, and its telephone number is (970) 848-3231.

                                 RISK FACTORS

     The Company and its business, and an investment in the Shares, will be subject to a high degree of risk, including, without limitation, the various risks described under "Risk Factors."


                                 THE OFFERING

Securities Offered      51 shares of the Company's Class A Common at an offering
                        price of $80,000 per share, 54 shares of the Company's
                        Class B Common at an offering price of $60,000 per share, and 72 shares of the Company's Class C Common at an offering price of $45,000 per share. See "Plan of Distribution" and "Description of Capital Stock."

Investor Suitability    The Shares are being offered exclusively to producers of
                        agricultural products, associations of such producers, and federations of such associations. In addition, Iowa investors must satisfy certain net worth and gross income threshold requirements described herein. Each investor purchasing one or more Class A Shares must enter into a Feeder Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's feeder pig production, each investor purchasing one or more Class B
                        Shares must enter into a Weaned Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's weaned pig production made available to Class B shareholders, and each investor purchasing one or more Class C Shares must enter into a Class C Weaned Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's weaned pig production made available to Class C shareholders. See
                        "Plan of Distribution," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."

Subscription
 and Payment            Payment of the public offering price for the Class A
                        Common being subscribed for, together with two copies of
                        (i) an executed Subscription Agreement, and (ii) an executed Feeder Pig Purchase Agreement, must be delivered to the Company or its agent on or before the termination of the offering. Payment of the public offering price for the Class B Common being subscribed for, together with two copies of (i) an executed
                        Subscription Agreement, and (ii) an executed Weaned Pig
                        Purchase Agreement, must be delivered to the Company or its agent on or before the termination of the offering.
                        Payment of the public offering price for the Class C
                        Common being subscribed for, together with two copies of
                        (i) an executed Subscription Agreement, and (ii) an executed Class C Weaned Pig Purchase Agreement, must be delivered to the Company or its agent on or before the termination of the offering. See "Plan of Distribution-
                        -Subscription Procedure."

Minimum Investment      Each investor must make a minimum investment of one
                        Share of Class A Common, Class B Common or Class C
                        Common.  See "Plan of Distribution."

Transfer Restrictions   The Shares are subject to the provisions of the Colorado
                        Cooperative Association Law and the Company's Articles of Incorporation and Bylaws, which restrict the transferability of Common Stock. These restrictions include a requirement that the Company's Board of Directors give its consent prior to any transfer of Common Stock, that the transferee of Class A Common enter into a Feeder Pig Purchase Agreement with the Company, that the transferee Class B Common enter into a Weaned Pig Purchase Agreement with the Company, and that the transferee Class C Common enter into a Class C
                        Weaned Pig Purchase Agreement with the Company. In addition, the Company has the right to purchase a member's Common Stock under certain circumstances. See
                        "Restrictions on Sale or Other Transfer of the Shares."

Closing Conditions      The Shares are being offered on a "best efforts, all-or-
                        none" basis for (a) a Minimum Class A Block of 17 Class
                        A Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class A
                        Blocks until 51 Class A Shares have been issued and sold, (b) a Minimum Class B Block of 18 Class B Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (c) a Minimum Class C Block of 24 Class C Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks until 72
                        Class C Shares have been issued and sold. As of the date of this Prospectus, the Company has not consummated the issuance and sale of any shares of Common Stock in this offering. This offering will not be consummated unless (a) at least one Minimum Class A Block of 17
                        Class A Shares is issued and sold and the Company receives a commitment for at least $2,720,000 of term debt borrowings with respect to each such Minimum Class
                        A Block, or (b) at least one Minimum Class B Block of 18
                        Class B Shares or one Minimum Class C Block of 24 Class
                        C Shares is issued and sold and the Company receives a commitment for at least $2,160,000 of term debt borrowings with respect to each such Minimum Block. As of the date of this Prospectus, the Company has obtained such a commitment with respect to the Class A Shares offered hereby until August 31, 1997, and is engaged in negotiations with a lender to obtain such a commitment with respect to the Class B Shares and Class C Shares.
                        Pending the Company's acceptance of subscriptions for a Minimum Block, all funds received in payment of the public offering price for Shares will be deposited in an interest-bearing escrow account established at
                        NationsBank, N.A. (Mid-West) (formerly Boatmen's
                        National Bank). If Alliance does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the prospective investors, together with any interest earned thereon and without deduction for expenses. See "Business--Financing" and "Plan of Distribution."


Termination
  of the Offering   The offering will terminate on            , 1998
                    (550 days from the            , 1997 commencement of the
                    offering), unless extended by the Company for a period of up to an additional 180 days. See "Plan of Distribution--
                    Termination of the Offering."

                            SUMMARY FINANCIAL DATA

     The summary historical financial information presented below reflects the fiscal 1996 operations of Alliance, the fiscal 1995 operations of Alliance, and the fiscal 1994 combined operations of Yuma LLC from September 1, 1993 through July 8, 1994 and of Alliance from July 9, 1994 through August 31, 1994. Such financial information under the captions "Statement of Operations Information" and "Balance Sheet Information" as of and for the fiscal years ended August 31 is derived from the financial statements of Alliance for the years ended August 31, 1996 and 1995 and the period from inception (July 9, 1994) through August 31, 1994 and from the financial statements of Yuma LLC for the period from September 1, 1993 to July 8, 1994, all of which have been audited by the Company's independent certified public accountants. The summary historical financial information as of February 28, 1997 and for the six months ended February 28, 1997 and February 29, 1996 is derived from the unaudited financial statements of Alliance. In the opinion of the Company, such interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. In the opinion of management, the financial condition and results of operations set forth herein cannot be relied upon as being representative of the continuing prospects for the Company. The following summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes thereto and other information included elsewhere in this Prospectus. See "Selected Financial Data."

STATEMENT OF OPERATIONS
INFORMATION:


                                                       FISCAL YEAR ENDED AUGUST 31,                SIX MONTHS ENDED FEBRUARY 28,
                                                 1996               1995               1994              1997               1996
Net sales                                 $  7,037,927        $ 1,554,113       $ 2,309,319       $  6,519,998       $ 2,871,276
Cost of goods sold                           6,422,838          1,836,388         1,912,268          5,549,049         3,008,706

Gross income (loss)                            615,089           (282,275)          397,051            970,949          (137,430)

Expenses related to start-up of                426,926            754,756              B                75,668              B
  new facilities and conversion of
  existing facility

Administrative expenses                        369,787            101,927            36,629            214,996           170,565

Loss on sale of breeding stock                 226,738            112,797            56,474             81,020           170,537

Operating income (loss)                       (408,362)        (1,251,755)          303,948            599,265      $   (478,532)

Interest expense                            (1,001,329)          (289,082)           (1,375)          (680,584)         (439,320)

Other income                                    66,604             27,509            28,246             85,786             7,574

                                              (934,725)          (261,573)           26,871           (594,798)         (431,746)

Net income (loss)                         $ (1,343,087)       $(1,513,328)      $   330,819      $       4,467      $   (910,278)

OTHER INFORMATION:

Pigs Sold                                      148,926             46,858            46,014            112,800            67,241

                                                              AS OF AUGUST 31,                    AS OF FEBRUARY 28,
BALANCE SHEET INFORMATION:                      1996               1995               1994              1997

Working C   apital (Deficit)               $  (257,702)       $  1,238,271       $ 1,980,861    $   (1,139,041)
Total Assets                                20,845,613          14,571,940         5,322,834        22,344,378
Shareholders' Equity                         4,606,289           4,627,693         4,860,610         4,610,756



                               USE OF PROCEEDS

Class A Common      The net proceeds to the Company from the sale of the Class A
                    Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be
                    approximately $1,220,000 if one Minimum Class A Block is
                    sold and approximately $3,940,000 if all 51 Class A Shares offered hereby are sold.  The Company intends to use the net proceeds from the sale of each Minimum Class A Block,
                    together with approximately $2,720,000 of term debt
                    borrowings for which the Company seeks to obtain a
                    commitment with respect to each such Minimum Class A Block, for the development of one new feeder pig production
                    facility to be situated in or around Yuma County, Colorado,
                    Wayne County, Illinois or other locations selected by the
                    Company, including the purchase of real estate, the
                    construction of the facility, and the acquisition of
                    breeding stock, and the demands for working capital during the initial start-up period for the facility.  In this
                    regard, the net proceeds from the sale of the first Minimum
                    Class A Block will be applied to the Company=s second
                    Illinois feeder pig production facility that presently is
                    under development, including the repayment of up to
                    $1,360,000 of any related debt financing, together with
                    interest thereon, provided by Farmland Industries, Inc.
                    ("Farmland").  If all 51 Class A Shares offered hereby are sold, the net proceeds to the Company, together with
                    approximately $8,160,000 of term debt borrowings, will be
                    used for the development of three new 2,450-sow feeder pig production facilities (including one feeder pig production facility under development in Wayne County, Illinois).  The
                    Company anticipates that the net proceeds of the offering of each Minimum Class A Block, the approximately $2,720,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class A Block, and any interest earned thereon, will be adequate to
                    maintain its current and planned operations during the
                    Company's start-up phase for each new facility, which is
                    anticipated to be up to 13 to 15 months after completion of the offering of such Minimum Class A Block.  As of the date of this Prospectus, the Company has obtained a commitment
                    until August 31, 1997 for the approximately $2,720,000 of
                    debt financing required with respect to each Minimum Class A
                    Block of Class A Shares offered hereby.   See "Use of
                    Proceeds," "Business--Financing" and "Risk Factors."


Class B Common      The net proceeds to the Company from the sale of the Class B
                    Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class B Block of 18
                    Class B Shares is sold and approximately $3,100,000 if all 54 Class B Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class B Block, together with approximately
                    $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class B Block, for the development of one new weaned pig production facility to be situated in or around Yuma
                    County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility.
                    If all 54 Class B Shares offered hereby are sold, the net proceeds to the Company, together with approximately
                    $6,480,000 of term debt borrowings, will be used for the development of three new 2,450-sow weaned pig production facilities. The Company anticipates that the net proceeds of the offering of each Minimum Class B Block, the approximately $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class B Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Class B Block.
                    See "Use of Proceeds," "Business--Financing" and "Risk
                    Factors."

Class C Common      The net proceeds to the Company from the sale of the Class C
                    Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class C Block of 24
                    Class C Shares is sold and approximately $3,100,000 if all 72 Class C Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class C Block, together with approximately
                    $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class C Block, for the development of one new weaned pig production facility to be situated in or around Yuma
                    County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility.
                    If all 72 Class C Shares offered hereby are sold, the net proceeds to the Company, together with approximately
                    $6,480,000 of term debt borrowings, will be used for the development of three new 2,450-sow weaned pig production facilities. The Company anticipates that the net proceeds of the offering of each Minimum Class C Block, the approximately $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class C Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Class C Block.
                    See "Use of Proceeds," "Business--Financing" and "Risk
                    Factors."

                        FEEDER PIG PURCHASE AGREEMENT

  Each investor purchasing one or more Class A Shares must enter into a Feeder Pig Purchase Agreement, in the form attached hereto as Exhibit B ("Feeder Pig Purchase Agreement"), pursuant to which the investor member will be required to purchase, and the Company will be required to sell, Qualifying Pigs (as defined in the Agreement) in lots of no less than 900, and no more than 1,000, pigs per lot, as determined by the Company. Lots of Qualifying Pigs are to be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common and the actual production of Qualifying Pigs from the Company's facilities. If the Company is successful in implementing its business plan and the proposed new production facilities are developed on schedule, the initial lots of feeder pigs for new investor members are not expected to be available for up to 13 to 15 months after completion of the offering of a Minimum Class A Block to such members.
In the event that the production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Feeder Pig Purchase Agreements. The purchase price for Qualifying Pigs will be established pursuant to a formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a $4.50 per pig production margin (all as defined in the Agreement). Payment of the estimated purchase price is due not less than one day prior to the scheduled shipment date and is subject to adjustment within five days following delivery for certain variations in the average weight of the pigs.

  A member's Feeder Pig Purchase Agreement will remain in effect for a period of ten years after the date the first delivery of Qualifying Pigs is made to the member thereunder and thereafter automatically will be renewed for succeeding one year terms unless earlier terminated by the member. The Company may terminate a member's Feeder Pig Purchase Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any such failure, including (a) the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder pigs, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies. The member may terminate the Feeder Pig Purchase Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Feeder Pig Purchase Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. A member's Feeder Pig Purchase Agreement automatically terminates if the member assigns or transfers all shares of Class A Common from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Feeder Pig Purchase Agreement prior to the expiration of the initial or any extended term thereof. As alluded to above, a member has the right to terminate the Feeder Pig Purchase Agreement at the expiration of the initial or any extended term thereof by giving notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Feeder Pig Purchase Agreement.


  As security for the performance of the member's obligations under the Feeder Pig Purchase Agreement and for the Company's option to purchase a member's Class A Common under certain circumstances, a security interest in all of the member's Class A Common will be granted to the Company and the certificates representing shares of Class A Common will be retained by Alliance. A member's failure to perform his purchase obligation under the Feeder Pig Purchase Agreement, among other occurrences, may result in the Company's foreclosure on this security interest. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Feeder Pig Purchase Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or at any time after the expiration of any such term. Moreover, the Company is under no obligation to redeem or repurchase its Class A Common prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or at any time after the expiration of any such term.
The Class A Shares will not be readily marketable, and purchasers thereof may not be able to liquidate their investment in the event of any emergency or otherwise. See "Risk Factors--Obligation to Purchase Pigs," "-- Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents" and "Feeder Pig Purchase Agreement."


                         WEANED PIG PURCHASE AGREEMENTS

  Each investor purchasing one or more Class B Shares must enter into a Weaned Pig Purchase Agreement, in the form attached hereto as Exhibit C ("Weaned Pig Purchase Agreement"), pursuant to which the investor member will be required to purchase, and the Company will be required to sell, Qualifying Pigs (as defined in the Agreement) in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Each investor purchasing one or more Class C Shares must enter into a Class C Weaned Pig Purchase Agreement, in the form attached hereto as Exhibit D ("Class C Weaned Pig Purchase Agreement" and together with Weaned Pig Purchase Agreement, "Weaned Pig Agreement"), pursuant to which the investor member will be required to purchase, and the Company will be required to sell, Qualifying Pigs (as defined in the Agreement) in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. Lots of Qualifying Pigs are to be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, and the Company's actual production of Qualifying Pigs that are to be sold to members of the Company as weaned pigs. If the Company is successful in implementing its business plan and the proposed new production facilities are developed on schedule, the initial lots of weaned pigs for new investor members are not expected to be available for up to 11 to 13 months after completion of the offering of a Minimum Class B
Block or Minimum Class C Block, as the case may be, to such members.   In the
event that the production of weaned pigs exceeds two and seven-tenths (2.7) lots per share of Class B Common or two and one-tenth (2.1) lots per share of Class C Common, as the case may be, on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Weaned Pig Agreements. The Company intends to cause any such excess production of weaned pigs to be retained by the Company and developed into feeder pigs. The purchase price for Qualifying Pigs will be established pursuant to a formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a $0 to $4.50 per pig production margin, as determined by the Company (all as defined in the Agreement). Payment of the estimated purchase price is due not less than one day prior to the scheduled shipment date and is subject to adjustment within five days following delivery for certain variations in the average weight of the pigs.

  A member's Weaned Pig Agreement will remain in effect for a period of ten years after the date the first delivery of Qualifying Pigs is made to the member thereunder and thereafter automatically will be renewed for succeeding one year terms unless earlier terminated by the member. The Company may terminate a member's Weaned Pig Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any such failure, including (a) the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for weaned pigs, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies. The member may terminate the Weaned Pig Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Weaned Pig Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. A member's Weaned Pig Agreement automatically terminates if the member assigns or transfers all shares of Class B Common or Class C Common, as the case may be, from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Weaned Pig Agreement prior to the expiration of the initial or any extended term thereof. As alluded to above, a member has the right to terminate the Weaned Pig Agreement at the expiration of the initial or any extended term thereof by giving notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Weaned Pig Agreement.

  As security for the performance of the member's obligations under the Weaned Pig Agreement and for the Company's option under certain circumstances to purchase a member's Class B Common or Class C Common, as the case may be, a security interest in all of the member's Class B Common or Class C Common, as the case may be, will be granted to the Company and the certificates representing shares of such Common Stock will be retained by Alliance. A member's failure to perform his purchase obligation under the Weaned Pig Agreement, among other occurrences, may result in the Company's foreclosure on this security interest. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Weaned Pig Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Weaned Pig Agreement or at any time after the expiration of any such term. Moreover, the Company is under no obligation to redeem or repurchase its Class B Common or Class C Common, as the case may be, prior to the expiration of the initial or any extended term of the Weaned Pig Agreement or at any time after the expiration of any such term. The Class B Shares and Class C Shares will not be readily marketable, and purchasers thereof may not be able to liquidate their investment in the event of any emergency or otherwise. See "Risk Factors-- Obligation to Purchase Pigs," "-- Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents" and "Weaned Pig Purchase Agreements."

                                 RISK FACTORS

  An investment in the Shares involves a high degree of risk. In addition to general investment risks and other information contained in this Prospectus, the factors discussed below should be carefully considered in evaluating the Company and its business and a possible investment in the Shares.


EARLY STAGE OF DEVELOPMENT

  The Company was formed in May, 1994 (with its predecessor, Yuma LLC, being formed in October, 1991) and is at an early stage of development. Although the Company has been engaged in the production of feeder pigs since July 1994 (which process includes the production of weaned pigs), the Company has not engaged at all in the production of weaned pigs for sale. The Company is subject to all of the risks inherent in the establishment of a new business and the operation of a business generally, including the need for substantial capital to support its facilities development efforts, the need to attract and retain qualified personnel and experienced management, the risks related to facility location and construction, changes in market conditions and costs, competition, inflation, production efficiency, quality control, herd health, environmental and other governmental laws and regulations, and the other risks described in this Prospectus. There can be no assurance that the Company successfully will implement its business plan to develop additional feeder pig production facilities and weaned pig production facilities and realize any significant economies of scale or that the feeder pigs and weaned pigs, as the case may be, to be raised at such facilities will be made available to the Company's stockholders under the Feeder Pig Purchase Agreements, Weaned Pig Purchase Agreements and Class C Weaned Pig Purchase Agreements in quantities which are sufficient to meet the requirements of such stockholders and at prices that are less than otherwise could be obtained from other sources. If the Company is successful in implementing its business plan and any new pig production facilities are developed on schedule, the initial lots of feeder pigs resulting from the development and expansion of the Company's feeder pig production operations are not expected to be available to new Class A Common investor members for up to 13 to 15 months after completion of the sale of a Minimum Class A Block to such members and the initial lots of weaned pigs resulting from the development of the Company's weaned pig production operations are not expected to be available to new Class B Common investor members or new Class C Common investor members, as the case may be, for up to 11 to 13 months after completion of the sale of a Minimum Block to such members. New investor members will not be entitled to purchase pigs pursuant to the Feeder Pig Purchase Agreements, Weaned Pig Purchase Agreements or Class C Weaned Pig Purchase Agreements, as the case may be, until such time. See "Business."


BREEDING STOCK

  The availability in sufficient numbers of genetically consistent breeding stock that satisfies the characteristics required by the Company and that can be obtained on acceptable terms and prices is critical to the Company's operations. No assurances can be given that the Company's requirements for breeding stock will be satisfied on acceptable terms and prices, if at all. See "Business."


HERD HEALTH

  The health of the breeding herd and pigs produced by the Company can greatly impact, and has greatly impacted, the profitability of the Company. In the event that the Company's breeding herd or feeder or weaned pig population contracts a disease causing diminished breeding stock productivity, or extreme mortality and morbidity, the Company will face substantial cost or loss and its operating results will be adversely affected. In addition, herd health problems will result in an increase in the price for pigs under the Feeder Pig Purchase Agreements, Weaned Pig Purchase Agreements and Class C Weaned Pig Purchase Agreements as well as a reduction in the pigs available for purchase by stockholders under said Agreements. Alliance and its members have suffered the consequences referred to in this paragraph as a result of herd health problems. Although it is anticipated that each of the new facilities to be developed, in part, with the proceeds from this offering will be designed in an attempt to allow for disease separation between the facilities, large numbers of animals will be raised together and may be vulnerable to disease. No assurance can be given that the Company will be able to avoid herd health problems. See "Business," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."

VOLATILE INPUT COSTS

  Because the cost of feed and other supplies constitute a substantial portion of the cost of producing a feeder or weaned pig, the Company's profitability is extremely sensitive to changes in the cost of such inputs. These costs are subject to substantial fluctuations based upon regional and seasonal availability and demand, including those attributable to crop conditions, weather and other factors. A substantial increase in the cost of these inputs, or a substantial decline in the availability of these inputs, could materially adversely affect the performance of the Company and result in the price for pigs under the Feeder Pig Purchase Agreements, Weaned Pig Purchase Agreements or Class C Weaned Pig Purchase Agreements, as the case may be, being higher than otherwise could be obtained from other sources. Moreover, Alliance's operating results are dependent upon the sale price paid to Alliance for feeder or weaned pigs, which in turn is or will be determined in part based on the twelve month historical rolling average of operating costs incurred by Alliance in producing feeder pigs and the five month historical rolling average of operating costs incurred by Alliance in producing weaned pigs. Actual changes in the sale price of feeder and weaned pigs therefore will lag changes in the related operating costs and may adversely affect Alliance's operating results, particularly in the event of sudden movements, or continual increases, in such operating costs. See "Business--Purchase of Feed and Other Inputs," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."




ADEQUATE WATER SUPPLY

  The Company's operations are dependent upon the availability of an ample supply of pure water at reasonable cost. Although the Company has obtained the necessary commercial water well permits to obtain the water necessary to conduct its current operations in Colorado, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. The Company's inability to obtain the necessary water well permits for the expansion of its operations could have a material adverse effect on the Company's business. See "Business--Facilities--Location of Facilities."




OBLIGATION TO PURCHASE PIGS

  Each investor purchasing one or more Class A Shares must enter into a Feeder Pig Purchase Agreement, pursuant to which such investor is obligated to purchase his or her proportionate share of the Company's feeder pig production for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms, and each investor purchasing one or more Class B Shares or Class C Shares, as the case may be, must enter into a Weaned Pig Agreement, pursuant to which such investor is obligated to purchase his or her proportionate share of the Company's weaned pig production that is to be sold to members as weaned pigs for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms. In each such case, pigs will be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common, with respect to feeder pigs, the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, with respect to weaned pigs, and the actual production of Qualifying Pigs from the Company's facilities. No assurance can be given that the availability of feeder or weaned pigs to members will coincide with the member's needs or capacity to take delivery.

  The purchase price for feeder and weaned pigs will be established pursuant to a formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a production margin of $4.50 per pig, in the case of feeder pigs, and of $0 to $4.50 per pig (as determined by the Company in its discretion), in the case of weaned pigs (all as defined in the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be). The Company believes the effect of such pricing is to shift the risks of increasing production costs and lower market prices for pigs from the Company and to the member. No assurance can be given that the price for feeder and weaned pigs under the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, will be less than otherwise could be obtained from other sources. Among other factors, a substantial increase in operating costs, including the costs of feed and other supplies and the costs associated with diminished breeding stock health or productivity, or extreme mortality and morbidity, could result in a higher price to be paid by members for feeder and weaned pigs than otherwise could be obtained from other sources. Moreover, the prevailing market price for feeder and weaned pigs could decline below the price to be paid for pigs under the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be. If a member fails to purchase, pay for, and take delivery of any two lots of pigs when and as made available to the member, the Company may terminate the member's Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, and foreclose upon the Company's security interest in the member's Common Stock; provided, however, that for each ten shares of Common Stock owned by a member, the number of such permitted failures is increased by one. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs, including (a) damages equal to the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder or weaned pigs, as the case may be, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies.

  With certain limited exceptions relating to the Company's breach of any of its obligations under the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, or the Company's failure to deliver pigs within 24 months of the date of such Agreement, a member does not have the right to terminate such Agreement prior to the expiration of the initial or any extended term of such Agreement. The member's right to terminate the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. A member has no other right to terminate the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be. Moreover, no member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of any such Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of such Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Common Stock prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, or at any time after the expiration of any such term. See "Risk Factors--Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Business," "Feeder Pig Purchase Agreement," "Weaned Pig Purchase Agreements" and "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

UNPURCHASED AND EXCESS PIGS

  Each investor purchasing one or more Class A Shares must enter into a Feeder Pig Purchase Agreement, pursuant to which such investor agrees to purchase his or her proportionate share of the Company's feeder pig production, and each investor purchasing one or more Class B Shares or Class C Shares, as the case may be, must enter into a Weaned Pig Agreement, pursuant to which such investor agrees to purchase his or her proportionate share (based on the investor's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be) of the Company's weaned pig production that is to be sold to members of the Company as weaned pigs. The failure of the Company's stockholders to purchase their respective share of the Company's pig production could materially adversely affect the performance of the Company. In the event that one or more stockholders fail to purchase their respective share of the Company's pig production, it will be necessary for the Company to find alternate purchasers for its unpurchased pigs. In addition, it also may be necessary to find alternate purchasers to the extent the Company's production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, to the extent the Company's production of weaned pigs under the Weaned Pig Purchase Agreements exceeds two and seven-tenths (2.7) lots per share of Class B Common on a prospective rolling 12-month basis or to the extent the Company's production of weaned pigs under the Class C Weaned Pig Purchase Agreements exceeds two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis. Stockholders will not be obligated under the Feeder Pig Purchase Agreements or Weaned Pig Agreements to purchase their proportionate share of such excess production. Although the Company has agreed to provide Farmland the first opportunity to purchase feeder and weaned pigs that stockholders have failed to purchase and any excess feeder and weaned pig production during the five year period ending July 13, 1999, no assurances can be given that Farmland will exercise its option to purchase any such excess pigs. In addition, no assurances can be given that alternate purchasers will be available, or that any such alternate purchasers will agree to purchase feeder or weaned pigs upon terms as favorable to the Company as those contained in the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be. To the extent that unpurchased feeder or weaned pigs are sold to alternate purchasers at prices less than would have been obtained under such Agreements, the price for feeder or weaned pigs to stockholders may increase. See "Feeder Pig Purchase Agreement," "Weaned Pig Purchase Agreements" and "Certain Relationships and Related Transactions--Farmland."


LOSSES ASSOCIATED WITH START-UP

  The Company was formed recently and has a limited history of operations. The development of feeder and weaned pig production facilities entails substantial up front expenditures for the purchase of real estate, the construction of the facilities, and the acquisition of breeding stock and for working capital during the initial start-up period for each new facility. As a result, the Company anticipates that the development of feeder and weaned pig production facilities will result in Alliance's continued incurrence of losses. There can be no assurance that Alliance will become profitable after it ceases facilities
development activities.   See "Selected Financial Data" and "Management's
Discussion and Analysis of Financial Condition and Results of Operations."


NO LOAN COMMITMENT; FUNDING CONDITIONS

  With respect to its offering of each Minimum Class A Block of 17 Class A Shares, the Company anticipates that it will be required to borrow at least $2,720,000 of term debt in order to further its business strategy in developing each additional feeder pig production facility. With respect to its offering of each Minimum Class B Block of 18 Class B Shares and each Minimum Class C Block of 24 Class C Shares, the Company anticipates that it will be required to borrow at least $2,160,000 of term debt in order to further its business strategy in developing each weaned pig production facility. Assuming the sale by the Company of all 51 Class A Shares offered hereby, the Company intends to borrow an aggregate of at least $8,160,000, which in combination with the net proceeds of the offering of such Class A Shares, is anticipated to be sufficient to enable it to construct or acquire three new feeder pig production facilities (including one facility under development), acquire breeding stock, and pay start-up and operating expenses in order to further develop and expand its feeder pig production business. As of the date of this Prospectus, the Company has obtained a commitment for the necessary feeder pig production loans from its current lender, CoBank, ACB ("CoBank") until August 31, 1997 (extended from the original February 28, 1997 expiration date). No assurances can be given that the Company will be able to obtain an extension of such commitment after that date on favorable terms, if at all. Assuming the sale by the Company of all 54 Class B Shares offered hereby, the Company intends to borrow an aggregate of at least $6,480,000, which in combination with the net proceeds of the offering of such Class B Shares, is anticipated to be sufficient to enable it to construct or acquire three new weaned pig production facilities, acquire breeding stock, and pay start-up and operating expenses in order to develop its weaned pig production business. Assuming the sale by the Company of all 72 Class C Shares offered hereby, the Company intends to borrow an aggregate of at least $6,480,000, which in combination with the net proceeds of the offering of such Class C Shares, is anticipated to be sufficient to enable it to construct or acquire three new weaned pig production facilities, acquire breeding stock, and pay start-up and operating expenses in order to develop its weaned pig
production business.   As of the date of this Prospectus, the Company is engaged
in negotiations with a lender to obtain a commitment for the necessary weaned pig production loans totaling $12,960,000. No assurances can be given that the Company will be able to obtain such commitment on favorable terms, if at all.

  The actual advance of funds under the CoBank commitment or any other loan commitment that reasonably could be made available to the Company is or will be subject to the satisfaction of certain conditions precedent. In addition, any such commitment may be withdrawn or terminated by the prospective lender under certain circumstances. There is no assurance that the funding conditions precedent will be satisfied and that the loan funds will be made available to the Company when needed, that the debt service requirements of such loan will not result in the price for feeder or weaned pigs under the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be, being higher than otherwise could be obtained from other sources, that alternative sources of financing will be available on acceptable terms, or that the aggregate borrowing needs of the Company will not exceed $8,160,000, with respect to feeder pig production, or $12,960,000, with respect to weaned pig production. In the event that the CoBank commitment for a feeder pig production loan or any extension of such commitment is withdrawn or terminated, or the Company is unable to obtain an acceptable commitment for a weaned pig production loan from a lender prior to or concurrently with the consummation of the offering of any Minimum Class A Block, Minimum Class B Block or Minimum Class C Block of Shares, all subscriptions for each such Minimum Block of Shares will be rejected and any amount received by the Company in payment of the subscription price will be returned to the prospective investors, together with any interest earned thereon and without deduction for expenses. See "Business--Financing," "Plan of Distribution--Subscription Procedure," "-- Escrow of Proceeds" and "-- Termination of the Offering," "Use of Proceeds" and "Capitalization."

SUBSTANTIAL INDEBTEDNESS

  The Company is highly leveraged and will continue to be so after its anticipated borrowing of term debt in connection with the issuance and sale by the Company of all or part of the Shares offered hereby. The degree to which the Company is and will be leveraged could have an adverse impact on the Company, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes, and (iii) dedication of a significant portion of cash provided by operating activities to the payment of debt obligations and thereby reducing funds available for operations or distribution. The Company's ability to make required debt service payments in the future will be dependent upon the Company's operating results, which are subject to financial, economic and other factors affecting the Company, many of which are beyond its control. Moreover, such operating results will be dependent upon the sale price paid to the Company for feeder pigs, which in turn is determined in part based on the twelve month historical rolling average of operating costs incurred by the Company in producing such pigs, and upon the sale price paid to the Company for weaned pigs, which in turn will be determined in part based on the five month historical rolling average of operating costs incurred by the Company in producing such pigs. Actual changes in the sale price of feeder and weaned pigs therefore will lag changes in the related operating costs and may affect the Company's ability to timely make required debt service payments. No assurance can be given that the Company will be able to make required debt service payments. No person has agreed to guarantee the obligation of the Company to make timely debt service payments. See "Capitalization," "Business--Financing," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."


ASSETS SECURING DEBT; CREDIT AGREEMENT RESTRICTIONS

  The Company entered into various loan agreements and other documentation with the Company's existing lender, CoBank. Pursuant to such loan documentation , the Company has been, and anticipates that it will be, required to grant liens on substantially all of its properties and assets to CoBank and to comply with various affirmative and negative covenants, including but not limited to (i) maintenance of minimum levels of working capital, (ii) restrictions on the incurrence of additional indebtedness, (iii) restrictions on certain liens, mergers, sales of assets, investments, guaranties, loans, advances and business activities unrelated to existing operations, and (iv) restrictions on the declaration and payment of dividends or patronage distributions. There can be no assurance that Alliance will be able to achieve and maintain compliance with the prescribed covenants of such loan documentation. Alliance has successfully sought and received consents, waivers and amendments to its loan documentation on various occasions. If further consents, waivers or amendments are requested by Alliance, including any such consents, waivers or amendments required for the payment of rebates on the price of pigs sold, there can be no assurance that Alliance's lender will again grant such requests. The failure to obtain any such consents, waivers or amendments would reduce Alliance's flexibility to respond to adverse industry conditions and could have a material adverse effect on Alliance's results of operations, financial condition and business. If an event of default occurs under the Company=s loan documentation, the lender will have the right to foreclose upon such collateral. In addition, the terms of the Company's financing with CoBank might adversely affect the ability of the Company to obtain additional financing for any future expansion efforts, including the development of feeder or weaned pig production facilities. No person has agreed to guarantee the obligation of the Company to make timely debt service payments. See "Business--Financing."


FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING; AND WORKING CAPITAL DEFICIT

  The Company anticipates that the net proceeds of the offering of each Minimum Class A Block of 17 Class A Shares, the $2,720,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class A Block, and any interest earned thereon, will be adequate to maintain its current and planned operations during the Company's start-up phase for each new feeder pig production facility, which is anticipated to be up to 13 to 15 months after completion of the offering of such Minimum Class A Block. As of the date of this Prospectus, the Company has obtained a commitment until August 31, 1997 for the approximately $2,720,000 of debt financing required with respect to each
such Minimum Class A Block.   The Company anticipates that the net proceeds of
the offering of each Minimum Class B Block of 18 Class B Shares or each Minimum Class C Block of 24 Class C Shares, the $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new weaned pig production facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Block. No assurance can be given that circumstances and events will not occur that would consume capital resources available for each new feeder or weaned pig production facility before such time and thereby require additional financing to be raised. The Company is and will be subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest and the risk that indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the original indebtedness and thereby increasing the cost to stockholders of feeder or weaned pigs made available under the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be. As of February 28, 1997, Alliance had a working capital deficit of $1,139,041. The Company anticipates that it will be required to raise additional capital in order to further expand its operations beyond the expansion contemplated in connection with the offering of Shares made hereby. Such capital may be raised through additional private or public financings, as well as collaborative relationships, borrowings and other available sources. If the Company needs to raise additional funds, there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. If additional funds are raised by issuing equity securities of the Company, dilution to then existing stockholders may result. If adequate funds are not available, the Company may be required to significantly curtail a portion of its planned operations. See "Business."

COMPETITION

  Many of the Company's existing or potential competitors may have substantially greater financial, technical and personnel resources than the Company. There can be no assurance that the Company's competitors will not be more successful than the Company in developing and improving pork production technologies and raising consistent high quality feeder and weaned pigs that are more economical to raise than any which may be developed or raised by the Company. Moreover, as additional competitors commence operations, the supply of feeder or weaned pigs may exceed demand and result in a downward pressure on the prevailing market prices for such pigs. Under the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be, each investor will be obligated to purchase his proportionate share (based on the investor's proportionate ownership interest in the Company's outstanding Class A Common, Class B Common or Class C Common, as the case may be) of the Company's feeder or weaned pig production based in large part on Alliance's cost of production. Accordingly, if the Company is not successful in developing and improving pork production technologies relative to its competitors or if the prevailing market prices for feeder or weaned pigs decline below those applicable under such Agreements, each investor may be obligated to purchase his proportionate share of the Company's feeder or weaned pig production at a price higher than could be available from other sources. The Company's ability to achieve or maintain cost competitive feeder or weaned pig production operations on an ongoing basis may depend on its ability to raise additional capital, which may not then be available on acceptable terms, if at all. See "Business--Business Environment" and "-- Competition," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."


ANTI-CORPORATE FARMING SENTIMENT

  The development of large corporate farming operations and concentration of hog production in larger-scale facilities, such as those of the Company, has increased dramatically over the last decade. This development has engendered opposition from residents of Colorado, Illinois and other states in which the Company conducts, or may conduct, its business operations. Such opposition may reflect various concerns, including concerns about pollution and effluent emissions, excessive water use, offensive odor, humane treatment of animals and the perceived threat to small farmers and the family farm. To the extent that public opposition is expressed with respect to large corporate farming operations such as those of the Company, national, state or local laws restricting their operations may be enacted in response, legal proceedings may be instituted to obtain monetary awards, injunctive orders or other legal or equitable remedies, potential employees may be dissuaded from accepting a position with such corporate farming operators, property owners may be reluctant to sell parcels to such corporate farming operators, or other consequences may result that could have a material adverse effect on the Company and its business. No assurances can be given that public opposition will not result in the occurrence of any one or more of such adverse consequences. See "Business-- Business Environment."


EXPANSION

  Within up to 13 to 15 months after the completion of the offering of each Minimum Class A Block of 17 Class A Shares, the Company anticipates that it will be able to develop a new feeder pig production facility as a result of such offering and that the initial lots of feeder pigs produced from such facility would be available to investor members, and within up to 11 to 13 months after the completion of the offering of each Minimum Class B Block of 18 Class B Shares or each Minimum Class C Block of 24 Class C Shares, as the case may be, the Company anticipates that it will be able to develop a new weaned pig production facility as a result of such offering and that the initial lots of weaned pigs produced from such facility would be available to investor members. There can be no assurance that the Company or its contractors will be able to achieve this goal. The development and successful operation of each new facility depends on various factors, including the availability of suitable sites, regulatory compliance, the ability to meet construction schedules, the capabilities of the Company's contractors, the ability to maintain facility construction costs within original estimates, the ability of the Company to manage its anticipated expansion generally and to hire and train qualified personnel, and general economic and business conditions. Many of the foregoing factors are not within the control of the Company or its contractors, and therefore no assurance can be given that the Company's expansion objectives and goals will be successfully implemented. See "Business."

CONTROL BY CURRENT STOCKHOLDERS; DISPARATE VOTING RIGHTS; POTENTIAL CONFLICTS OF INTEREST

  As of the date of this Prospectus, Farmland, Farmers Cooperative Elevator Company, Yuma Farmers Milling and Mercantile Cooperative Company ("Yuma Cooperative"), and Corn Plus, L.C. collectively own 79 shares of the Company's Class A Common, which for such stockholders will constitute approximately 42.0%, 9.2%, 10.1% and 5.0%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class A Block of 17 Class A Shares, approximately 41.7%, 9.2%, 10.0% and 5.0%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class B Block of 18 Class B Shares, approximately 39.7%, 8.7%, 9.5% and 4.8%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class C Block of 24 Class C Shares, approximately 32.7%, 7.2%, 7.8% and 3.9%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 51 Class A Shares offered hereby, approximately 32.1%, 7.1%, 7.7% and 3.8%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 54 Class B Shares offered hereby, approximately 28.7%, 6.3%, 6.9% and 3.4%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 72 Class C Shares offered hereby, and approximately 17.9%, 3.9%, 4.3% and 2.2%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 177 Shares offered hereby (in each case, assuming that such stockholders do not purchase any Shares in the offering). Although no one cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares outstanding during any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender), the above-named stockholders could continue to exercise a significant degree of influence or control over the Company with respect to the election of directors and other matters if they, or several of them, agree to vote together on such matters. See "Principal Stockholders" and "Description of Capital Stock."

  On all matters submitted to a vote of the Company's stockholders, holders of Class A Common and holders of Class B Common each are entitled to one vote per share while holders of Class C Common are entitled to three-fourths of one vote per share. See "Description of Capital Stock."

  The Company has contracted with Farmland and Yuma Cooperative for the provision of certain requirements of the Company, including the supply of feed and other inputs, breeding stock, and administrative services. The Company's agreements with Farmland and Yuma Cooperative may be modified in the future and the Company may enter into additional agreements or transactions with Farmland and Yuma Cooperative. Farmland, through its various business divisions, subsidiaries and affiliates, is engaged in the production of livestock elsewhere, in the sale of the above described supplies and services to other parties, and in the slaughter and processing of hogs. Farmland may have conflicting interests in the provision of such services to the Company in light of its other business activities. Similarly, Yuma Cooperative also may have conflicting interests in the provision of goods and services to the Company. See "Certain Relationships and Related Transactions."


ATTRACTION AND RETENTION OF EMPLOYEES

  The Company is dependent on members of its management and facilities operations personnel, the loss of whose services might adversely affect the achievement and success of its planned expansion activities. In addition, attracting and retaining qualified facilities operations personnel will be important to the Company's success. The inability to acquire and retain the services of such management and facilities operations personnel could have a material adverse effect on the Company's operations and significantly impact its prospects for success. Although the Company has contracted with Farmland and others to provide certain managerial, administrative and other services, Alliance can give no assurance that it will be able to attract and retain the personnel it needs on acceptable terms. See "Business--Employees," "Management" and "Certain Relationships and Related Transactions."

DISTRIBUTIONS AND DIVIDENDS

  No dividends will be paid by Alliance on its Common Stock. Investors who anticipate the need for an immediate return on their investment should refrain from purchasing the Shares. The Company, however, intends to make annual patronage distributions of its net margins (as hereinafter defined), if any, to its members on the basis of the quantity or value of business done by the Company with or for the member-patrons. Such patronage distributions may be paid in cash, written notices of allocation, whether qualified or non-qualified, or a combination thereof, as determined by the Company's Board of Directors in its sole discretion. The Company has entered into various loan agreements and other documentation with its existing lender which restrict the Company's ability to pay patronage distributions in cash. See "Patronage Distribution Policy" and "Business--Financing."

TAXABLE INCOME WITHOUT SUFFICIENT CASH DISTRIBUTIONS TO PAY THE TAX

  The Company is required annually to distribute its patronage sourced income to its stockholder-patrons on the basis of the quantity or value of business done with or for its stockholder-patrons. Subject to restrictions imposed by the Company's lender, the Company anticipates that it will distribute its patronage distributions through a combination of cash and qualified written notices of allocation. In such case, the recipient stockholder-patron will have to report in its taxable income the cash and the face amount of the qualified written notices of allocation. The Company's Board of Directors will determine each year the portion of the patronage distribution which is to be paid in cash or qualified written notice of allocation, although the Company anticipates that at least twenty percent of the patronage distribution will be paid in cash. Accordingly, a stockholder may have to pay income taxes on the patronage distributions in an amount that exceeds (possibly by a substantial amount) the cash distributions which may be made by the Company to the stockholder. See "Patronage Distribution Policy" and "Business--Federal Income Taxation."


ARBITRARY DETERMINATION OF OFFERING PRICE; DILUTION

  The public offering price for the Shares has been determined arbitrarily by the Company and is not based on any recognized criteria of value. Among the factors considered in making such determination are the amount of the anticipated debt borrowings, together with the net proceeds from the sale of the Shares, required to develop each additional feeder pig production facility or weaned pig production facility, as the case may be, which factor takes into account the anticipated development costs for new facilities, the applicable debt-to-equity ratio or minimum equity amount that the Company anticipated would be required by its lender, and the anticipated interest and debt service requirements associated with such borrowings. The public offering price for the Class A Shares, Class B Shares and Class C Shares, respectively, may not necessarily reflect any relationship to the Company's assets, historical losses, book value or other criteria of value. It is anticipated that purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value. See "Plan of Distribution-- Offering Price."


GOVERNMENT REGULATION

  The Company is subject to various federal, state and local government regulations, including those restricting certain types of investor-owned livestock production operations and those concerning the environment, occupational safety and health, and zoning. While the Company attempts to monitor all aspects of its regulatory compliance responsibilities, there can be no assurance that it will satisfy all applicable governmental regulations or obtain all required approvals. Failure to comply with applicable regulations can, among other things, result in fines, suspensions of regulatory approvals, operating restrictions, and criminal prosecution. Changes in or additions to applicable regulations also could adversely affect the Company and its business. See "Business--Government Regulation" and "--Waste Disposal and Environmental Matters."


RIGHT OF ALLIANCE TO ACQUIRE SHARES

  Upon the occurrence of certain events, the Company has the option, but not the obligation, to purchase an investor's Shares (a) by tendering to the investor (i) the lesser of (A) the price paid to the Company for such investor's Shares and (B) the book value of such Shares and capital credits associated therewith, less (ii) any indebtedness due the Company from the investor, or (b) by tendering to the investor a nonvoting certificate of participation representing the investor's interest at the time of such tender in a face amount equal to the amount specified in clause (a) above. The occurrences giving rise to such option and to a termination of the investor's membership in the Company include the following events: (a) the investor's termination of a Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, without having executed and delivered a replacement for such Agreement or the investor's failure to be a party to such Agreement, and (b) the Company's Board of Directors by resolution finds that the investor has (i) intentionally or repeatedly violated any provision of the Company's Articles of Incorporation or Bylaws, (ii) breached a Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, or materially breached any other contract with Company,
(iii) remained indebted to the Company for 90 days after such indebtedness first becomes payable, or (iv) willfully obstructed any lawful purpose or activity of the Company. The provisions giving the Company the right to purchase an investor's Common Stock will make it more difficult to effect a change in control of the Company. See "Risk Factors--Obligation to Purchase Pigs" and "-- Lack of Liquidity; Absence of Market for Shares," "Feeder Pig Purchase Agreement," "Weaned Pig Purchase Agreements" and "Restrictions on Sale and Other Transfer of the Shares--Cooperative Association Laws and Charter Documents." LACK OF LIQUIDITY; ABSENCE OF MARKET FOR SHARES

  Potential investors in the Shares should be fully aware of the long-term nature of their investment and of their related obligation to purchase feeder or weaned pigs under the Feeder Pig Purchase Agreement or Weaned Pig Agreements, as the case may be. No public market presently exists for the Common Stock of the Company and no public market is expected to develop for the existing Common Stock of the Company or the Shares as a result of the offering contemplated hereby. Transfers of Common Stock are subject to significant restrictions and limitations set forth in the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws, including a requirement that the Company's Board of Directors give its consent prior to any transfer of Shares, that the transferee of Class A Common enter into a Feeder Pig Purchase Agreement with the Company, that the transferee of Class B Common enter into a Weaned Pig Purchase Agreement with the Company, and that the transferee of Class C Common enter into a Class C Weaned Pig Purchase Agreement with the Company. In addition, the Company has the right to purchase a member's Common Stock under certain circumstances at a price that may be less than could otherwise be obtained from other potential purchasers. The certificates representing the Shares will bear one or more legends describing or referencing certain applicable restrictions on transfer. In order to subscribe for Shares, (a) each investor in Class A Common must enter into a Feeder Pig Purchase Agreement pursuant to which such investor is obligated to purchase his or her proportionate share of the Company's feeder pig production for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms, and (b) each investor in Class B Common or Class C Common, as the case may be, must enter into a Weaned Pig Agreement pursuant to which such investor is obligated to purchase his or her proportionate share (based on the investor's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be) of the Company's weaned pig production that is to be sold to members of the Company as weaned pigs for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms. With certain limited exceptions relating to the Company's breach of any of its obligations under the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, or the Company's failure to deliver feeder or weaned pigs within 24 months of the date of such Agreement, a member does not have the right to terminate such Agreement prior to the expiration of the initial or any extended term of the Agreement. The member's right to terminate the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. A member has no other right to terminate the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be. Moreover, no member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of such Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of such Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Common Stock prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or Weaned Pig Agreement, as the case may be, or at any time after the expiration of any such term. For these and other reasons, the Shares will not be readily marketable, and purchasers thereof must bear the economic risk of investment for an indefinite period and may not be able to liquidate their investment in the event of any emergency or otherwise. See "Restrictions on Sale or Other Transfer of the Shares" and "Description of Capital Stock."


ADDITIONAL FACTORS

  Additional risk and uncertainties that may affect future results of operations, financial condition or business of Alliance include, but are not limited to: the effect of economic and industry conditions on prices for Alliance's feeder and weaned pigs and its cost structure; the ability to keep pace with technological change timely and cost-effectively and to provide better service and remain competitive; adverse publicity, news coverage by the media, or negative reports by industry analysts regarding Alliance or its feeder or weaned pigs which may have the effect of reducing the reputation and goodwill of Alliance; and the ability to attract and retain capital for growth and operations on competitive terms.

                                 THE COMPANY

  The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and intends to engage in the production of weaned pigs for sale to its members who own shares of Class B Common or Class C Common. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), one 2,450-sow feeder pig production facility located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one additional feeder pig facility of comparable size in Wayne County, Illinois. Financing for the acquisition of real estate, facilities construction and acquisition of breeding stock with respect to the six existing facilities already has been obtained and will not be provided by any proceeds from the sale of the Shares offered hereby, however, the proceeds from the sale of the first Minimum Class A Block of 17 Class A Shares offered hereby will be applied to the Illinois facility presently under development. See "Use of Proceeds" and "Business." The Company's business strategy is to produce feeder and weaned pigs for sale to its members at competitive prices by utilizing modern facilities, management practices designed to maximize productivity and high quality genetically consistent breeding stock.

  The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC from Farmland and Yuma Cooperative, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance.

  The Company's principal executive offices are located at 302 Idlewild Street, Yuma, Colorado 80759, and its telephone number is (970) 848-3231. Unless the context otherwise requires, the terms "Alliance" and the "Company," as used in this Prospectus, refer to Alliance Farms Cooperative Association and its predecessor, Yuma LLC.

                               USE OF PROCEEDS

CLASS A SHARES

  The net proceeds to the Company from the sale of the Class A Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $1,220,000 if one Minimum Class A Block of 17 Class A Shares is sold and approximately $3,940,000 if all 51 Class A Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class A Block, together with approximately $2,720,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class A Block, for the development of one new feeder pig production facility to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In this regard, the net proceeds from the sale of the first Minimum Class A Block will be applied to the Company=s second Illinois feeder pig production facility that presently is under development, including the repayment of up to $1,360,000 of any related debt financing, together with interest thereon, provided by Farmland. If all 51 Class A Shares offered hereby are sold, the net proceeds to the Company, together with approximately $8,160,000 of term debt borrowings, will be used for the development of three 2,450-sow feeder pig production facilities (including one feeder pig production facility under development in Wayne County, Illinois). Each new feeder pig production facility may be developed in tandem with, or as a part of, one or more other facilities. As of the date of this Prospectus, the Company has obtained a commitment until August 31, 1997 for the approximately $2,720,000 of debt financing required with respect to each Minimum Class A Block of Class A Shares offered hereby.

  The allocation of the offering proceeds from the sale of the Class A Shares offered hereby and term debt borrowings among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and term debt borrowings among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class A Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.


                                                     MINIMUM                            ENTIRE
                                                     OFFERING                          OFFERING
                                                   (17 SHARES)                       (51 SHARES)*

SOURCE OF FUNDS:
  Gross Proceeds of Offering                         $   1,360,000               $      4,080,000
     Less Offering Costs (1)                               140,000                        140,000

  Net Proceeds of Offering                               1,220,000                      3,940,000
  Term Debt Borrowings (2)                               2,720,000                      8,160,000

     Total Funds Available                           $   3,940,000               $     12,100,000



USE OF FUNDS:
  Real Estate and Facilities Construction (3)        $   2,750,000               $      8,600,000
  Breeding Stock (4)                                       625,000                      1,875,000
  Project Development Costs and
    Working Capital (5)                                    565,000                      1,625,000

     Total Facilities Development Costs              $   3,940,000               $     12,100,000





(1) Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development of each new feeder pig production facility, it will require at least $2,720,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class A Block of 17 Class A Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,720,000 of term debt borrowings. As of the date of this Prospectus, the Company has obtained such a commitment with respect to the Class A Shares offered hereby until August 31, 1997 (extended from the original February 28, 1997 expiration date). No assurances can be given that an extension of such commitment after such date will be obtained on favorable terms, if at all. See "Business-- Financing."

(3) The Company has budgeted approximately $2,750,000 for completion of the physical facilities for each new 2,450-sow feeder pig production facility, which may be developed in tandem with, or as a part of, one or more other facilities. The Company anticipates that up to $1,360,000 of this amount with respect to its second Illinois facility presently under development initially will be financed with a non-revolving term loan obtained from Farmland, and that the net proceeds from the sale of the first Minimum Class A Block of 17 Class A Shares offered hereby will be used to repay the outstanding balance of this loan. As of the date of this Prospectus, Alliance has borrowed $200,000 from Farmland for the acquisition of certain real property in Wayne County, Illinois on which the second Illinois facility is under development, and has obtained a commitment from Farmland for the provision of an additional $1,160,000 loan. The Farmland loan provides for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. As of the date of this Prospectus, interest accrued on the outstanding principal balance of the Farmland loan at a rate of 9.5% per annum (calculated by adding 125 basis points to CoBank's national variable rate of 8.25% in effect as of such date). The payment schedule for the Farmland loan requires the Company to make interest-only payments for the life of the loan, with a final balloon payment of the outstanding loan balance to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Class A Block, and (ii) the expiration of ten years. Funds advanced to Alliance pursuant to the Farmland loan were used as working capital to fund the acquisition of certain real property in Wayne County, Illinois and any future advances would be applied to construction costs and other working capital purposes. As presently proposed, the construction of each new feeder pig facility, including breeding, gestation, farrowing, nursery and attendant office buildings and related equipment, is estimated to cost approximately $2,250,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its five most recently developed facilities and of the one comparable facility which is in a preliminary stage of development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $500,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 51 Class A Shares offered hereby is approximately $350,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.

(4) The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(5) If the Company is successful in implementing its business plan and each new feeder pig production facility is developed on schedule, the initial lots of feeder pigs produced from such facility are not expected to be available to Class A Common investor members for up to 13 to 15 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of feeder pigs. These amounts are budgeted at approximately $474,000 for each new 2,450-sow facility and include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, interest requirements on up to $1,360,000 of facilities development financing that the Company anticipates it may incur (although no assurances can be given that it will obtain such financing) with respect to each new facility (including interest requirements on the up to $1,360,000 Farmland non-revolving term loan referred to in note (3) above), taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.

CLASS B SHARES

     The net proceeds to the Company from the sale of the Class B Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class B Block of 18 Class B Shares is sold and approximately $3,100,000 if all 54 Class B Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class B Block, together with approximately $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class B Block, for the development of one new weaned pig production facility to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. If all 54 Class B Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of term debt borrowings, will be used for the development of three 2,450-sow weaned pig production facilities. Each new weaned pig production facility may be developed in tandem with, or as a part of, one or more other facilities.


     The allocation of the offering proceeds from the sale of the Class B Shares offered hereby and term debt borrowings among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and term debt borrowings among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class B Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.



                                                          MINIMUM                           ENTIRE
                                                          OFFERING                         OFFERING
                                                        (18 SHARES)                      (54 SHARES)*
SOURCE OF FUNDS:
  Gross Proceeds of Offering                          $       1,080,000                 $      3,240,000
     Less Offering Costs (1)                                    140,000                          140,000

  Net Proceeds of Offering                                      940,000                        3,100,000
  Term Debt Borrowings (2)                                    2,160,000                        6,480,000

     Total Funds Available                            $       3,100,000                 $      9,580,000



USE OF FUNDS:
  Real Estate and Facilities Construction (3)         $       2,115,000                 $      6,625,000
  Breeding Stock (4)                                            625,000                        1,875,000
  Project Development Costs and
    Working Capital (5)                                         360,000                        1,080,000

     Total Facilities Development Costs               $       3,100,000                 $      9,580,000



(1) Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development of each new weaned pig production facility, it will require at least $2,160,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class B Block of 18 Class B Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,160,000 of term debt borrowings. As of the date of this Prospectus, the Company is engaged in negotiations with a lender to obtain a commitment for the necessary weaned pig production loans. No assurances can be given that the Company will be able to obtain such commitment on favorable terms, if at all. See "Business--Financing."

(3) The Company has budgeted approximately $2,115,000 for completion of the physical facilities for each new 2,450-sow weaned pig production facility, which may be developed in tandem with, or as a part of, one or more other facilities. As presently proposed, the construction of each new weaned pig facility, including breeding, gestation, farrowing, nursery and attendant office buildings and related equipment, is estimated to cost approximately $1,819,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its five most recently developed feeder pig production facilities and of the one comparable facility which is in a preliminary stage of development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $296,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 54 Class B Shares offered hereby is approximately $280,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.


(4) The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(5) If the Company is successful in implementing its business plan and each new weaned pig production facility is developed on schedule, the initial lots of weaned pigs produced from such facility are not expected to be available to Class B Common investor members for up to 11 to 13 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of weaned pigs. These amounts are budgeted at approximately $360,000 for each new 2,450-sow facility and include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.

CLASS C SHARES

     The net proceeds to the Company from the sale of the Class C Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class B Block of 24 Class C Shares is sold and approximately $3,100,000 if all 72 Class C Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class C Block, together with approximately $2,160,000 of term debt borrowings for which the Company seeks to obtain a commitment with respect to each such Minimum Class C Block, for the development of one new weaned pig production facility to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. If all 72 Class C Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of term debt borrowings, will be used for the development of three 2,450-sow weaned pig production facilities. Each new weaned pig production facility may be developed in tandem with, or as a part of, one or more other facilities.

     The allocation of the offering proceeds from the sale of the Class C Shares offered hereby and term debt borrowings among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and term debt borrowings among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class C Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.

                                                          MINIMUM                             ENTIRE
                                                          OFFERING                           OFFERING
                                                        (24 SHARES)                        (72 SHARES)*

SOURCE OF FUNDS:
  Gross Proceeds of Offering                           $        1,080,000             $        3,240,000
     Less Offering Costs (1)                                      140,000                        140,000

  Net Proceeds of Offering                                        940,000                      3,100,000
  Term Debt Borrowings (2)                                      2,160,000                      6,480,000

     Total Funds Available                             $        3,100,000             $        9,580,000



USE OF FUNDS:
  Real Estate and Facilities Construction (3)          $        2,115,000             $        6,625,000
  Breeding Stock (4)                                              625,000                      1,875,000
  Project Development Costs and
    Working Capital (5)                                           360,000                      1,080,000

     Total Facilities Development Costs                $        3,100,000             $        9,580,000





(1) Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development of each new weaned pig production facility, it will require at least $2,160,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class C Block of 24 Class C Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,160,000 of term debt borrowings. As of the date of this Prospectus, the Company is engaged in negotiations with a lender to obtain a commitment for the necessary weaned pig production loans. No assurances can be given that the Company will be able to obtain such commitment on favorable terms, if at all. See "Business--Financing."

(3) The Company has budgeted approximately $2,115,000 for completion of the physical facilities for each new 2,450-sow weaned pig production facility, which may be developed in tandem with, or as a part of, one or more other facilities. As presently proposed, the construction of each new weaned pig facility, including breeding, gestation, farrowing, nursery and attendant office buildings and related equipment, is estimated to cost approximately $1,819,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its five most recently developed feeder pig production facilities and of the one comparable facility which is in a preliminary stage of development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $296,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 72 Class C Shares offered hereby is approximately $280,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.

(4) The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(5) If the Company is successful in implementing its business plan and each new weaned pig production facility is developed on schedule, the initial lots of weaned pigs produced from such facility are not expected to be available to Class C Common investor members for up to 11 to 13 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of weaned pigs. These amounts are budgeted at approximately $360,000 for each new 2,450-sow facility and include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.


                        PATRONAGE DISTRIBUTION POLICY

     No dividends have been, or will be, paid by Alliance on its Common Stock. The Company intends to distribute, however, at least annually, all of its net margins, if any, as patronage distributions to its stockholders on the basis of the quantity or value of business done by the Company with or for each stockholder with respect to pigs sold pursuant to the Feeder Pig Purchase Agreements, Weaned Pig Agreements or the Swine Production Services Agreement. The Company's "net margins" for this purpose generally are equal to the Company's net income under generally accepted accounting principles (taxable income through and including August 31, 1997) attributable to patronage sourced business done with or for the Company's members (determined before reduction for patronage distributions paid by the Company). In this regard, the Company will compute its net income or taxable income, as the case may be, separately for each group of members (including successors and permitted assigns) whose shares of the Company's Common Stock originally were issued in connection with the Company's acquisition or development of one or more feeder or weaned pig production units financed in part thereby. A stockholder's share of the Company's net margins will be payable to him or her after the close of each fiscal year. The Company's Board of Directors has the right to pay the patronage distribution in qualified written notices of allocation, non-qualified written notices of allocation, cash or any combination thereof. The written notices of allocation will be issued in the form of Alliance capital credits. The extent of the cash portion of the patronage distributions will be determined annually and will depend upon the Company's financial condition, results of operation, capital commitments and other factors deemed relevant by the Board of Directors. The Company has entered into various loan agreements and other documentation with its existing lender which restrict the Company's ability to pay patronage distributions in cash. See "Business--Financing" and "-- Federal Income Taxation." The Company's Board of Directors authorized, with the consent and approval of CoBank, the payment of a $670,167 rebate to its members with respect to feeder pigs sold to such members by Alliance during the fiscal year ended August 31, 1996. After the payment of this rebate, the Company does not intend to make any future rebate payments to its members.

                                CAPITALIZATION

     The following tables set forth the capitalization of the Company as of February 28, 1997, as adjusted to give effect to the full advancement of the remaining $142,000 of funds then available under the Company's existing credit facility, and as further adjusted to give effect to the sale of the minimum of 17 Class A Shares, 18 Class B Shares and 24 Class C Shares, respectively, the maximum of 51 Class A Shares, 54 Class B Shares and 72 Class C Shares, respectively, and all 177 Shares offered hereby, the repayment of the non-revolving term loan obtained from Farmland with respect to Alliance's development of its second Illinois facility and the Company's anticipated borrowing of at least $2,720,000 of term debt with respect to the sale of the minimum of 17 Class A Shares and of at least $8,160,000 of term debt with respect to the sale of the maximum 51 Class A Shares offered hereby, for which borrowings the Company seeks to obtain a commitment from its existing lender, the Company's anticipated borrowing of at least $2,160,000 of term debt with respect to the sale of the minimum of 18 Class B Shares and of at least $6,480,000 of term debt with respect to the sale of the maximum 54 Class B Shares offered hereby, for which borrowings the Company seeks to obtain a commitment, and the Company's anticipated borrowing of at least $2,160,000 of term debt with respect to the sale of the minimum of 24 Class C Shares and of at least $6,480,000 of term debt with respect to the sale of the maximum 72 Class C Shares offered hereby, for which borrowings the Company seeks to obtain a commitment. As of the date of this Prospectus, the Company has obtained a commitment until August 31, 1997 for the approximately $2,720,000 of debt financing required with respect to each Minimum Class A Block of Class A Shares
offered hereby.   These tables should be read in conjunction with "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto and other information included elsewhere in this Prospectus.


                                                                  AS OF FEBRUARY 28, 1997
                                                                                      AS FURTHER ADJUSTED FOR THE OFFERING(2)
                                                                                                     MINIMUM
                                                        AS ADJUSTED
                                           ACTUAL      FOR BANK DEBT            CLASS A           CLASS B               CLASS C
   Debt(1).......                       $13,700,124        $13,842,124        $16,562,124       $16,002,124         $16,002,124

   Stockholders' equity:
   Common stock, $.01
    par value; 5,000 shares
    authorized (102 shares
    issued; 102 shares issued,
    as adjusted; and 119 shares
    issued, as further adjusted
    (minimum) ...                                 1                  1                  1                 1                     1

   Class B Common stock, $.01
    par value; 2,500 shares
    authorized (zero shares
    issued; zero shares issued,
    as adjusted; and 18 shares
    issued, as further adjusted
    (minimum) ...

   Class C Common stock, $.01
    par value; 2,500 shares
    authorized (zero shares
    issued; zero shares issued,
    as adjusted; and 24 shares
    issued, as further adjusted
    (minimum) ...

   Additional paid-in
    capital                               7,487,653          7,487,653          8,707,653         8,427,653             8,427,653

   Deficit                               (2,876,898)        (2,876,898)        (2,876,898)       (2,876,898)           (2,876,898)

   Total stockholders'
    equity                                4,610,756          4,610,756          5,830,756         5,550,756             5,550,756

   Total capitalization                 $18,310,880        $18,452,880        $22,392,880       $21,552,880           $21,552,880


   (1) On May 19, 1995, the Company entered into various loan documents with CoBank related to a $23,600,000 secured credit facility. This credit facility provides for up to $18,850,000 of non-revolving term debt and $4,750,000 of revolving term credit. The unused portion of the credit facility expires August 31, 1997 (extended from the original February 28, 1997 expiration date) with respect to the non-revolving term debt and June 20, 2006 with respect to the revolving term credit. As of the date of this Prospectus, the Company intends to enter into negotiations with CoBank to obtain an extension of the CoBank loan or to obtain a commitment for a new loan after the August 31, 1997 expiration of the existing CoBank loan commitment. No assurances can be given that such negotiations will be successful and that such commitment will be obtained on favorable terms, if at all. The Company borrowed $760,000 from Farmland in August 1996 in order to purchase certain real property in Yuma County, Colorado. As of February 28, 1997, the outstanding balance of loans made by CoBank under the credit facility was $13,922,000, and the outstanding balance of the Farmland loan was $816,424. Amounts shown in the As Adjusted column assume that all funds available from the CoBank credit facility and the Farmland loan have been advanced, and amounts shown in the As Further Adjusted columns assume that all funds from the anticipated borrowing of non-revolving term debt and revolving term credit in connection with this offering have been advanced.

    (2)     Net of offering costs.

                                                         AS OF FEBRUARY 28, 1997
                                                                     AS FURTHER ADJUSTED FOR THE OFFERING(2)
                                                                                 MAXIMUM
                                               AS ADJUSTED                                                     ALL THREE
                                 ACTUAL       FOR BANK DEBT      CLASS A         CLASS B        CLASS C         CLASSES
Debt(1)......                  $13,700,124     $13,842,124    $22,002,124     $20,322,124    $20,322,124     $34,962,124

Stockholders' equity:
Common stock, $.01
 par value; 5,000 shares
 authorized (102 shares
 issued; 102 shares
 issued, as adjusted;
 and 153 shares issued,
 as further adjusted                     1               1              2               1              1               2
 (maximum) ..

Class B Common stock,
$.01
 par value; 2,500 shares
 authorized (zero shares
 issued; zero shares
 issued, as adjusted;
 and 54 shares issued,                                                                  1                              1
 as further adjusted
 (maximum) ..

Class C Common stock,
$.01
 par value; 2,500 shares
 authorized (zero shares
 issued; zero shares
 issued, as adjusted; and
 72 shares issued, as                                                                                  1               1
 further adjusted
 (maximum)...

Additional paid-in
 capital ..                      7,487,653       7,487,653     11,427,652      10,587,652     10,587,652      17,907,650

Deficit                         (2,876,898)     (2,876,898)    (2,876,898)     (2,876,898)    (2,876,898)     (2,876,898)

Total stockholders'              4,610,756       4,610,756      8,550,756       7,710,756      7,710,756      15,030,756
 equity ............

Total capitalization           $18,310,880     $18,452,880    $30,552,880     $28,032,880    $28,032,880     $49,992,880



   (1) On May 19, 1995, the Company entered into various loan documents with CoBank related to a $23,600,000 secured credit facility. This credit facility provides for up to $18,850,000 of non-revolving term debt and $4,750,000 of revolving term credit. The unused portion of the credit facility expires August 31, 1997 (extended from the original February 28, 1997 expiration date) with respect to the non-revolving term debt and June 20, 2006 with respect to the revolving term credit. As of the date of this Prospectus, the Company intends to enter into negotiations with CoBank to obtain an extension of the CoBank loan or to obtain a commitment for a new loan after the August 31, 1997 expiration of the existing CoBank loan commitment. No assurances can be given that such negotiations will be successful and that such commitment will be obtained on favorable terms, if at all. The Company borrowed $760,000 from Farmland in August 1996 in order to purchase certain real property in Yuma County, Colorado. As of February 28, 1997, the outstanding balance of loans made by CoBank under the credit facility was $13,922,000, and the outstanding balance of the Farmland loan was $816,424. Amounts shown in the As Adjusted column assume that all funds available from the CoBank credit facility and the Farmland loan have been advanced, and amounts shown in the As Further Adjusted columns assume that all funds from the anticipated borrowing of non-revolving term debt and revolving term credit in connection with this offering have been advanced.

    (2)     Net of offering costs.


                           SELECTED FINANCIAL DATA

     The selected historical financial information presented below reflects the fiscal 1996 and 1995 operations of Alliance, and the fiscal 1994 combined operations of Yuma LLC from September 1, 1993 through July 8, 1994 and of Alliance from July 9, 1994 through August 31, 1994. Such financial information under the captions "Statement of Operations Information" and "Balance Sheet Information" as of and for the fiscal years ended August 31 is derived from the financial statements of Alliance for the period from inception (July 9, 1994) through August 31, 1996 and from the financial statements of Yuma LLC for the period from September 1, 1993 to July 8, 1994, all of which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical financial information as of February 28, 1997, and for the six months ended February 28, 1997 and February 29, 1996 is derived from the unaudited financial statements of Alliance. In the opinion of the Company, such interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. In the opinion of management, the financial condition and results of operations set forth herein cannot be relied upon as being representative of the continuing prospects for the Company. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes thereto and other information included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS
INFORMATION:

                                                       FISCAL YEAR ENDED AUGUST 31,                  SIX MONTHS ENDED FEBRUARY 28,
                                               1996               1995               1994              1997               1996
Net sales                                  $ 7,037,927        $ 1,554,113       $ 2,309,319       $  6,519,998       $ 2,871,276
Cost of goods sold                           6,422,838          1,836,388         1,912,268          5,549,049         3,008,706
Gross income (loss)                            615,089           (282,275)          397,051            970,949          (137,430)

Expenses related to start-up of                426,926            754,756               B               75,668               B
  new facilities and conversion of
  existing facility

Administrative expenses                        369,787            101,927            36,629            214,996           170,565

Loss on sale of breeding stock                 226,738            112,797            56,474             81,020           170,537

Operating income (loss)                       (408,362)        (1,251,755)          303,948            599,265      $   (478,532)

Interest expense                            (1,001,329)          (289,082)           (1,375)          (680,584)         (439,320)

Other income                                    66,604             27,509            28,246             85,786             7,574

                                              (934,725)          (261,573)           26,871           (594,798)         (431,746)

Net income (loss)                         $ (1,343,087)       $(1,513,328)       $  330,819        $     4,467      $   (910,278)

OTHER INFORMATION:

Pigs Sold                                      148,926             46,858            46,014            112,800            67,241

                                                           AS OF AUGUST 31,                    AS OF FEBRUARY 28,
BALANCE SHEET INFORMATION:                    1996               1995               1994              1997
Working Capital (Deficit)                 $  (257,702)       $  1,238,271       $ 1,980,861   $    (1,139,041)

Total Assets                               20,845,613          14,571,940         5,322,834        22,344,378

Shareholders' Equity                        4,606,289           4,627,693         4,860,610         4,610,756


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                                    GENERAL

     The Company commenced operations in July, 1994, following its acquisition of the entire equity ownership rights and interest in Yuma LLC, a Colorado limited liability company in which Farmland and Yuma Cooperative owned 71.5% and 28.5%, respectively, of the outstanding equity interests. Subsequent to the Company's acquisition of Yuma LLC, Yuma LLC was dissolved and liquidated and Alliance received all assets and liabilities of Yuma LLC and continued the feeder pig production operations of Yuma LLC as described herein. As a result of these transactions, a portion of the financial information presented herein relates to the financial condition and results of operations of Yuma LLC. The results of operations for the year ended August 31, 1994 are principally those of Yuma LLC, but also include the results of operations of the Company from July 9, 1994 to August 31, 1994. The results of operations for the years ended August 31, 1996 and 1995, respectively, and the six months ended February 28, 1997 and 1996, respectively, are entirely the results of operations of the Company. Unlike Yuma LLC, Alliance was burdened with debt financing costs during the development and start-up of its feeder pig production facilities. In addition, Alliance generally produces feeder pigs of lighter weight than those of Yuma LLC, and sells its feeder pigs at prices lower than the price at which Yuma LLC sold its feeder pigs.

THREE MONTHS ENDED FEBRUARY 28, 1997 AND FEBRUARY 29, 1996

     Shipments of feeder pigs were higher for the three months ended February 28, 1997 than in the prior year's period. Alliance shipped 57,746 feeder pigs for the quarter ended February 28, 1997 compared to 33,290 feeder pigs shipped for the quarter ended February 29, 1996 for an increase of 73%. Net sales for the quarter ended February 28, 1997 increased to $3,316,983 from $1,443,563 for the prior year period, an increase of $1,873,420, or 130%. The selling price per pig is determined pursuant to the formula established under Alliance's Feeder Pig Purchase Agreements with its members. The selling price is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and an additional $4.50 per pig. The above increase in volume and sales dollars is a result of having six units in production for the quarter ended February 28, 1997 as compared to four units in production for the quarter ended February 29, 1996. The sales price per pig pursuant to the Feeder Pig Purchase Agreement also was higher due to an increase in the twelve month rolling average of operating costs. This increase in the rolling average of operating costs resulted from a decline in feeder pigs shipped per unit. Additionally, a sales rebate of $148,230 was accrued during the quarter ended February 29, 1996 which reduced net sales. During the three months ended February 28, 1997, Alliance did not accrue the sales rebate of $4.50 per pig shipped due to Alliance's decision to no longer pay a sales rebate. Average net sales price was $57.44 and $43.36 during the quarter ended February 28, 1997 and February 29, 1996, respectively.

     Alliance incurred positive gross margins of $347,397 and $12,609 for the three month periods ended February 28, 1997 and February 29, 1996, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to Alliance's sale of feeder pigs to its members. As previously described, the selling price is based on, among other things, Alliance's operating costs on a twelve month historical rolling average. For the second quarter of fiscal 1997, Alliance's net sales price exceeded then current operating costs (at the time pigs were shipped) by $14.37 per pig sold. For the second quarter of fiscal 1996, the net sales price exceeded then current operating costs (at the time pigs were shipped) by $7.19 per pig sold.

     Sales to Farmland for the three month periods ended February 28, 1997 and February 29, 1996 were $1,956,704 and $972,066 respectively. The average net sales price per head was $57.44 and $43.36 and the average industry market price per head was $56.20 and $34.66 during 1997 and 1996, respectively.

     Loss on sale of breeding stock was $21,362 for the three months ended February 28, 1997 as compared to $96,146 for the prior year period. This decrease is attributable to the existence of more newly developed facilities culling animals during the second quarter of fiscal 1996 as compared to more mature facilities culling animals during the second quarter of fiscal 1997.

     Administrative expenses were $122,027 for the three months ended February 28, 1997 compared to $96,898 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees.

     Interest expense of $357,932 for the three months ended February 28, 1997 as compared to $222,744 for the prior year period, was incurred in financing the development of four existing and two new feeder pig facilities. This increase is primarily due to the increase in the outstanding loan balance. As of February 28, 1997, Alliance had borrowed $13,922,000 from CoBank for construction and start up costs and $816,424 from Farmland for the purchase of land which is intended to be used for future expansion.

     Alliance incurred a net loss of $110,670 for the three months ended February 28, 1997 compared to a net loss of $397,770 for the prior year period. The net loss for the second quarter of fiscal 1997 was attributable to the current costs exceeding the rolling average cost that per pig sales prices are based on, caused by a decrease in productivity from the first quarter of fiscal 1997 due to herd health issues, partially offset by decreasing corn prices. The net loss for the second quarter of fiscal 1996 was attributable primarily to then current costs exceeding the rolling average cost that per pig sales prices are based on, caused in part by high death loss due to herd health issues, as well as rising corn prices. In addition to operating risks and uncertainties associated with any business, Alliance's ability to generate net income is limited by any start-up expenses that are incurred with respect to facilities development and by the selling price formula feeder pigs that contains a $4.50 production margin.

SIX MONTHS ENDED FEBRUARY 28, 1997 AND FEBRUARY 29, 1996

     Shipments of feeder pigs were higher for the six months ended February 28, 1997 than in the prior year's period. Alliance shipped 112,800 feeder pigs for the six months ended February 28, 1997 compared to 67,241 feeder pigs shipped for the six months ended February 29, 1996 for an increase of 68%. Net sales for the six months ended February 28, 1997 increased to $6,519,998 from $2,871,276 for the prior year period, an increase of $3,648,722 or 127%. The selling price per pig is determined pursuant to the formula established under Alliance's Feeder Pig Purchase Agreements with its members. The selling price is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and an additional $4.50 per pig. The above increase in volume and sales dollars is primarily due to six units operating at full capacity for the six months ended February 28, 1997 as compared to four units operating at full capacity for the six months ended February 29, 1996.
The sales price per pig pursuant to the Feeder Pig Purchase Agreement also was higher due to an increase in the twelve month rolling average of operating costs. Additionally, a sales rebate of $301,010 was accrued during the six months ended February 29, 1996 which reduced net sales. During the six months ended February 28, 1997, Alliance did not accrue the sales rebate of $4.50 per pig shipped due to Alliance's decision to no longer pay a sales rebate. Average net sales price was $57.80 and $43.07 during the six months ended February 28, 1997 and February 29, 1996, respectively.

     Alliance incurred a positive gross margin of $970,949 and a negative gross margin of $137,430 for the first half of fiscal 1997 and fiscal 1996, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to Alliance's sale of feeder pigs to its members. As previously described, the selling price is based on, among other things, Alliance's operating costs on a twelve month historical rolling average. For the first half of fiscal 1997, Alliance's net sales price exceeded then current operating costs (at the time pigs were shipped) by $14.73 per pig sold. For the first half of fiscal 1996, the net sales price exceeded then current operating costs (at the time pigs were shipped) by $6.90 per pig sold.

     Sales to Farmland for the first half of fiscal 1997 and 1996 were $3,961,082 and $1,945,808 respectively. The average net sales price per head was $57.80 and $43.07 and the average industry market price per head was $53.99 and $35.73 during 1997 and 1996, respectively.

     Loss on sale of breeding stock was $81,020 for the six months ended February 28, 1997 as compared to $170,637 for the prior year period. This decrease is attributable to the existence of more newly developed facilities culling animals during the first half of fiscal 1996 as compared to more mature facilities culling animals during the first half of fiscal 1997.

     Administrative expenses were $214,996 for the six months ended February 28, 1997 compared to $170,565 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees.

     Interest expense of $680,584 for the six months ended February 28, 1997 as compared to $439,320 for the prior year period, was incurred in financing the development of four existing and two new feeder pig facilities. This increase is primarily due to the increase in the outstanding loan balance.

     Alliance incurred net income of $4,467 for the six months ended February 28, 1997 compared to a net loss of $910,278 for the prior year period. The small net income for the first half of fiscal 1997 was partially attributable to an improvement in productivity at the beginning of the fiscal year which decreased throughout the first half of fiscal 1997 due to herd health issues, offset by decreasing corn prices. The net loss for the first half of fiscal 1996 was attributable primarily to then current costs exceeding the rolling average cost that per pig sales prices are based on, caused in part by high death loss due to herd health issues, as well as rising corn prices. Additionally, Alliance's net sales price for pigs exceeded current operating costs in the first half of fiscal 1997 by $7.83 more than in the first half of fiscal 1996. Alliance also accrued a $301,010 rebate in the first half of fiscal 1996 that was not accrued in the first half of fiscal 1997.

FISCAL YEARS ENDED AUGUST 31, 1996 AND 1995.

     Shipments of feeder pigs were higher for the fiscal year ended August 31, 1996 than in the prior year=s period. Alliance shipped 148,926 feeder pigs during fiscal 1996 compared to 46,858 feeder pigs shipped during fiscal 1995, an increase of approximately 218%. Net sales for the fiscal year ended August 31, 1996 increased to $7,037,927 from $1,554,113 for the prior year, an increase of $5,438,814 or approximately 350%. This increase in volume and sales dollars is primarily due to four units operating for the fiscal year ended August 31, 1996 versus one unit for the fiscal year ended August 31, 1995 and the change in Alliance's contract price, effective July 13, 1995, to include $4.50 per pig in addition to the financing cost and operating cost on which the price was previously based.

     Alliance=s sales for the fiscal year ended August 31, 1996 have been reduced by the accrual of a rebate of $670,167 that is intended to be paid to its members with respect to feeder pigs sold to such members by Alliance during such fiscal year. See "Patronage Distribution Policy." Alliance incurred a positive gross margin of $615,089 and a negative gross margin of $282,275 for fiscal 1996 and 1995, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to the Company's sale of feeder pigs to its members. The selling price for Alliance's feeder pigs is based on, among other things, the 12-month rolling average of operating costs per pig. For the fiscal year ended August 31, 1996, the Company's operating costs at the time pigs were sold (the then current operating costs) exceeded the historical rolling average of operating costs by $0.09 per head sold. For the fiscal year ended August 31, 1995, the Company's then current operating costs exceeded the historical rolling average of operating costs by $6.37 per head sold. The substantial difference between fiscal 1995's then current operating costs and historical rolling average operating costs is principally due to Alliance's culling of a greater portion of its herd than is customary in order to accommodate their replacement with multiplier unit animals, in addition to the resulting decline in production.

     Sales to Farmland (including sales to Farmland of Yuma Cooperative's share of feeder pigs produced by the Company) for fiscal 1996 and 1995 were $5,035,160
and $1,467,069, respectively.   The average net sales price per head was $48.12
and $33.16 and the average industry market price per head was $41.15 and $32.17 during 1996 and 1995, respectively.

     Alliance recorded start-up costs of $426,926 and $754,756 relating to the operation of new production facilities during the fiscal years ended August 31, 1996 and 1995, respectively, and conversion of the existing unit to a multiplier unit during the fiscal year ended August 31, 1995. All costs for the fiscal year ended August 31, 1996 and $647,751 of the costs for the fiscal year ended August 31, 1995 were comprised of utilities, feed, labor and other general expenses prior to the operation of the new feeder pig production facilities, and $107,005 of the costs for the fiscal year period ended August 31, 1995 were attributable to the conversion of the existing 2,450-sow feeder pig unit from a commercial sow unit to a multiplier sow unit.

     Loss on sale of breeding stock was $226,738 for the fiscal year ended August 31, 1996 as compared to $112,797 for the prior year period. This increase is attributable to the existence of newly developed facilities in fiscal 1995, from which culling of animals was not necessary until near the end of that fiscal year, as compared to more mature facilities in fiscal 1996, from which culling of animals occurred throughout that fiscal year.

     Administrative expenses were $369,787 for the fiscal year ended 1996 compared to $101,927 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees.

     Interest expense of $1,001,329 for fiscal 1996 compared to $289,082 for fiscal 1995 was incurred in financing the development of the four existing and two new feeder pig production facilities.

     Alliance incurred a net loss of $1,343,087 for the fiscal year ended August 31, 1996 compared to a net loss of $1,513,328 for the prior year period. The fiscal 1996 loss was attributable to $426,926 of start-up expenses related to the development of two feeder pig production facilities and a loss of $226,738 on the sale of breeding stock. The remaining amount of the net loss is primarily attributable to current costs exceeding the rolling average cost that per pig prices are base on, caused in part by high death loss due to herd health issues, as well as rising corn prices. The fiscal 1995 loss was attributable to $754,756 of start-up expenses related to facilities development and a loss of $112,797 on the sale of breeding stock. In addition, the Company's operating costs at the time pigs were sold during both fiscal 1996 and 1995 exceeded the historical rolling average of operating costs from which the selling price for pigs was based. During all of fiscal 1996, the selling price for Alliance's feeder pigs was based on the 12-month rolling average of operating costs per pig, the debt service financing cost per pig, and a $4.50 per pig production margin. The Company accrued a $670,167 rebate, however, that is intended to provide each member with a $4.50 payment per pig sold to such member during fiscal 1996; thereby effectively eliminating the production margin. The $4.50 per pig production margin was not added to the price of feeder pigs sold during fiscal 1995 until after July 13, 1995. In addition operating risks and uncertainties associated with any business, the Company's ability to generate net income is limited by any start-up expenses that are incurred with respect to facilities development, by the Company's selling price formula for feeder pigs that contains a $4.50 production margin, and by the possible return of all or a portion of such rebate to the Company's members.

FISCAL YEARS ENDED AUGUST 31, 1995 AND 1994.

     Shipments of feeder pigs from the Company's feeder pig production facilities were sustained at approximately the same level for the fiscal year ending August 31, 1995 as were made in the prior fiscal year. The Company shipped 46,858 feeder pigs in the fiscal year ended August 31, 1995 as compared to 46,014 feeder pigs shipped in the prior fiscal year.

     Although the level of production for fiscal 1995 was comparable to that for fiscal 1994, net sales for fiscal 1995 declined to $1,554,113 from $2,309,319 for the prior year period, a decline of $755,206 or approximately 32.7%. This decline resulted from a reduction in the average selling price of feeder pigs from $51.04 per pig in fiscal 1994 to $33.16 in fiscal 1995. In addition, the selling price per pig for approximately ten months of fiscal 1995 was determined pursuant to the formula established under the Company's Interim Feeder Pig Purchase Agreements with Farmland and Yuma Cooperative, which selling price is substantially less than would have been obtained under the feeder pig marketing agreement to which Yuma LLC was a party in fiscal 1994. Finally, the Company currently markets a feeder pig of lighter weight than that previously marketed by Yuma LLC in fiscal 1994, which further accounts for the reduction in the sales price per pig. The decline in net sales more than offset the $75,880 reduction in cost of goods sold from $1,912,268 in fiscal 1994 to $1,836,388 in fiscal 1995.

     In fiscal 1995, the Company incurred expenses of $754,756 related to the start-up of three feeder pig production facilities and the conversion of the existing facility to a multiplier unit. The start-up costs attributable to the three new facilities, including utilities, feed, labor and other expenses, accounted for $647,751 and the remaining $107,005 was due to the conversion of an existing feeder pig facility to a multiplier unit and the related replacement of commercial sows with more expensive multiplier sows. This conversion began in August 1994 and was substantially complete in January 1995. Productivity declined to an average of 17.4 feeder pigs per sow in inventory for fiscal 1995 from an average of 18.8 feeder pigs per sow in the prior fiscal year as the Company culled a greater portion of its herd than was customary in order to accommodate their replacement with multiplier unit animals. This herd culling also accounts for the increased loss on sale of breeding stock from $56,474 for the year ended August 31, 1994 to $112,797 for fiscal 1995. With the completion of the facility conversion, management is hopeful that productivity and loss on sale of breeding stock levels will be comparable to fiscal 1994 levels. No start-up and conversion expenses were incurred by the Company in fiscal 1994.

     Administrative expenses were $101,927 for the year ended August 31, 1995 as compared to $36,629 for the prior fiscal year. This increase was attributable to $26,932 of amortization expenses for organizational costs and loan origination fees, $33,102 of legal fees and $41,893 of miscellaneous expenses, including administrative employee salaries and office equipment lease payments.

     Interest expense was $289,082 for the year ended August 31, 1995 as compared to $1,375 for the prior year period. Interest for the year ended August 31, 1995 was due to interest incurred on financing the construction of three feeder pig production facilities. After repaying the remaining balance of its long-term debt in October, 1993, the Company had no long-term indebtedness for the remainder of fiscal 1994. As of August 31, 1995 Alliance had borrowed $9,165,000 from CoBank.


LIQUIDITY AND CAPITAL RESOURCES

     At February 28, 1997, the Company reported a working capital deficit of $1,139,041 and total assets of $22,344,378. The Company issued 17 shares of Class A Common in October 1995 for net proceeds of approximately $1,324,461.
The Company used these funds, in combination with $3,219,899 of net proceeds from previous sales of Class A Common and borrowings of $14,738,424 through February 28, 1997, for the development, population, and start-up of five feeder pig production facilities in Yuma County, Colorado and one feeder pig production facility in Wayne County, Illinois.


     As of the date of this Prospectus, the Company has 102 shares of Class A Common issued and outstanding and no issued and outstanding shares of Class B Common or Class C Common, and is offering an additional 51 Class A Shares, 54 Class B Shares and 72 Class C Shares to qualified prospective investors. As of February 28, 1997, $142,000 was immediately available to Alliance under its credit facility with CoBank. JWA[2]An additional $211,000 of term loans is to became available approximately 90 days following completion of construction of the Company's first Illinois facility (anticipated to occur in May 1997). In the opinion of management, these arrangements for debt capital are adequate for Alliance=s present operating and capital plans. In the event that an additional 51 shares of Class A Common are issued and sold prior to the August 31, 1997 expiration of the CoBank loan commitment, another $8,160,000 would be eligible for borrowing. The net proceeds from any such sale of Class A Common, together with such additional borrowings, would be used for future capital expansion of up to three additional feeder pig production facilities, including the Company's second facility in Wayne County, Illinois. There can be no assurance that any additional shares of Class A Common will be sold and that the additional borrowing required for such capital expansion would be available. As of the date of this Prospectus, the Company intends to enter into negotiations with CoBank to obtain an extension of the CoBank loan and to obtain a commitment for a new loan with respect to the offering of Class B Common and Class C Common and to take the place of the existing CoBank loan commitment that is scheduled to expire on August 31, 1997. No assurances can be given that such negotiations will be successful and that such commitments will be obtained on favorable terms, if at all.


     During the six months ended February 28, 1997, Alliance made capital expenditures of $516,764 for the construction of its fifth feeder pig production facility in Yuma County, Colorado and its first feeder pig production facility in Wayne County, Illinois, as well as capital expenditures of $399,650 for the acquisition of real property on which additional facilities could be developed, and capital expenditures of $900,271 for the construction of its second feeder pig production facility in Wayne County, Illinois. The remaining capital expenditures were for replacement of breeding stock and the completion of construction related to the Company's first four facilities.

     The Company has commenced development of a second feeder pig production facility in Wayne County, Illinois. Alliance estimates that an additional $2,300,000 of facilities development costs will be incurred before the facility is operating at full capacity. As more fully described below, the Company has agreed with CoBank and Farmland concerning the provision of the necessary financing of such costs, which financing will consist of an advance of $2,720,000 under the CoBank credit facility and a loan from Farmland of $1,360,000 (including $200,000 previously loaned by Farmland to Alliance).

     On May 19, 1995, the Company entered into various loan documents with CoBank related to a $23,600,000 secured credit facility. This credit facility provides for up to $18,850,000 of non-revolving term debt and $4,750,000 of revolving term credit. Proceeds from the term debt may be used for construction of feeder pig production facilities and are advanced by CoBank as construction costs are incurred by Alliance. Proceeds from revolving term credit may be used for working capital and other purposes. The actual advance of funds under this credit facility is subject to the satisfaction of certain conditions precedent and may be withdrawn or terminated by CoBank under certain circumstances. No assurances can be given that the funding conditions precedent will be satisfied and that the Company will be able to obtain sufficient financing when needed, or that alternative sources of financing will be available on acceptable terms. In addition, the unused portion of the credit facility expires August 31, 1997 with respect to the non-revolving term debt and June 20, 2006 with respect to the revolving term credit. As of the date of this Prospectus, the Company intends to enter into negotiations with CoBank to obtain an extension of the CoBank loan or to obtain a commitment for a new loan after the August 31, 1997 expiration of the existing CoBank loan commitment. No assurances can be given that such negotiations will be successful and that such commitment will be obtained on favorable terms, if at all.

     The availability of non-revolving term debt and revolving term credit under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. The availability of $6,330,000 of unused term loans and $1,830,000 of revolving term credit under the CoBank credit facility is restricted and may be made available to the Company only to the extent that additional equity investment is made in the Company. With respect to each additional equity investment of $1,360,000 obtained by the Company (e.g., 17 shares of Common Stock sold for at least $80,000 each) prior to the August 31, 1997 expiration of the CoBank loan commitment, the Company is entitled to obtain advances under the credit facility of $2,720,000 ($2,110,000 of term loans and $610,000 of revolving term credit), up to an aggregate of $8,160,000. The Company has agreed with CoBank and Farmland that it may obtain an advance under the CoBank credit facility of $2,720,000 and a loan from Farmland of $1,360,000 (including $200,000 previously loaned by Farmland to Alliance), without the necessity of satisfying the additional equity investment requirement. See "Business--Financing."

     Installments of principal and interest under the Company's credit facility are payable monthly in arrears by the 20th day of the month. Principal payments with respect to the initial $8.3 million of non-revolving term loans are to be made in 114 monthly installments of $72,500 each, beginning January 20, 1996, with the remaining unpaid balance being due and payable on July 20, 2005. Principal payments pursuant to the loan terms with respect to each $2,100,000 of new non-revolving term loans are to be made in monthly installments of $18,700 each, beginning on the 20th day of the eighteenth month following the date of the initial advance of such $2,110,000 loan. Principal payments pursuant to the loan terms with respect to the revolving term loan are to be made in 24 equal monthly installments of the principal that is outstanding as of the June 20, 2006 expiration of the revolving loan commitment, beginning on the 20th day of the month following the payment in full of the new non-revolving term loan (but in no event later than March 20, 2008). Interest accrues on the outstanding principal balance of the loan at a rate equal to either (i) a variable rate equal to CoBank's then national variable rate plus 1.25%, or (ii) CoBank's then quoted rates for fixed rate loans, as may be elected from time to time by the Company. As of February 28, 1997, interest accrued on the outstanding principal balance of the loan at a rate of 9.5% per annum (calculated by adding 125 basis points to CoBank's national variable rate of 8.25% in effect as of such date). See "Business--Financing."

     During the course of the loan, the Company may be required to make equity investments at a rate not to exceed 1% of the average five-year principal loan balance (which equity investments may be satisfied out of CoBank's non-cash patronage distributions) until the Company meets CoBank's target level of equity investment, which currently is 11.5% of the Company's average five-year principal loan balance. In addition, the Company is required to comply with various affirmative and negative covenants, including but not limited to (i) maintenance of at least $2,250,000 of equity, plus $550,000 of equity for each facility developed by the Company after its initial four facilities (the Company had $4,610,756 of equity as of February 28, 1997), (ii) maintenance of modified working capital (calculated as current assets, plus available revolving term credit, minus current liabilities (excluding the current portion of term debt payments)) of at least $210,000, plus $98,000 of modified working capital for each facility developed by the Company after its initial four facilities (the Company had $41,259 of modified working capital as of February 28, 1997), (iii) provision of monthly financial statements and audited annual financial statements to CoBank, (iv) restrictions on the occurrence of additional indebtedness, (v) restrictions on certain liens, mergers, sales of assets, investments, guaranties, loans, advances and business activities unrelated to existing operations, and (vi) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of the Company's earnings, surplus or assets. The Company was in compliance with each of these covenants as of February 28, 1997, except the modified working capital covenant as to which the Company has obtained a waiver from CoBank as of February 28, 1997. Management believes that Alliance will have the ability to maintain compliance with the above covenants in the foreseeable future. See "Business--Financing."

     The Company intends to continue to operate its existing feeder pig production facilities and sell feeder pigs produced therefrom. Funding of the ongoing operation of its facilities will be provided from the sale of feeder pigs and available working capital. The Company believes that such funding sources are adequate for current operations. The Company also intends to develop weaned pig production facilities and sell weaned pigs produced therefrom. As of the date of this Prospectus, the Company has not obtained a commitment from any lender for the provision of the requisite term debt financing for such development efforts.

     Cash used by Alliance in its operating activities totaled $280,449 during the fiscal year ended August 31, 1996 compared with $1,045,286 in the prior year period This decrease in cash used reflects the improvement in operations before provision for depreciation and amortization and accrual for rebates offset in part by increased inventories. Other major uses of cash include $8,808,888 for capital additions or improvements, $1,366,333 for acquisition of additional inventory and $580,000 for payments applied to the Company=s outstanding long term debt. Cash provided by Alliance in its operating activities totaled $2,132,967 for the six months ended February 28, 1997 compared with $286,505 used by Alliance in its operating activities in the prior year period. The increase in cash provided by operating activities is primarily attributable to the improvement in operations before the provision for depreciation and amortization.

     Major sources of cash for the fiscal year ended August 31, 1996 included $1,321,683 received from the issuance and sale of 17 shares of the Company=s Class A Common, $3,798,000 of long term debt, and an increase of $1,276,000 in the Company=s revolving term credit.

INCOME TAXES

     The Company is a Colorado cooperative association. Results of its operations for the years ended August 31, 1996 and 1995 were a loss of $1,343,087 and $1,513,328, respectively. Deferred income taxes have not been provided, because all sales are to members and all future sales are anticipated to be to members. Accordingly, no taxable income resulted for any of these periods and no provision is made for income taxes by the Company.

INFLATION

     Inflation is believed to have a relatively minor impact on the operations of the Company. While certain costs, such as salaries, are affected by inflation, the Company believes that the factors which most affect its results of operations are the cost of feed and other inputs and the productivity of the breeding stock herd which are each influenced by a variety of factors. Further, the Company will sell its feeder and weaned pig production under terms which cause the sales price of feeder pigs to be adjusted for changes in the cost of production per unit, including increases in costs caused by inflation. The precise impact of inflation on the Company's costs is not readily ascertainable.

RECENT ACCOUNTING PRONOUNCEMENT

     Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("Statement 121") is effective for fiscal years beginning after December 15, 1995 (Alliance's 1997 fiscal year). Statement 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of Statement 121 did not have a significant impact on Alliance=s financial statements.

                                   BUSINESS

GENERAL

     The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and intends to engage in the production of weaned pigs for sale of its members who own shares of Class B Common or Class C Common. The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC from Farmland and Yuma Cooperative, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), one 2,450-sow feeder pig production facility located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one additional feeder pig facility of comparable size in Wayne County, Illinois. See "Business--Expansion" and "Business--Facilities."

     The Company's business strategy is to produce feeder and weaned pigs for sale to its members at competitive prices by utilizing modern facilities, management practices designed to maximize productivity and high quality genetically consistent breeding stock. The Company intends to expand its existing feeder pig production operations by using the net proceeds from the sale of additional shares of its Class A Common, together with term debt borrowings, to develop or acquire and thereafter operate additional 2,450-sow feeder pig production facilities, and to develop weaned pig production operations by using the net proceeds from the sale of shares of its Class B Common or Class C Common, together with term debt borrowings, to develop or acquire and thereafter operate 2,450-sow weaned pig production facilities. In this regard, the Company intends to use the net proceeds from the sale of each block of 17 shares of Class A Common, together with term debt borrowings, to develop or acquire one such feeder pig production facility, to use the net proceeds from the sale of each block of 18 shares of Class B Common, together with term debt borrowings, to develop or acquire one such weaned pig production facility, and to use the net proceeds from the sale of each block of 24 shares of Class C Common, together with term debt borrowings, to develop or acquire one such weaned pig production facility. Accordingly, the net proceeds from the sale of the 51 Class A Shares offered hereby, together with term debt borrowings, are intended to be used to develop and operate up to three additional 2,450-sow feeder pig production facilities, the net proceeds from the sale of the 54 Class B Shares offered hereby, together with term debt borrowings, are intended to be used to develop and operate up to three 2,450-sow weaned pig production facilities, and the net proceeds from the sale of the 72 Class C Shares offered hereby, together with term debt borrowings, are intended to be used to develop and operate up to three 2,450-sow weaned pig production facilities. As of the date of this Prospectus, the Company was in the process of developing its second Illinois feeder pig production facility. The Company intends to apply the net proceeds from the sale of the first Minimum Class A Block of 17 Class A Shares offered hereby to the development of this facility, including the repayment of up to $1,360,000 of any related debt financing, together with interest thereon, provided by Farmland. See "Description of Business--Financing."



     Operation of the Company's facilities is the responsibility of the management staff of the Company. The Company has contracted with Farmland to provide certain administrative services to the Company, including accounting, production record keeping, feed and other input purchasing, employee training, and breeding stock replacement logistics. See "Business--Employees," "Management" and "Certain Relationships and Related Transactions."


     The Company has entered into contractual arrangements with certain of its members, including Farmland and Yuma Cooperative. Pursuant to the Swine Production Services Agreement between the Company and Farmland, Farmland has agreed to provide certain administrative, advisory and consulting services to the Company. Pursuant to the Feed Purchase Agreement between the Company and Yuma Cooperative, Yuma Cooperative has agreed to provide Alliance with feed-grains and feed additives for the production of feed at Yuma Cooperative's contract rates. Farmland and Yuma Cooperative, as members, have contracted to purchase a share of the feeder pigs to be produced by the Company under the same terms required of the Company's other members except that during the period commencing on July 13, 1994 and ending on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members, the price paid by Farmland and Yuma Cooperative for feeder pigs was based only on the Company's operating cost per pig; provided, however, that such price was increased by $4.50 per feeder pig after July 13, 1995. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Farmland and Yuma Cooperative for feeder pigs is and will be under terms comparable to those applicable to the Company's members pursuant to the Feeder Pig Purchase Agreements. Finally, the Company has agreed to provide Farmland the first opportunity to purchase any feeder and weaned pigs produced by the Company in excess of the Company's supply commitments to other members or that other members have failed to purchase during the term of the Swine Production Services Agreement (and in no event less than the five year period ending July 13, 1999). The Company intends to cause any such excess production of weaned pigs, however, to be retained by the Company for developement into feeder pigs. See "Certain Relationships and Related Transactions" and "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."



     Hog production is subject to substantial risks. Success is dependent upon obtaining high levels of breeding stock productivity, controlling the cost and efficiency of purchased feed and other inputs while minimizing herd exposure to disease or other factors which can adversely impact the operation. See "Risk Factors."

BUSINESS ENVIRONMENT

     The pork industry has undergone substantial change in recent years, with respect to the production and processing of hogs. The Company believes that current economics of the industry favor large, well-capitalized hog producers, which use consistent, high-quality breeding stock and employ management practices designed to maximize productivity. As a result, hog production has become increasingly differentiated between large-scale farrowing operations producing feeder pigs and less capital intensive smaller-scale hog finishing operations.

     Concentration of Production. The last decade saw a dramatic increase in the concentration of hog production in larger scale facilities and a corresponding decline in the number of farms producing hogs. Based on data available from the U.S. Department of Agriculture, the number of farms producing hogs in the United States has declined, while the percentage of the nation's total hog inventory held on farms having more than a 500 head inventory, as well as the average number of hogs per farm, has increased.

     The Company believes there are several causes for the increasing concentration of hog production into the hands of larger producers. Large, specialized hog producers may be able to produce hogs for lower cost than smaller scale independent farmers through economies of scale and the use of improved genetics, nutrition, and management practices, many of which are more easily implemented in modern, large-scale facilities. Since this cost advantage would seem to be more readily available to those making a substantial investment in facilities, efficient hog production has become a capital-intensive industry. The Company believes that in the wake of the "agricultural crisis" of the mid-1980's, capital for hog production has become more difficult to obtain and has presented an increasingly large barrier to entry. Additionally, packers generally pay premiums to producers both for the supply of a large volume of hogs and for providing hogs of superior carcass merit with respect to the yield, leanness and consistency. Larger operations populated with genetically consistent stock bred for high productivity and carcass quality therefore may be able to obtain a premium on the sale of their hogs that may not be available to smaller producers.

     Production Differentiation. In addition to the increasing concentration of hog production in larger scale facilities, hog production increasingly has become differentiated between feeder pig production operations (which includes operations relating to the production of weaned pigs) and pig finishing operations. The Company believes that this is partly the result of three-site management practices which dictate the separation of production into three stages: breeding through farrowing; nursery; and finishing; with each phase of production being conducted in separate locations to minimize the risk of
transmission of disease.   In producing feeder pigs, the Company engages in the
first two of these stages of production, while the Company's production of weaned pigs will involve only the first of these stages of production.

     Production of feeder and weaned pigs -- which is less dependent upon variable feed cost and more dependent upon herd health, facilities and breeding stock investment -- is increasingly being conducted in specialized facilities. Finishing of hogs to market weight, the economics of which are principally driven by feed cost, is increasingly handled by producers engaged exclusively in the finishing of hogs, with many of those producers finishing hogs under contract to the producer of the feeder pig. The Company believes that this increasing specialization is attributable to the capital intensive nature of farrowing operations and the complexity of management.

BREEDING STOCK

     Fully populated, each of the Company's feeder and weaned pig production facilities which is either in existence, under development or proposed is anticipated to be stocked with approximately 2,450 sows. The Company intends to maintain an adequate population of female-line grandparent stock in its multiplier units to produce commercial gilts for use by the Company in any future facilities development or to replace the commercial herd as it is culled or lost to death. Barrows and any excess gilts from the multiplier units will be sold by the Company as feeder or weaned pigs.

     The Company's feeder and weaned pigs have been and will continue to be produced from genetically consistent breeding stock. The Company currently utilizes breeding stock from both DeKalb Swine Breeders and Pig Improvement Company ("P.I.C."), but intends to discontinue the use of breeding stock obtained from DeKalb Swine Breeders by the Autumn of 1997. As further improvements in genetics are recognized, the characteristics of the Company's breeding stock may change. The Company intends to continually evaluate the cost and characteristics of breeding stock developed by other producers, and, in the Company's discretion, to populate all or a portion of its facilities with such breeding stock.

     The Company continually culls a portion of its breeding herd and replaces these animals with new breeding stock in order to maintain the productivity of its breeding herd. The selection of animals to be culled is based on subjective determinations as to the animal's productivity, which generally declines as the animals mature. The Company believes that it is positioned to generate all or substantially all of its breeding stock replacements through its breeding stock multiplier herd. The Company believes that its multiplier units are and will be able to produce virtually all of the replacement gilts and initial breeding stock populations required by the Company for the foreseeable future. The Company believes that its internal production of replacement gilts will result in the cost of its breeding stock replacements being lower than could be obtained from outside sources and will preserve the Company's control over its entire operation. No assurance can be given that the Company will be successful in producing any portion of its required breeding stock replacements or that the cost for such replacements will be lower than could be obtained from outside sources.

     With respect to each facility under development or proposed, the Company intends to place breeding stock in the facility over a five month period beginning with the completion of the facility's breeding building. It is anticipated that approximately 800 head of breeding stock will be delivered to the facility in the first month followed by deliveries of 400 to 450 head over the remaining four months until the facility is fully stocked. Following an initial resting period of 45 to 60 days in order to acclimate and monitor each group of breeding stock, breeding will be commenced.

     Alliance implemented an artificial insemination ("AI") program in its Colorado operations and plans to use AI in its other facilities. Although no assurances can be given, Alliance believes that the use of AI will allow more rapid improvements in carcass quality and assist in maintaining higher health status of the herds.


     Alliance has begun planning operations to depopulate the five 2,450-sow feeder pig production facilities located in Yuma County, Colorado in order to repopulate these units with P.I.C. females. It is anticipated that sourcing for this repopulation will be from Alliance's Illinois facility, which is a P.I.C. multiplier unit. The P.I.C. females are to be finished into breeding sows on the facilities of independent Colorado producers. In this regard, Alliance has contracted with Farmland for the use of facilities as to which Farmland has acquired rights from the owners of such facilities. See "Certain Relationships and Related Transactions--Farmland." Although no assurances can be given, management believes that the repopulation eventually will improve both productivity and health of the sow units and may result in improved production results in both nursery and finishing pig performance. Repopulation is expected to begin in August 1997 with P.I.C. feeder pigs available in October 1997. Completion of the repopulation project is anticipated to occur by June 1998.



PURCHASE OF FEED AND OTHER INPUTS

     Farmland has agreed to assist the Company in arranging for the provision of the Company's requirements for feed and other inputs, including animal health products, pursuant to the Swine Production Services Agreement between the Company and Farmland. The Company intends to purchase a portion of these products from Yuma Cooperative upon the prices and terms set forth in the Feed Purchase Agreement between the Company and Yuma Cooperative. Farmland will establish the specifications of all supplies purchased, as well as for the purchasing and delivery of all requirements in coordination with the Company. See "Certain Relationships and Related Transactions."

     The Company's Feed Purchase Agreement with Yuma Cooperative provides for the Company's purchase of feed manufactured by Yuma Cooperative on a delivered cost basis to be determined based upon a fixed charge for the grinding, mixing, and delivery of feed ($14 per ton as of November 1, 1996), in addition to the
actual delivered cost of the feed ingredients.   Feed rations which are pelleted
are subject to a surcharge ($7 per ton as of November 1, 1996). Both the fixed charge and the surcharge are subject to annual increases in November of each year corresponding to any increases in the Consumer Price Index--Retail Items. Corn provided by Yuma Cooperative for use in feed generally is sold to the Company at delivered cost plus, in the absence of available Company grain storage facilities, a $.10 per bushel handling fee. The Company has the right under the Feed Purchase Agreement, in its sole discretion, to purchase and provide its own corn for feed manufacturing. Corn and soybean meal may be substituted from time to time with other ingredients meeting equivalent nutritional requirements based upon temporal price differentials. See "Risk Factors," "Business--Sale of Animals" and "Certain Relationships and Related Transactions."


     The Company believes that feed costs presently account for approximately 35% to 40% of the cost of producing a feeder pig and that feed costs will account for approximately 20% and 25% of the cost of producing a weaned pig.
The principal components of swine feed are corn and soybean meal, which are commodities subject to substantial fluctuations in cost due to changing market conditions, seasonality, and regional variations. While the Company intends to recover changes in feed costs by making corresponding adjustments in the selling prices for its feeder and weaned pigs, the actual changes in the sales price of feeder and weaned pigs will lag changes in feed cost because the Company determines the cost of feeder pigs on a twelve month historical rolling average basis and intends to determine the cost of weaned pigs on a five month historical rolling average basis. This pricing method may adversely impact the Company's operations in the event of sudden movements, or continual increases, in the cost of feed or other inputs. See "Certain Relationships and Related Transactions," "Business--Sale of Animals," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."

SALE OF ANIMALS

     The Company intends to sell its feeder and weaned pigs to its members. Accordingly, the Company has contracted with its members (and intends to contract with investor members in connection with the offering of Shares made hereby) for the sale of the feeder and weaned pigs produced at the Company's facilities. Feeder Pig Purchase Agreements (a form of which is attached hereto as Exhibit B) are to be executed by investors in connection with the offering of Class A Shares made hereby as a condition to a subscription for Class A Shares. Weaned Pig Purchase Agreements (a form of which is attached hereto as Exhibit C) are to be executed by investors in connection with the offering of Class B Shares made hereby as a condition to a subscription for Class B Shares. Class C Weaned Pig Purchase Agreements (a form of which is attached hereto as Exhibit D) are to be executed by investors in connection with the offering of Class C Shares made hereby as a condition to a subscription for Class C Shares. Investors in the Company will be required to purchase, and the Company will be required to sell, lots of feeder pigs produced by the Company in amounts proportionate to the respective member's pro rata share of the Company's Class A Common, but in no event greater than two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis. Presently, each share of Class A Common held in the Company will entitle the respective member to contract to purchase one delivery allotment per 102-allotment block made available to the members under the Feeder Pig Purchase Agreements. Similarly, investors in the Company will be required to purchase, and the Company will be required to sell, lots of weaned pigs produced by the Company that are to be sold to members in amounts proportionate to the respective member's pro rata share of the Company's Class B Common or Class C Common, as the case may be, but in no event greater than two and seven-tenths (2.7) lots per share of Class B Common on a prospective rolling 12-month basis and in no event greater than two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. The lots of feeder and weaned pigs purchased by the respective member from time to time will not necessarily be produced from the same feeder or weaned pig production facility. In the event that the Company issues additional shares of Common Stock for the construction of additional feeder or weaned pig production facilities, the number of participants in the allotment of feeder or weaned pigs, as the case may be, will be increased, although such increase is not anticipated to materially change an investor's right to receive his anticipated allotment of pigs. Casualty to the Company's facilities, diminished breeding stock productivity or extreme mortality or morbidity, among other adverse circumstances, could reduce the number of feeder or weaned pigs available for purchase by members and increase the price of pigs under the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be. See "Risk Factors."

     If the Company is successful in implementing its business plan and any new feeder and weaned pig production facilities are developed on schedule, the initial lots of feeder pigs resulting from the development and expansion of the Company's feeder pig production operations are not expected to be available to new investor members for up to 13 to 15 months after completion of the sale of a Minimum Class A Block of Class A Shares to such members and the initial lots of weaned pigs resulting from the development of the Company's weaned pig production operations are not expected to be available to new investor members for up to 11 to 13 months after completion of the sale to such members of a Minimum Class B Block of Class B Shares or a Minimum Class C Block of Class C Shares, as the case may be. New investor members will not be entitled to purchase pigs from the Company until such time. Investors in the Company are required to contract for the purchase of Qualifying Pigs (as that term is defined in the Feeder Pig Purchase Agreement or Weaned Pig Agreements, as the case may be) from the facilities. Each such contract, or Feeder Pig Purchase Agreement or Weaned Pig Agreements, as the case may be, constitutes an irrevocable ten-year commitment. Each lot of pigs purchased by an investor member pursuant to any such Agreement will be priced based upon the following factors: the financing cost per pig, the operating cost per pig, and a production margin of $4.50 per pig, in the case of feeder pigs, and of $0 to $4.50 per pig (as determined by the Company in its discretion), in the case of weaned pigs (all as defined in such Agreement). In the event that an investor member fails at least twice to perform his purchase obligation under such Agreement, such investor member will be in default, which default may result in the relinquishment of his purchase rights under such Agreement. For each ten shares of Common Stock owned by a member, the number of such failures that will result in a default is increased by one. A member's failure to perform his purchase obligation, among other circumstances, also may result in the Company's foreclosure on its security interest granted in the member's Common Stock. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs under the Feeder Pig Purchase Agreement or Weaned Pig Agreements, as the case may be, including (a) damages equal to the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder or weaned pigs, as the case may be,
(b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies. If the Company produces feeder pigs in excess of two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis or produces weaned pigs in excess of two and seven-tenths (2.7) lots per share of Class B Common or two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Feeder Pig Purchase Agreements or Weaned Pig Agreements, as the case may be. The Company has agreed in its Swine Production Services Agreement with Farmland to provide Farmland the first opportunity to purchase any such excess production and any feeder or weaned pigs that members have failed to purchase during the term of said Agreement (and in no event less than the five year period ending July 13, 1999). The Company intends to cause any such excess production of weaned pigs, however, to be retained by the Company for developement into feeder pigs. See "Feeder Pig Purchase Agreement," "Weaned Pig Purchase Agreements," "Certain Relationships and Related Transactions," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents" and "Plan of Distribution."

     As of the date of this Prospectus, the Company has reached an agreement with the Company=s existing lender and Farmland concerning the provision by such lender and Farmland of full debt financing for the development of a second Illinois facility. See "Business--Financing." In connection with obtaining this financing, Farmland has contracted to purchase, until the first to occur of the expiration of one year and the date on which Farmland is repaid on its loan, the marginal increase in Alliance's production of feeder pigs (approximately 46 lots of feeder pigs on a prospective rolling 12-month basis) resulting from the development of the facility constructed using the proceeds of such financing. Farmland=s purchase of such feeder pigs would be under substantially the same terms required of the Company=s members pursuant to the Feeder Pig Purchase Agreements, except that the purchase price for pigs does not include the $4.50 per pig production margin. See "Feeder Pig Purchase Agreement."

COMPETITION

     The feeder and weaned pig production business is competitive and fragmented among family-owned and investor-owned farms and large-scale agribusiness pig production operations. Feeder and weaned pigs are available at sale barn auction, markets such as Farmland's Pig Finder7 electronic pig auction market, and under contract from producers. Competition is based upon price, product consistency and quality, ability to deliver the required quantities and ability to meet delivery schedules. Although there are a great number of operations that compete with the Company, as discussed elsewhere in this Prospectus the Company has contracted with its members (and intends to contract with investor members in connection with the offering of Shares made hereby) for the sale of feeder and weaned pigs produced at the Company's facilities. If the Company produces pigs in excess of its supply commitments to members, however, the Company may sell such excess production to non-members. The Company believes that its most important competitive strengths are its ability to provide competitive pricing and the quality and consistency of the pigs produced by it. See "Business Environment," "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."

EXPANSION

     Expansion is an important element of the Company's business plan. The Company's present intent is to construct or acquire (a) three 2,450-sow feeder pig production facilities (including the Company's second Illinois facility under development and subject to the sale of all Class A Shares offered hereby) in addition to the Company's existing facilities and facilities under development, following completion or acquisition of which the Company will be operating a total of nine such facilities, and (b) six 2,450-sow weaned pig production facilities (subject to the sale of all Class B Shares and Class C Shares offered hereby), following completion or acquisition of which the Company will be operating a total of six such facilities. The ability of the Company to construct or acquire each of such three feeder pig production facilities is subject to it obtaining at least $3,940,000 of net financing proceeds (at least $12,100,000 in the aggregate for all three facilities), and the ability of the Company to construct or acquire each of such six weaned pig production facilities is subject to it obtaining at least $3,100,000 of net financing proceeds (at least $19,160,000 in the aggregate for all six facilities). As of the date of this Prospectus, the Company has commenced preliminary development activities with respect to a second feeder pig production facility in Wayne County, Illinois in anticipation of obtaining such necessary financing. No assurances can be given that the Company will obtain the financing required for the development of the second Illinois facility. See "Business--Financing."

     The Company believes that substantial economies of scale will be realized in the event that the Company is able to expand beyond the three feeder pig production facilities and six weaned pig production facilities that the Company presently intends to construct or acquire. These additional economies are expected to include savings and enhancements in the production of breeding stock, economies in the production of feed, and enhancement of management and labor productivity. The Company intends to pursue expansion of its operations as financial, managerial and other resources become available. No assurance can be given as to when or if such resources will become available to Alliance so as to allow it to proceed with such expansion.

     Hog production operations require the availability of ample pure water at reasonable cost. Although the Company has obtained access to water necessary for it to conduct its current operations in Colorado and Illinois, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. See "Risk Factors--Adequate Water Supply."

FINANCING

     The ability of the Company (a) to implement its business strategy and construct or acquire additional feeder pig production facilities is subject to it obtaining at least $3,940,000 of net financing proceeds with respect to each such facility, and (b) to implement its business strategy and construct or acquire new weaned pig production facilities is subject to it obtaining at least $3,100,000 of net financing proceeds with respect to each such facility. In this regard, the Company is engaged in the offering of the Shares. In addition to the proceeds to be received from the possible issuance and sale of one or more Minimum Class A Blocks, Minimum Class B Blocks or Minimum Class C Blocks, the Company would be required to obtain additional funds through secured term debt borrowings. The Company anticipates that (a) with respect to each Minimum Class A Block of 17 Class A Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,720,000 of term debt borrowings in order to construct one new feeder pig production facility and related support facilities, to purchase breeding stock, and to provide working capital for operations, (b) with respect to each Minimum Class B Block of 18 Class B Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,160,000 of term debt borrowings in order to construct one new weaned pig production facility and related support facilities, to purchase breeding stock, and to provide working capital for operations, and (c) with respect to each Minimum Class C Block of 24 Class C Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,160,000 of term debt borrowings in order to construct one new weaned pig production facility and related support facilities, to purchase breeding stock, and to provide working capital for operations. The amount of this proposed financing has been determined based upon the anticipated capital expansion and business operations needs of the Company and the anticipated net proceeds from the issuance of the Shares. See "Risk Factors," "Use of Proceeds" and "Plan of Distribution."


     On May 19, 1995, the Company entered into various loan documents with CoBank related to a $23,600,000 secured credit facility. This credit facility provides for up to $18,850,000 of non-revolving term debt and $4,750,000 of revolving term credit. Proceeds from the term debt may be used for construction of feeder pig production facilities and are advanced by CoBank as construction costs are incurred by Alliance. Proceeds from revolving term credit may be used for working capital and other purposes. The actual advance of funds under this credit facility is subject to the satisfaction of certain conditions precedent and may be withdrawn or terminated by CoBank under certain circumstances. No assurances can be given that the funding conditions precedent will be satisfied and that the Company will be able to obtain sufficient financing when needed, or that alternative sources of financing will be available on acceptable terms. In addition, the unused portion of the credit facility expires August 31, 1997 (extended from the original February 28, 1997 expiration date) with respect to the non-revolving term debt and June 20, 2006 with respect to the revolving term credit. As of the date of this Prospectus, the Company intends to enter into negotiations with CoBank to obtain an extension of the CoBank loan or to obtain a commitment for a new loan after the August 31, 1997 expiration of the existing CoBank loan commitment. No assurances can be given that such negotiations will be successful and that such commitment will be obtained on favorable terms, if at all.

     As of the date of this Prospectus, the Company has not obtained a credit facility for construction of weaned pig production facilities. As of the date of this Prospectus, the Company is engaged in negotiations with CoBank to obtain a commitment for such a credit facility. No assurances can be given that such negotiations will be successful and that such commitment will be obtained on favorable terms, if at all. If any such commitment is obtained from CoBank or any other lender, it is anticipated that the actual advance of funds under any credit facility would subject to the satisfaction of certain conditions precedent and further subject to early withdrawal or termination by the lender under certain circumstances. No assurances can be given that the funding conditions precedent will be satisfied and that the Company will be able to obtain sufficient financing when needed, or that alternative sources of financing will be available on acceptable terms.


     The availability of non-revolving term debt and revolving term credit under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. As of February 28, 1997, $142,000 was immediately available to Alliance under its credit facility with CoBank. JWA[3]An additional $211,000 of term loans is to become available approximately 90 days following construction of the Company's facilities under development. The availability of $6,330,000 of unused term loans and $1,830,000 of revolving term credit under the CoBank credit facility is restricted and may be made available to the Company only to the extent that additional equity investment is made in the Company. With respect to each additional equity investment of $1,360,000 obtained by the Company (e.g., 17 shares of Common Stock sold for at least $80,000 each), the Company is entitled to obtain advances under the credit facility of $2,720,000 ($2,110,000 of term loans and $610,000 of revolving term credit), up to an aggregate of $8,160,000. As more fully described below, as of the date of this Prospectus, the Company has agreed with CoBank and Farmland that it may obtain an advance under the CoBank credit facility of $2,720,000 and a loan from Farmland of $1,360,000 (including $200,000 previously loaned by Farmland to Alliance), without the necessity of satisfying the additional equity investment requirement.


     Prior to any advance being made by CoBank under the credit facility, certain conditions precedent must be addressed to CoBank's satisfaction, including but not limited to (i) provision of environmental audits respecting the Company's realty, (ii) obtaining performance bonds and lien payment bonds and builder's risk casualty insurance respecting such construction, (iii) obtaining a chain of title and title insurance respecting the Company's realty, and (iv) provision of evidence that CoBank has a perfected first priority lien on all security for the Company's obligations. As of February 28, 1997, the outstanding balance of loans made by CoBank under this credit facility was $13,922,000.

     As an temporary alternative to funding an expansion of the Company's operations with a combination of debt and equity financing, as of the date of this Prospectus CoBank and Farmland have agreed to the provision of full debt financing. This financing alternative was obtained in connection with the commencement of preliminary development activities on a second feeder pig production facility in Wayne County, Illinois. See "Business--Expansion." Such financing consists of $2,110,000 of non-revolving term debt and $610,000 of revolving term debt obtained from CoBank and $1,360,000 of subordinated non-revolving term debt from Farmland (including $200,000 previously loaned by Farmland to the Company for the acquisition of certain real property in Wayne County, Illinois). See "Business--Facilities" and "Certain Relationships and Related Transactions--Farmland--Real Estate Loans."

     The CoBank portion of this financing will be provided under the Company=s existing credit facility. The Farmland portion of this financing will be provided on terms substantially identical to those applicable to the $200,000 loan previously made by Farmland to Alliance for the acquisition of certain real property in Wayne County, Illinois. See "Certain Relationships and Related Transactions--Farmland--Real Estate Loans." In this regard, the Farmland portion of the financing will provide for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%.
The payment schedule for the Farmland loan will require the Company to make interest-only payments for the life of the loan, with a final balloon payment of the outstanding loan balance to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Block of the Shares, and (ii) the expiration of ten years. Alliance's obligation to Farmland will be secured by a mortgage on the facilities constructed with the proceeds of the loan, which mortgage will be second in priority to that of CoBank. In addition, Farmland has agreed to purchase all feeder pigs produced at the facility that was constructed using the proceeds of the Farmland loan until the first to occur of the expiration of one year and the date on which Farmland is repaid on its loan. See "Business--Sale of Animals." As a result of the larger portion of indebtedness associated with this financing alternative (and the higher debt service related thereto) as compared with the debt and equity alternative discussed above, the net proceeds from the issuance of Shares that would be required must be correspondingly greater in order to provide for the balloon payment of principal and required installments of interest under the Farmland loan. No assurances can be given that the Company will be able to obtain the financing required for the development of the second Illinois facility.

     In connection with the Company=s acquisition of certain real property in Yuma County, Colorado, the Company borrowed $760,000 from Farmland. This loan is evidenced by a promissory note providing for amortization over a ten-year period, at a variable rate of interest equal to CoBank's prime rate. The payment schedule for this loan requires the Company to make interest-only payments for the life of the loan, with a final balloon payment of all principal to be made upon the expiration of the ten-year term. See "Business--Facilities" and "Certain Relationships and Related Transactions--Farmland--Real Estate Loans."

     The CoBank credit facility provides for the monthly payment of principal and interest. Principal payments pursuant to the loan terms with respect to the initial $8.3 million of non-revolving term loans are to be made in 114 monthly installments of $72,500 each, beginning January 20, 1996, with the remaining unpaid balance being due and payable on July 20, 2005. Principal payments pursuant to the loan terms with respect to each $2,110,000 of new non-revolving term loans are to be made in monthly installments of $18,700 each, beginning on the 20th day of the eighteenth month following the date of the initial advance of such $2,110,000 loan. Principal payments pursuant to the loan terms with respect to the revolving term loan are to be made in 24 equal monthly installments of the principal that is outstanding as of the June 20, 2006 expiration of the revolving loan commitment, beginning on the 20th day of the month following the payment in full of the new non-revolving term loan (but in no event later than March 20, 2008). Interest accrues on the outstanding principal balance of the loan at a rate equal to either (i) a variable rate equal to CoBank's then national variable rate plus 1.25%, or (ii) CoBank's then quoted rates for fixed rate loans, as may be elected from time to time by the Company, and is payable monthly in arrears by the 20th day of the following month. During the period in which principal under the loan is outstanding, portions of such principal may bear interest at such variable rate while other portions may bear interest at such fixed rate. As of February 28, 1997, interest accrued on the outstanding principal balance of the loan at a rate of 9.5% per annum (calculated by adding 125 basis points to CoBank's national variable rate of 8.25% in effect as of such date). The interest rate(s) applicable to the loan are subject to reduction at specified times upon the Company's satisfaction of certain conditions relating to the Company's equity level and debt service coverage ratio. As of February 28, 1997, no reductions in the Company=s interest rate had been made. The Company is permitted to prepay the loan at any time without penalty, except that in the event that fixed rate balances are prepaid, the Company is required to pay CoBank a surcharge in an amount equal to CoBank's funding losses with respect thereto or, if the CoBank loan is refinanced by another lender, a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned on the amount repaid for the period such amount was scheduled to be outstanding at a fixed rate.

     In obtaining the initial non-revolving CoBank loan, the Company was required to pay a $50,000 origination fee as well as make an equity investment in CoBank of $1,000. In addition, the Company paid a $36,000 origination fee in connection with the refinancing of its existing CoBank loan, and will be required to pay a $6,000 fee with respect to the origination of each $2,110,000 of new non-revolving term loans. During the course of the loan, the Company may be required to make additional equity investments at a rate not to exceed 1% of the average five-year principal loan balance (which additional equity investments may be satisfied out of CoBank's non-cash patronage distributions) until the Company meets CoBank's target level of equity investment, which currently is 11.5% of the Company's average five-year principal loan balance.
In addition, the Company was required to grant a first perfected lien and security interest on substantially all of its properties and assets to CoBank and to assign to CoBank all of the Company's rights in and to the existing Feeder Pig Purchase Agreements. The Company is required to comply with various affirmative and negative covenants, including but not limited to (i)maintenance of at least $2,250,000 of equity, plus $550,000 of equity for each facility developed by the Company after its initial four facilities ($3,350,000 of equity was required at February 28, 1997 and the Company had $4,610,756 of equity at such date), (ii) maintenance of modified working capital (calculated as current assets, plus available revolving term credit, minus current liabilities (excluding the current portion of term debt payments)) of at least $210,000, plus $98,000 of modified working capital for each facility developed by the Company after its initial four facilities ($406,000 of modified working capital was required at February 28, 1997 and the Company had $41,259 of modified working capital at such date), (iii) provision of monthly financial statements and audited annual financial statements to CoBank, (iv) restrictions on the incurrence of additional indebtedness, (v) restrictions on certain liens, mergers, sales of assets, investments, guaranties, loans, advances and business activities unrelated to existing operations, and (vi) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of the Company's earnings, surplus or assets. The Company was in compliance with each of these covenants as of February 28, 1997, except the modified working capital covenant as to which the Company has obtained a waiver from CoBank as of February 28, 1997. Management believes that Alliance will have the ability to maintain compliance with the above covenants in the foreseeable future.

FACILITIES

     Facilities in Existence or Under Development. As of the date of this Prospectus, the Company conducted operations from its five existing 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), and from its one existing 2,450-sow production facility in Wayne County, Illinois. As of the date of this Prospectus, the Company does not have any weaned pig production facilities. The original Yuma County, Colorado feeder pig production facility was constructed in a configuration different than that employed with respect to the Company's other facilities and is anticipated to be different than that employed for future feeder pig production facilities. The original facility consists of six separate buildings, including two breeding buildings, two gestation buildings, and two farrowing buildings, all of which are situated together on an approximately 160 acre site with a separately accessed nursery building, while each of the Company's other facilities consist of a three-building sow breeding, gestation and farrowing complex situated together, with a separately accessed
nursery building.   Management believes that the condition of its facilities
presently is adequate for the Company's business, and that its facilities are adequately covered by insurance. Each of the existing facilities, including land and buildings, was constructed for between $2,243,000 and $2,495,000, and has been or will be pledged as security for the Company's loan from CoBank under the terms of a deed of trust/mortgage.

     Between September and December 1995, the Company purchased approximately 1,000 acres of real property in Yuma County, Colorado, upon which the Company has developed one feeder pig production facility and holds the remaining acreage for the development of additional production facilities (the "Additional Colorado Property"). The acquisition cost of this Additional Colorado Property was approximately $760,000. The Company obtained funding for the purchase of the Additional Colorado Property from the proceeds of a loan obtained from Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for the amortization of the loan over a ten-year period, at a variable rate equal to CoBank's prime rate. As of February 28, 1997, CoBank's prime rate was 8.25%. The payment schedule of the promissory note requires that the Company make interest-only payments for the life of the loan, with a final balloon payment of the principal at the expiration of the ten-year term. To secure the obligations of the promissory note, the Company has agreed to execute a deed of trust in favor of Farmland covering all of the Additional Colorado Property, which deed of trust is second in priority to that of CoBank with respect to the production facility constructed thereon. See "Certain Relationships and Related Transactions-- Farmland--Real Estate Loans."

     As of the date of this Prospectus, the Company has acquired approximately 442 acres of real property in Wayne County, Illinois, including a 90 acre tract acquired pursuant to the exercise of the option referred to below. The Company has developed one feeder pig production facility on these 442 acres. In addition, as of the date of this Prospectus the Company has commenced preliminary development activities with respect to a second feeder pig production facility located on this property. See "Business--Expansion."

     In November 1996, the Company entered into a contract pursuant to which the Company has been granted the option to purchase approximately 500 acres of real property in Wayne County, Illinois (the "Option Property"). Under the terms of this option contract, if the Company fails to fully exercise the option as to the entire Option Property prior to November 1998, the Company shall be responsible for a $150,000 liquidated damages payment to the owner of the Option Property. The Company's responsibility for this liquidated damages payment is secured by a stand-by letter of credit issued by CoBank. Until the expiration of this letter of credit, the revolving term credit available to the Company will be reduced by $150,000. In November 1996, the Company exercised its rights under this option contract to acquire an approximately 90 acre tract of the Option Property, including 45 acres (the "45 Acre Tract") on which the Company has commenced preliminary development activities with respect to a second Illinois sow production facility. The Company obtained funding for the purchase of the 45 Acre Tract from the proceeds of a $200,000 loan provided by Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. The payment schedule for the Farmland loan requires the Company to make interest-only payments for the life of the loan, with a final balloon payment of all principal to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Block of Shares, and (ii) the expiration of ten years. Alliance's obligation to Farmland under this note is secured by a mortgage on the 45 Acre Tract. See "Certain Relationships and Related Transactions--Farmland--Real Estate Loans."

     The Company maintains its administrative offices at 302 Idlewild Street in Yuma, Colorado. This office space has been made available to the Company by Farmland at no cost to the Company.


     Proposed Facilities. In connection with the offering of the 51 Class A Shares hereby, the Company intends to construct or acquire up to three additional 2,450-sow feeder pig production facilities in or around Yuma County, Colorado, Wayne County, Illinois, or other locations selected by the Company (one facility with respect to each 17 Class A Shares sold in this offering).
The Company intends to construct or acquire up to six 2,450-sow weaned pig production facilities in or around Yuma County, Colorado, Wayne County, Illinois, or other locations selected by the Company (one facility with respect to each 18 Class B Shares or each 24 Class C Shares sold in this offering) in connection with the offering of the 54 Class B Shares and 72 Class C Shares hereby. The Company has commenced preliminary development activities with respect to a second feeder pig production facility located in Wayne County, Illinois in anticipation of obtaining the necessary financing. As of the date of this Prospectus CoBank and Farmland have agreed to the provision of full debt financing consisting of $2,110,000 of non-revolving term debt and $610,000 of revolving term debt obtained from CoBank and $1,360,000 of subordinated non-revolving term debt from Farmland (including $200,000 previously loaned by Farmland to the Company for the acquisition of certain real property in Wayne County, Illinois). Upon the Company's issuance and sale of a Minimum Block of Shares, the net proceeds of such issuance and sale will be applied to the repayment of the Farmland $1,360,000 subordinated non-revolving term debt. No assurances can be given that the Company will be able to obtain the financing required for the development of the second Illinois facility. In addition to the three feeder pig production facilities and six weaned pig production facilities that the Company presently intends to construct or acquire, the Company intends to develop feeder pig production facilities and weaned pig production facilities in the future as financial, managerial and other resources become available. No assurance can be given that such resources will become available to Alliance so as to allow it to proceed with the development of such additional facilities. See "Business--Expansion" and "--Financing."

     It is anticipated that each of the three feeder pig production facilities to be developed, in part, with the proceeds from the 51 Class A Shares in this offering, including the second Illinois facility presently in a preliminary stage of development, will consist of a three-building sow breeding, gestation, and farrowing complex situated together on a site, with nursery buildings being separate from the rest of the complex to allow for disease separation between the facilities. The six weaned pig production facilities to be developed, in part, with the proceeds from the 54 Class B Shares and 72 Class C Shares in this offering will consist of a three-building sow breeding, gestation, and farrowing complex situated together on a site. As presently proposed, the construction of each new feeder pig production facility is anticipated to cost approximately $2,750,000, including the cost of land and land improvements, and the construction of each new weaned pig production facility is anticipated to cost approximately $2,115,000, including the cost of land and land improvements. The Company has estimated the cost of land and land improvements to be approximately $500,000 per feeder pig production facility and approximately $296,000 per weaned pig production facility. No assurance can be given that the actual development costs for the new facilities will not exceed the Company's estimates. See "Use of Proceeds." It is anticipated that construction of the proposed facilities will be handled by contractors on a "turn-key" basis and will be phased-in over time, beginning with construction of the breeding buildings, followed by construction of the gestation, farrowing, and nursery buildings as production of the breeding herd progresses. In this regard, the Company has contracted with Central Confinement, Inc., Columbus, Nebraska, for the construction of the second feeder pig production facility situated in Wayne County, Illinois. The Company anticipates that it will stagger the construction of the proposed new facilities, with the construction of no more than one facility being initiated in each month following completion of an offering. The development of each feeder pig production facility is anticipated to require up to 13 to 15 months after completion of the offering of a Minimum Class A Block of Shares and each weaned pig production facility is anticipated to require up to 11 to 13 months after completion of the offering of a Minimum Class B Block of Shares or a Minimum Class C Block of Shares, as the case may be.


     As capital funds are available and the economic benefit is determinable, the Company intends to consider the construction of certain additional facilities, including a truck wash facility in close proximity to the production units, an off-site boar stud facility for semen collection, handling, and laboratory equipment used in artificial insemination, a dead animal disposal center, bulk storage for the holding of feed grain inventories, and feed manufacturing equipment. Additionally, depending upon the characteristics of each site purchased, the Company may be required to construct single-family housing for its management employees. No determination has been made at this time as to the necessity of any such construction, and the Company presently has no firm plan to develop any of such additional facilities.

     Location of Proposed Facilities. The Company intends to locate the proposed new feeder pig production facilities and weaned pig production facilities in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company. With the exception of the second Illinois facility, the Company has not, as of the date of this Prospectus, identified specific sites for the location of the facilities. In selecting a site for the Company's facilities, the Company considers a variety of factors, including those referred to below.

     As a threshold matter, the Company's facilities must be located in a state such as Colorado and Illinois, among others, in which the applicable laws do not prohibit ownership of a hog production facility by a corporation, including cooperative associations such as the Company. Although state laws may contain restrictions relating to zoning, water management, and environmental regulations, particularly with respect to feeder and weaned pig production operations, the Company must not be prohibited from constructing or operating its facilities. With respect to climatic conditions, temperatures may be cold in the winter so long as they are believed by the Company to be adequately temperate and low in humidity to accommodate the existing and planned operations. Hog production operations require the availability of ample pure water at reasonable cost. Although the Company has obtained access to water necessary for it to conduct its current operations in Colorado, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. Hog production operations also must have access to feed at reasonable cost. The cost of feed is a function of the local availability of high-quality feed grain and soybeans and the capacity to process these ingredients, all relative to the local demand for these inputs. Alliance believes that ample production of corn and ingredient processing facilities exist within the Yuma County, Colorado and Wayne County, Illinois regions and adequate transportation is available to haul in feed-grains to the facilities. However, soybean meal must be hauled into Yuma County. Productivity of the Company's operations largely will be dependent upon its ability to keep the operations free from diseases. The Company believes that the location of feeder and weaned pig production facilities in a region that does not contain a relatively large population of other hogs is desirable in helping to minimize the risk of disease-related problems.

WASTE DISPOSAL AND ENVIRONMENTAL MATTERS

     Several environmental requirements potentially are applicable to feeder and weaned pig production operations such as those conducted or proposed to be conducted by the Company. Generally, these requirements take the form of federal statutory and regulatory requirements that are, in some cases, reflected in similar state requirements. In other instances, state or local requirements may exist separately and without federal precedent.

     The principal environmental regulations with which the Company must comply are related to the handling and disposal of waste water generated at the Company's facilities. The federal Clean Water Act generally prohibits the discharge of pollutants into the waters of the United States. The Environmental Protection Agency ("EPA") has further issued regulations that prohibit the discharge of waste water from animal feedlot operations into the waters of the United States, except under certain circumstances when excessive rainfall runoff added to existing process waste water exceeds the design capacity of the waste water handling and treatment facilities. These regulations therefore generally require that waste water handling and treatment facilities for "animal feedlots" (which term is defined broadly enough to cover the Company's operations) be of a non-discharge nature.

     To comply with these federal requirements, animal feedlot operators, such as the Company, must either obtain a permit from the EPA for its operations, or, in the case of a state which has been granted authority by EPA to carry out a Clean Water Act program, application must be made to the state. The State of Colorado and the State of Illinois each has been granted such authority by EPA. The Colorado and Illinois regulations generally adopt the format of the EPA provisions for animal feedlots, and generally require concentrated animal feeding operations to be operated as no-discharge facilities. These regulations require that the Company design, construct, and operate waste water control structures capable of retaining and processing all waste water and storm runoff which enter the facility, with the exception of water generated from rainfall in excess of certain prescribed parameters. Moreover, these regulations authorize the state agency to require the removal of accumulated manure and process waste water as necessary to prevent the overflow of the containment and processing structure. The Company uses lagoon containment and processing systems at its production facilities to comply with these regulations.

     Land application of manure and process waste water also is regulated by Colorado and Illinois regulations. Generally, these regulations authorize the state agency to require that manure and process waste water not be distributed on lands in a manner that affects the quality of waters, impairs existing beneficial uses, or exceeds estimated soil infiltration rates, and shall not be applied when the land is frozen, saturated or during rainfall. Sprinkler irrigation equipment must include a back flow prevention device. Land application rates are established on a case-by-case basis after taking into account the nature and type of manure or process waste water and the characteristics of the area to which it is to be applied.

     Each feeder or weaned pig production facility is or will be designed to enable the removal of animal waste by means of emptying shallow pits located under the slatted floors of each facility. Animal waste falls through the slatted floor into the pit which is filled with water. Periodically, each pit is drained and refilled. Waste water drained from a pit is moved into a lagoon system for treatment. All lagoons must be of a size adequate to accommodate the anticipated volume of waste water to be generated together with storm water runoff. Further, each lagoon must be lined with a material that prevents or inhibits the seepage of waste water into the ground water below.

     Cost of design and construction of waste water treatment systems vary by facility based upon the characteristics of each individual site. The Company has estimated that the cost of construction of lagoons and the attendant pumps and piping required to handle the waste water generated at each feeder or weaned pig production facility will range from approximately $100,000 to $135,000. Ongoing expenditures to handle waste water consist principally of expenditures for utilities and maintenance. Such ongoing expenditures do not constitute a significant operating cost to the Company.

EMPLOYEES

     Operating management of each of the Company's existing and future facilities will be the responsibility of each respective production facility's General Manager. The General Manager will have overall responsibility for the operation of the facility. Additional department managers likely will oversee the breeding/gestation, farrowing, and nursery departments. It is anticipated that each facility under development or proposed will employ eleven persons in breeding through farrowing operations, including management and laborers.

     Pursuant to the Swine Production Services Agreement between the Company and Farmland, Farmland has agreed to assist in providing certain administrative services to the Company, including the coordination of the Company's training of personnel to be employed by the Company and the selection of employees.

     As of February 28, 1997, the Company employed approximately 121 persons, of whom 117 were full-time employees and four were part-time employees. Of the Company's 117 full-time employees, 14 employees are assigned to perform various facilities operation services for Pig Producers I, L.P. ("Pig Producers"), a limited partnership in which Farmland holds a 12.5% interest. Pig Producers is engaged in the production of feeder pigs from a 2,450-sow feeder pig production facility located in Yuma County, Colorado. The Company is reimbursed by Pig Producers for all wages, benefits and other costs attributable to the 14 Alliance employees performing services for Pig Producers. See "Certain Relationships and Related Transactions--Farmland." The Company is not a party to any collective bargaining agreement and considers its relationship with employees to be satisfactory.

FEDERAL INCOME TAXATION

     The following is a general discussion of certain Federal income tax provisions applicable to Alliance and the Federal income tax consequences of the
ownership of Shares of Alliance by an investor.   It is impractical to comment
on all aspects of Federal, state and local laws which may affect the tax consequences of an investment in the Shares. The following discussion is merely a summary of some of the federal income tax principles applicable to Alliance and the investors, and does not purport to be a complete analysis or listing of all potential tax consequences or risks inherent in purchasing or owning Common Stock in Alliance. Each prospective investor should consult his or her own tax advisor.

     The following discussion of federal income tax matters is based upon the Internal Revenue Code of 1986, as amended to date (the "Code"), the regulations promulgated or proposed thereunder, the position of the Service set forth in its published revenue rulings, revenue procedures and other announcements and court decisions as in effect on the date of this Prospectus. No assurance can be given that future legislative or administrative actions or court decisions will not result in changes in the law which would result in significant modification to the following discussion. Any such legislative or administrative action or decision may or may not be retroactively applied with respect to transactions completed prior to the effective date of such action.

     Taxation of a Taxable Cooperative. Alliance has been formed as a cooperative association under Colorado law and intends to operate as a cooperative for Federal income tax purposes. A taxable cooperative is subject to Federal income tax on its Federal taxable income and generally computes its taxable income the same as any other C corporation. However, a taxable cooperative is allowed to deduct in computing its taxable income amounts distributed to its members or patrons as patronage dividends. Due to the ability of a cooperative to deduct patronage dividends with respect to its patronage sourced earnings, the income earned by a cooperative with respect to business done with or for the cooperative's member-patrons is subject to a single-level of Federal income taxation, at the level of the member-patrons. However, a taxable cooperative may not distribute non-patronage sourced earnings to its member-patrons as patronage dividends. Accordingly, the cooperative must report such non-patronage sourced income in its taxable income and is subject to Federal income taxation on such income.

     As mentioned above, a cooperative may deduct amounts paid to its member-patrons as patronage dividends. In order to qualify as a patronage dividend, the amount paid to each member-patron by the cooperative must be (1) on the basis of the quantity or value of business done with or for the member; (2) pursuant to a pre-existing legal obligation; and (3) determined with reference to the net earnings from the business done with or for its member-patrons. A cooperative may pay patronage dividends in cash, a written notice of allocation or a combination thereof. The written notice of allocation either may be a qualified written notice or a nonqualified written notice. A qualified written notice of allocation is a written notice of allocation which (1) the distributee has consented to take into income at the stated dollar amount and has received at least twenty percent of the dividend in cash or (2) the distributee may redeem for cash at its stated value for a period of at least ninety days following the notice. The Company's Bylaws provide that Alliance stockholders have consented to take qualified written notices of allocation into income at the stated amount as a result of acquiring Alliance Common Stock. A nonqualified written notice of allocation is a written notice of allocation that fails to satisfy the above described requirements for a qualified written notice of allocation

     A patronage dividend paid with a qualified written notice of allocation or cash is deductible by the cooperative for the year with respect to which the patronage dividend is paid and is taxable to the member-patron in the year the patronage dividend is received. Since a cooperative may pay up to eighty percent of a patronage dividend in a qualified written notice of allocation, a member-patron may have insufficient cash distributed to the member-patron to pay the income tax incurred by the patron as a result of the receipt of the patronage dividend. A nonqualified written notice of allocation is deductible by the cooperative and taxable to the member-patron when such notice is redeemed by the cooperative for cash.

     As described above, a cooperative may only distribute as patronage dividends the portion of its income which qualifies as patronage sourced income. Alliance will operate as a supply cooperative, which produces and sells pigs to its member-patrons. The income Alliance realizes on its sale of the pigs to its member-patrons should be treated as patronage sourced income. Alliance is obligated under the Bylaws to distribute such income to its member-patrons as patronage dividends based the quantity or value of business done with or for its member-patrons.

     If Alliance realizes income from business which is not done with or for member-patrons, such as income from the sale of pigs to a person who is not an Alliance stockholder, such income will not be patronage sourced income and Alliance will not be able to distribute and deduct such amount to its member-patrons as a patronage dividend. In such case, Alliance will have to include such income in the computation of its Federal taxable income. If Alliance distributes such non-patronage sourced earnings to its stockholders, such distribution likely will be treated as a taxable dividend to its stockholders.

     Taxation of Alliance Stockholder. Alliance is obligated to distribute its patronage sourced earnings to its member-patrons as patronage dividends. The member-patrons will be required to include such patronage dividends in their taxable income although the time at which such amount is includible is dependent on how the patronage dividend is distributed. Alliance may pay the patronage dividend in cash, a qualified written notice of allocation or a non-qualified written notice of allocation, or any combination thereof. A member must include in its income a patronage dividend paid in cash or a qualified written notice of allocation in the year such dividend is received. A member must include in its income a patronage dividend paid by a non-qualified written notice of allocation in the year in which such notice, or portion thereof, is redeemed by the cooperative for cash. If Alliance realizes income from non-patronage sources and distributes such income to its stockholders, the stockholders likely will have to report such income as dividend income. In connection with the term debt borrowings for which the Company anticipates it will obtain commitments prior to or concurrently with the consummation of the offering of each Minimum Block of Shares, the Company may be required to enter into a credit agreement which restricts the Company's ability to pay patronage distributions in cash. The loan agreement with the Company's existing lender contains such a restriction. See "Patronage Distribution Policy" and "Business--Financing."

     The portion of any patronage distributions paid in qualified written notices of allocations will be made through the issuance of capital credits. If Alliance redeems the capital credits which were issued, the redeeming member will recognize capital gain or loss in an amount equal to the difference between the redemption proceeds received and the member's basis in the redeemed capital credits. Since a member's basis in a capital credit received as a patronage dividend is equal to the face amount of the capital credit, a member generally will not recognize any gain or loss on the redemption of a capital credit.

     In the event of a sale of Alliance Common Stock by a member, the gain or loss realized by the selling member for federal income tax purposes will generally be characterized as capital gain or loss provided that the Common Stock was held as a capital asset. The amount of the gain or loss will be equal to the difference between the adjusted tax basis of his equity sold and the amount realized on such sale.

     THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE THE TAX CONSEQUENCES OF AN INVESTMENT IN ALLIANCE ARE COMPLEX AND NOT THE SAME FOR ALL TAX PURPOSES. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

GOVERNMENT REGULATION

     The Company is subject to various federal, state and local government regulations, including those restricting certain types of investor-owned livestock production and those concerning the environment, occupational safety and health and zoning. In addition, its employment practices are governed by minimum wage, overtime and other working condition regulations. The Company has not experienced significant difficulty in complying with applicable regulations and compliance generally has not had an adverse effect on the Company's business. See "Business--Waste Disposal and Environmental Matters."

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party or to which any of its property is subject.

                        FEEDER PIG PURCHASE AGREEMENT

GENERAL

     The rights and obligations of the parties with respect to the sale of feeder pigs by the Company to its members will be governed by the Feeder Pig Purchase Agreements, in the form attached hereto as Exhibit B. Prospective investors should carefully examine the Feeder Pig Purchase Agreement. Although the following summary describes the material provisions of the Feeder Pig Purchase Agreement, it does not purport to be a complete statement of all provisions of the Feeder Pig Purchase Agreement and in no way modifies or amends the Feeder Pig Purchase Agreement.

PURCHASE

     The Company intends to sell feeder pigs that meet particular minimum weight, health, nutrition and genetic quality standards to members of the Company who have entered into a Feeder Pig Purchase Agreement with the Company. Feeder pigs that meet such standards, as set forth in the Feeder Pig Purchase Agreement, are referred to as "Qualifying Pigs." Pursuant to the terms of the Feeder Pig Purchase Agreement, the member of the Company is required to purchase, and the Company is required to sell, Qualifying Pigs in lots of no less than 900, and no more than 1,000, Qualifying Pigs per lot, as determined by the Company. Such lots of feeder pigs are to be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common and the actual production of Qualifying Pigs from the Company's facilities. If the Company is successful in implementing its business plan and the proposed new feeder pig production facilities are developed on schedule, the initial lots of feeder pigs resulting from the development and expansion of the Company's feeder pig production operations are not expected to be available to new investor members for up to 13 to 15 months after completion of the sale of a Minimum Class A Block of Shares to such members. New investor members will not be entitled to purchase feeder pigs from the Company until such time. In the event that the production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Feeder Pig Purchase Agreements. Investor members will not be entitled to purchase any excess production of feeder pigs. The Company has agreed in its Swine Production Services Agreement with Farmland to provide Farmland the first opportunity to purchase excess feeder pigs produced by the Company during the term of said Agreement (and in no event less than the five year period ending July 13, 1999). See "Certain Relationships and Related Transactions--Farmland."


PRICE

     The Company intends to sell Qualifying Pigs, subject to adjustment for weight as described below, pursuant to a pricing formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a $4.50 per pig production margin. The financing cost per pig applicable to a member is to be determined on a rolling 12-month prospective basis and will be equal to the quotient obtained by dividing (i) the sum of the anticipated required payments of principal and interest (including any scheduled sinking fund payments) for the ensuing 12-month period with respect to the term debt borrowings incurred by the Company in connection with the consummation of the sale of Class A Common to such member, by (ii) the total number of Qualifying Pigs anticipated to be produced and shipped by the Company during such 12-month period from the one or more feeder pig production facilities developed through the use of such term debt borrowings and the net proceeds from the sale of Class A Common to such member (such estimate being based on the total estimated number of Qualifying Pigs to be produced and shipped by the Company during such 12-month period from all feeder pig production facilities of the Company). The operating cost per pig is to be determined on a rolling 12-month historical basis and will be equal to the quotient obtained by dividing
(i) the sum of (A) all expenses (excluding interest expense, depreciation and amortization) of the Company, plus (B) the net cash flow cost of all capital expenditures of the Company (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements, in each case, for the 12 months preceding the then present month of shipment, by (ii) the number of Qualifying Pigs produced and shipped by the Company during such 12-month period. At the time the Company notifies a member that a lot is available for purchase by the member pursuant to the member's Feeder Pig Purchase Agreement, the Company will furnish to the member an estimate of the total purchase price of all Qualifying Pigs included in the lot, and the member is required to pay such estimated total purchase price to the Company not less than one day prior to the scheduled shipment date. The actual total purchase price of all Qualifying Pigs included in a lot sold to a member will be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

WEIGHT ADJUSTMENT

     The purchase price for Qualifying Pigs is subject to adjustment based upon the extent of any variation in the average weight of Qualifying Pigs from 45 pounds. To the extent that the average weight of a shipment of Qualifying Pigs exceeds 45 pounds per pig, the purchaser will pay an additional $.25 per pound per pig on the first five pounds by which the average weight exceeds 45 pounds per pig and an additional $.20 per pound per pig for the average weight between 50 pounds and 60 pounds. To the extent that the average weight of a shipment of Qualifying Pigs is less than 45 pounds per pig, the purchase price will be decreased by $.25 per pound per pig.

DELIVERY OF PIGS

     The Company will be responsible for obtaining, at the Company's expense, all health permits necessary to qualify the pigs for interstate shipment. It is anticipated that all lots of Qualifying Pigs will be weighed at the Company's expense at a state-inspected scale near the Company's production facility. Delivery is to be FOB shipping point, with the members bearing the risk of loss during transit, and the trucks used to haul Qualifying Pigs from the Company's production facility must be thoroughly cleaned and disinfected prior to loading. A member may inspect the lot of Qualifying Pigs to be purchased by such member prior to loading. After the delivery of pigs at their destination, a member will have the right to seek an appropriate price adjustment for any pig which is found not to be a Qualifying Pig. Such adjustment will be made following the Company's inspection of the subject pigs, and will be determined through mutual agreement of the Company and the member.

TERM AND TERMINATION

     A member's Feeder Pig Purchase Agreement will be for an initial term commencing on the date entered into and continuing for a period of 120 months after the date the first delivery of Qualifying Pigs is made to the member thereunder, subject to earlier termination upon the occurrence of certain events. Feeder Pig Purchase Agreements will be extended automatically for succeeding one year terms unless the member gives to the Company, not less than one year prior to the expiration of the initial or any extended term, notice that the member desires to terminate the Feeder Pig Purchase Agreement as of the expiration of such initial or extended term. The Company may terminate a member's Feeder Pig Purchase Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. The member may terminate the Feeder Pig Purchase Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Feeder Pig Purchase Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. If either party is prevented from performing under the Feeder Pig Purchase Agreement because of reasons beyond its control which make it commercially impossible to perform, however, then that party is relieved from such performance so long as it remains commercially impossible to perform. A member's Feeder Pig Purchase Agreement automatically terminates if the member assigns or transfers all shares of Class A Common from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Feeder Pig Purchase Agreement prior to the expiration of the initial or any extended term thereof. As noted above, the member's right to terminate the Feeder Pig Purchase Agreement at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Feeder Pig Purchase Agreement. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Feeder Pig Purchase Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Class A Common prior to the expiration of the initial or any extended term of the Feeder Pig Purchase Agreement or at any time after the expiration of any such term. See "Risk Factors--Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

EFFECT OF PURCHASER DEFAULT

     If a member fails to purchase, pay for, and take delivery of any lot of Qualifying Pigs when and as made available to the member pursuant to the Feeder Pig Purchase Agreement, the member is responsible for the damages and expenses incurred by the Company as a result of such failure. In particular, the member is liable for (a) the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder pigs, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure to purchase, pay for, and take delivery of the Qualifying Pigs, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies under the Agreement or otherwise arising. If a member fails to pay promptly the damages and expenses incurred by the Company as a result of the member's failure to purchase, pay for and take delivery of a lot of Qualifying Pigs, such member will not be permitted to purchase any other lots unless and until such damages and expenses are paid, and such member also will be responsible for all damages and expenses accruing to the Company with respect to lots that such member is not permitted to purchase as a result thereof. In addition to the member's responsibility for such damages and expenses, the Company may pursue other remedies, including the termination of the member's Feeder Pig Purchase Agreement. If the member is prevented from performing under the Feeder Pig Purchase Agreement because of reasons beyond the member's control which make it commercially impossible to perform, however, then the member is relieved from such performance so long as it remains commercially impossible to perform. See "Feeder Pig Purchase Agreement--Term and Termination" and "-- Grant of Security Interest."

GRANT OF SECURITY INTEREST

     Pursuant to the Feeder Pig Purchase Agreement, a member grants to the Company, as security for the performance of all of the member's obligations under the Feeder Pig Purchase Agreement, a security interest in all of the member's equity interest in the Company. In this regard, the certificates representing shares of Class A Common will be retained by Alliance and members will be required to endorse appropriate stock powers with respect to such certificates. The Company's security interest in the member's shares of Class A Common is to be senior to all others, except for any permissible pledge or other security interest granted in such shares by the member to any financial institution for purposes of securing a loan used in financing the member's acquisition of such shares and as otherwise agreed by the Company in its discretion. A member's failure to perform his purchase obligation under the Feeder Pig Purchase Agreement, among other occurrences, may result in the Company's foreclosure on the security interest in the member's Class A Common. See "Risk Factors--Obligation to Purchase Pigs" and "-- Right of Alliance to Acquire Shares" and "Restrictions on Sale or Other Transfer of the Shares-- Cooperative Association Laws and Charter Documents."


WARRANTIES

     The Company makes no warranties, express or implied, with respect to feeder pigs produced by it, except as expressly provided in the Feeder Pig Purchase Agreement. The Company specifically disclaims any warranties of merchantability or fitness for a particular purpose and makes no warranty as to any specific level of performance with respect to any pigs sold thereunder.

ARBITRATION

     Any controversy arising out or relating to a Feeder Pig Purchase Agreement or any breach thereof (other than certain controversies that include, but are not limited to, controversies arising out of a member's failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs and the Company's exercise of any rights or remedies related thereto) is required to be submitted to binding arbitration under the Feeder Pig Purchase Agreement. Arbitration hearings are to take place in Denver, Colorado, or at such other location as the Company and such member may agree, with judgment upon the award rendered by the arbitrator being entered in any court having jurisdiction.


                         WEANED PIG PURCHASE AGREEMENTS
GENERAL

     The rights and obligations of the parties with respect to the sale of weaned pigs by the Company to its members will be governed by (i) the Weaned Pig Purchase Agreements, in the form attached hereto as Exhibit C, in the case of members owning Class B Common ("Weaned Pig Purchase Agreements"), and (ii) the Class C Weaned Pig Purchase Agreements, in the form attached hereto as Exhibit D, in the case of members owning Class C Common ("Class C Weaned Pig Purchase Agreements" and together with the Weaned Pig Purchase Agreements, the "Weaned Pig Agreements"). Prospective investors should carefully examine the Weaned Pig Purchase Agreement and the Class C Weaned Pig Purchase Agreement. Except as otherwise specifically described under this "Weaned Pig Purchase Agreements" caption, the provisions of the Weaned Pig Purchase Agreements and the Class C Weaned Pig Purchase Agreements are substantially identical. Although the following summary describes the material provisions of each of the Weaned Pig Agreements, it does not purport to be a complete statement of all provisions of the Weaned Pig Purchase Agreement or the Class C Weaned Pig Purchase Agreement and in no way modifies or amends either of the Weaned Pig Agreements.

PURCHASE

     The Company intends to sell weaned pigs that meet particular minimum weight, health, nutrition and genetic quality standards to members of the Company who have entered into a Weaned Pig Agreement with the Company. Weaned pigs that meet such standards, as set forth in the Weaned Pig Agreements, are referred to as "Qualifying Pigs." Pursuant to the terms of the Weaned Pig Agreements, the member of the Company is required to purchase, and the Company is required to sell, Qualifying Pigs in lots of no less than 925, and no more than 1,025, Qualifying Pigs per lot, as determined by the Company. Such lots of weaned pigs are to be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, and the actual production of Qualifying Pigs from the Company's facilities. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. If the Company is successful in implementing its business plan and the proposed new weaned pig production facilities are developed on schedule, the initial lots of weaned pigs resulting from the development and expansion of the Company's weaned pig production operations are not expected to be available to new investor members for up to 11 to 13 months after completion of the sale of a Minimum Class B Block or Minimum Class C Block, as the case may be, of Shares to such members. New investor members will not be entitled to purchase weaned pigs from the Company until such time. In the event that (i) the production of weaned pigs that are to be sold to members under the Weaned Pig Purchase Agreements exceeds two and seven-tenths (2.7) lots per share of Class B Common on a prospective rolling 12-month basis, or (ii) the production of weaned pigs that are to be sold to members under the Class C Weaned Pig Purchase Agreements exceeds two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Weaned Pig Agreements. Investor members will not be entitled to purchase any excess production of weaned pigs. The Company intends to cause any such excess production of weaned pigs to be retained by the Company for development into feeder pigs. The Company has agreed in its Swine Production Services Agreement with Farmland to provide Farmland the first opportunity to purchase any excess weaned pigs that are to be sold by the Company during the term of said Agreement (and in no event less than the five year period ending July 13, 1999). See "Certain Relationships and Related Transactions--Farmland."

PRICE

     The Company intends to sell Qualifying Pigs, subject to adjustment for weight as described below, pursuant to a pricing formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a production margin of $0 to $4.50 per pig (as determined by the Company in its discretion). The financing cost per pig applicable to a member is to be determined on a rolling five-month prospective basis and will be equal to the quotient obtained by dividing (i) the sum of the anticipated required payments of principal and interest (including any scheduled sinking fund payments) for the ensuing 12-month period with respect to the term debt borrowings incurred by the Company in connection with the consummation of the sale of Class B Common or Class C Common, as the case may be, to such member, by
(ii) the total number of Qualifying Pigs anticipated to be produced and shipped by the Company during such 12-month period from the one or more weaned pig production facilities developed through the use of such term debt borrowings and the net proceeds from the sale of Class B Common or Class C Common, as the case may be, to such member (such estimate being based on the total estimated number of Qualifying Pigs to be produced and shipped by the Company during such 12-month period from all weaned pig production facilities of the Company). The operating cost per pig is to be determined on a rolling five-month historical basis and will be equal to the quotient obtained by dividing (i) the sum of (A) all expenses (excluding interest expense, depreciation and amortization) of the Company, plus (B) the net cash flow cost of all capital expenditures of the Company (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements, in each case, for the five months preceding the then present month of shipment, by (ii) the number of Qualifying Pigs produced and shipped by the Company during such five-month period. The production margin per pig is to be determined by the Company in its discretion, subject to the satisfaction of any applicable covenants imposed by the Company's lender. At the time the Company notifies a member that a lot is available for purchase by the member pursuant to the member's Weaned Pig Agreement, the Company will furnish to the member an estimate of the total purchase price of all Qualifying Pigs included in the lot, and the member is required to pay such estimated total purchase price to the Company not less than one day prior to the scheduled shipment date. The actual total purchase price of all Qualifying Pigs included in a lot sold to a member will be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.


WEIGHT ADJUSTMENT

     The purchase price for Qualifying Pigs is subject to adjustment based upon the extent of any variation in the average weight of Qualifying Pigs from 8 to 12 pounds. To the extent that the average weight of a shipment of Qualifying Pigs exceeds 12 pounds per pig, the purchaser will pay an additional $1.00 per pound per pig. To the extent that the average weight of a shipment of Qualifying Pigs is less than 8 pounds per pig, the purchase price will be decreased by $1.00 per pound per pig.

DELIVERY OF PIGS

     The Company will be responsible for obtaining, at the Company's expense, all health permits necessary to qualify the pigs for interstate shipment. It is anticipated that all lots of Qualifying Pigs will be weighed at the Company's expense at a state-inspected scale near the Company's production facility. Delivery is to be FOB shipping point, with the members bearing the risk of loss during transit, and the trucks used to haul Qualifying Pigs from the Company's production facility must be thoroughly cleaned and disinfected prior to loading. A member may inspect the lot of Qualifying Pigs to be purchased by such member prior to loading. After the delivery of pigs at their destination, a member will have the right to seek an appropriate price adjustment for any pig which is found not to be a Qualifying Pig. Such adjustment will be made following the Company's inspection of the subject pigs, and will be determined through mutual agreement of the Company and the member.

TERM AND TERMINATION

     A member's Weaned Pig Agreement will be for an initial term commencing on the date entered into and continuing for a period of 120 months after the date the first delivery of Qualifying Pigs is made to the member thereunder, subject to earlier termination upon the occurrence of certain events. Weaned Pig Agreements will be extended automatically for succeeding one year terms unless the member gives to the Company, not less than one year prior to the expiration of the initial or any extended term, notice that the member desires to terminate the Weaned Pig Agreement as of the expiration of such initial or extended term. The Company may terminate a member's Weaned Pig Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. The member may terminate the Weaned Pig Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Weaned Pig Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. If either party is prevented from performing under the Weaned Pig Agreement because of reasons beyond its control which make it commercially impossible to perform, however, then that party is relieved from such performance so long as it remains commercially impossible to perform. A member's Weaned Pig Agreement automatically terminates if the member assigns or transfers all shares of Class B Common or Class C Common, as the case may be, from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Weaned Pig Agreement prior to the expiration of the initial or any extended term thereof. As noted above, the member's right to terminate the Weaned Pig Agreement at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Weaned Pig Agreements. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Weaned Pig Agreements or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Weaned Pig Agreements or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Class B Common or Class C Common prior to the expiration of the initial or any extended term of the Weaned Pig Agreements or at any time after the expiration of any such term. See "Risk Factors--Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

EFFECT OF PURCHASER DEFAULT

     If a member fails to purchase, pay for, and take delivery of any lot of Qualifying Pigs when and as made available to the member pursuant to the Weaned Pig Agreements, the member is responsible for the damages and expenses incurred by the Company as a result of such failure. In particular, the member is liable for (a) the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for weaned pigs, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure to purchase, pay for, and take delivery of the Qualifying Pigs, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies under the Agreement or otherwise arising. If a member fails to pay promptly the damages and expenses incurred by the Company as a result of the member's failure to purchase, pay for and take delivery of a lot of Qualifying Pigs, such member will not be permitted to purchase any other lots unless and until such damages and expenses are paid, and such member also will be responsible for all damages and expenses accruing to the Company with respect to lots that such member is not permitted to purchase as a result thereof. In addition to the member's responsibility for such damages and expenses, the Company may pursue other remedies, including the termination of the member's Weaned Pig Agreement. If the member is prevented from performing under the Weaned Pig Agreements because of reasons beyond the member's control which make it commercially impossible to perform, however, then the member is relieved from such performance so long as it remains commercially impossible to perform. See "Weaned Pig Purchase Agreements--Term and Termination" and "-- Grant of Security Interest."

GRANT OF SECURITY INTEREST

     Pursuant to the Weaned Pig Agreements, a member grants to the Company, as security for the performance of all of the member's obligations under the Weaned Pig Agreements, a security interest in all of the member's equity interest in the Company. In this regard, the certificates representing shares of Class B Common and Class C Common will be retained by Alliance and members will be required to endorse appropriate stock powers with respect to such certificates. The Company's security interest in the member's shares of Class B Common and Class C Common is to be senior to all others, except for any permissible pledge or other security interest granted in such shares by the member to any financial institution for purposes of securing a loan used in financing the member's acquisition of such shares and as otherwise agreed by the Company in its discretion. A member's failure to perform his purchase obligation under the Weaned Pig Agreements, among other occurrences, may result in the Company's foreclosure on the security interest in the member's Class B Common or Class C Common, as the case may be. See "Risk Factors--Obligation to Purchase Pigs" and "-- Right of Alliance to Acquire Shares" and "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

WARRANTIES

     The Company makes no warranties, express or implied, with respect to weaned pigs produced by it, except as expressly provided in the Weaned Pig Agreements. The Company specifically disclaims any warranties of merchantability or fitness for a particular purpose and makes no warranty as to any specific level of performance with respect to any pigs sold thereunder.

ARBITRATION

     Any controversy arising out or relating to a Weaned Pig Agreements or any breach thereof (other than certain controversies that include, but are not limited to, controversies arising out of a member's failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs and the Company's exercise of any rights or remedies related thereto) is required to be submitted to binding arbitration under the Weaned Pig Agreements. Arbitration hearings are to take place in Denver, Colorado, or at such other location as the Company and such member may agree, with judgment upon the award rendered by the arbitrator being entered in any court having jurisdiction.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names of the current directors and executive officers of the Company, their ages and present positions and offices with the Company are as follows:

           Name         Age         Position and Offices Held


     Wayne N. Snyder    53    Chairman of the Board, President and Director

     Scott R. Webster   36    Vice President and Chief Operating Officer

     Doug Brown         38    Treasurer, Secretary and Director

     Merl Daniel        51    Director

     Gerald D. Johnson  54    Director

     Loren Keppy        35    Director

     Set forth below is a description of the business experience of each director and executive officer of the Company.

     Wayne N. Snyder has served as Chairman of the Board, President and Director of the Company since its formation in May, 1994, and has served as General Manager of Yuma LLC, the Company's predecessor, from October, 1991 to July, 1994. Mr. Snyder has served as Director of Livestock Production for Farmland since 1989. In that capacity, he is responsible for all activities of Farmland's livestock production department. His professional career includes over 20 years of experience with Farmland in a variety of positions, including Regional Manager and Vice President--Sales.

     Scott R. Webster has served as Vice President and Chief Operating Officer of the Company since July, 1995, and has served as a member of the Company's senior management since November, 1994. Mr. Webster is Manager of Pork Production for Farmland, where he is responsible for all of Farmland's pork production activities. Prior to joining Farmland in November, 1994, Mr. Webster served as Director of Nutrition, Research and Development at Brown's of Carolina since June, 1992, where he was involved in developing the company from 8,000 sows to 50,000 sows. He has been involved in pork production activities since 1975 and also was employed by DeKalb Feeds upon the completion of a Master of Science degree from the University of Missouri in 1985 until June, 1992.

     Doug Brown has served as Treasurer and as a Director of the Company since its formation in May, 1994, and as Secretary of the Company since October, 1994. He served as a manager of Yuma LLC from October, 1991 to July, 1994. Mr. Brown has served as the Vice President and General Manager of Yuma Cooperative since 1990. Prior to that time, Mr. Brown served as the general manager of the Douglas Farmers Cooperative in Douglas, Oklahoma for four years.

     Merl Daniel has served as a Director of the Company since March, 1995. Mr. Daniel has been employed by Farmland since 1968, and has served in his present capacity of Vice President and Controller for Farmland since July, 1992. From October, 1990 to July, 1992, he served as Farmland's Director MIS, Operations and Technical Support, in which capacity he managed Farmland's computer operations. Prior to October, 1990, Mr. Daniel served Farmland in a variety of other capacities.

     Gerald D. Johnson has served as a Director of the Company since September, 1994. Mr. Johnson has been employed by Farmers Cooperative Elevator Company, Plymouth, Nebraska as its General Manager since October 1992. Prior to that date, he served six years as Controller of Farmers Cooperative Business Association, Shelby, Nebraska. For the approximately 32 years prior to assuming such position, he served in a variety of positions with several other cooperative associations.

     Loren Keppy has served as a Director of the Company since June 1996. Mr. Keppy has been self-employed as a farmer since 1984. In this regard, he currently operates a 5,000 head per year hog finishing operation near Durant, Iowa, in addition to farming 470 acres of crops. Mr. Keppy received a Bachelor of Science degree in Industrial Technology from the University of Northern Iowa, and is a member of the River Valley Coop.

     Officers are elected annually by the Board of Directors and serve until their respective successors are duly elected and qualified. The Company's Board of Directors currently consists of five directors: Messrs. Snyder, Brown, Daniel, Johnson and Keppy. The members of the Board of Directors are elected for one year terms expiring at the annual meeting of stockholders or until their respective successors are duly elected and qualified, unless sooner removed or disqualified. The Company's Articles of Incorporation and Bylaws provide that at least a majority of the directors constituting the Board of Directors shall be, and less than a majority of the directors need not be, members or duly authorized representatives of members of the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation provides, in effect, that a director of the Company, in his capacity as such, will not be personally liable to the Company or its members or stockholders for monetary damages for violations of a director's fiduciary duty. In accordance with the Colorado Cooperative Association Law, however, the Articles of Incorporation do not eliminate or limit the liability of a director for breaching his duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or obtaining an improper personal benefit. Although the Articles of Incorporation preclude monetary damage awards occasioned by a breach of a director's fiduciary duty, it does not relieve a director of his fiduciary duties and does not prevent a stockholder from seeking equitable remedies, including an injunction prohibiting a proposed action or transaction, or from seeking recision of a transaction.

     The Company's Articles of Incorporation permit the Company to indemnify its directors, officers, employees and agents, or any person who serves at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, to the fullest extent permitted by Colorado law. The Company's Bylaws require the Company to indemnify any person against all liabilities and expenses actually and reasonably incurred by such person in connection with any proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan; provided that such person acted in good faith and in a manner such person reasonably believed, in the case of conduct in an official capacity, to be in the Company's best interests and, in all other cases, to be not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful; and provided, further, that the Company shall not indemnify any person for any liabilities or expenses incurred by such person in connection with a proceeding by or in the right of the Company in which such person shall have been adjudged to be liable to the Company or in connection with any other proceeding in which such person shall have been adjudged to have derived an improper personal benefit. The indemnification provided by the Company's Articles of Incorporation and Bylaws is not exclusive of any other rights to which those seeking indemnification may be otherwise entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DIRECTOR COMPENSATION

     Although the Company's Bylaws provide that directors may be compensated for their services, no compensation has been awarded to, earned by or paid to members of the Company's Board of Directors for service to the Company as such. Each director may be reimbursed for such director's reasonable out-of-pocket expenses incurred in the performance of service to the Company as a director if authorized by the Board of Directors.

EXECUTIVE COMPENSATION

     No compensation has been awarded, earned by or paid to Wayne N. Snyder, the chief executive officer of the Company, by the Company for services rendered to the Company as such during the period from the Company's organization on May 3, 1994 through August 31, 1996. Mr. Snyder is employed by Farmland, which has agreed to provide certain administrative, advisory and consulting services to the Company under the terms of a Swine Production Services Agreement. No executive officer of the Company at August 31, 1996 was awarded, earned or was paid compensation in excess of $100,000 for services rendered to the Company as such during the fiscal year ended August 31, 1996. See "Management--Directors and Executive Officers" and "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

     As of the date of this Prospectus, Farmland and Yuma Cooperative own approximately 49.0% and 11.8%, respectively, of the Class A Common of the Company. In connection with the formation of the Company as a Colorado cooperative association on May 3, 1994, one share of the Company's Class A Common was issued to Farmland for the purchase price of $100. On July 13, 1994, the Company acquired the entire equity ownership rights and interests in Yuma LLC, a Colorado limited liability corporation in which Farmland and Yuma Cooperative owned approximately 71.5% and 28.5%, respectively, of the outstanding equity interests. In exchange for their respective equity interests in Yuma LLC, Farmland and Yuma Cooperative were issued 30 shares and 12 shares, respectively, of the Company's Class A Common. Yuma LLC thereupon was dissolved and liquidated and its assets and liabilities were assigned to and assumed by Alliance. Said assets and liabilities have been reflected on the Company's balance sheet at Yuma LLC's book value, which consisted of $3,027,091 and $80,291 in total assets and liabilities, respectively, at July 8, 1994. As of the date of this Prospectus, the Company has consummated its issuance and sale to Farmland of an additional 17 Class A Shares in exchange for the purchase price of $1,360,000. The Company has entered into various contractual arrangements with both Farmland and Yuma Cooperative for the provision of specific goods and services. All future transactions between the Company and its officers, directors, employees and affiliates, including Farmland and Yuma Cooperative, will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. All such transactions will be subject to the approval of a majority of the independent outside members of the Board of Directors who do not have an interest in the transactions. See "Principal Stockholders."

FARMLAND

     Farmland is a Kansas cooperative association engaged in regional farm supply and marketing operations, including the processing and marketing of pork and beef. Farmland's livestock production department is directly engaged in the production of feeder pigs and finished hogs through contractual arrangements with independent producers, the ownership of pig production operations in joint venture with both agricultural cooperatives and independent producers, as well as other activities including the operation of feeder pig brokerage services. Wayne N. Snyder, Scott R. Webster and Merl Daniel each are employed by Farmland and presently serve as directors or executive officers of the Company.

     Farmland, through its various business divisions and interests, is engaged in providing to competitors of the Company certain goods and services, including the supply of feed and other inputs, breeding stock and administrative services, among others, which are comparable to those being provided by Farmland to the Company. Moreover, Farmland also is directly engaged in the production of hogs through the direct ownership of animals and facilities, through contractual arrangements with other producers, and through joint venture arrangements established with other parties. Because of Farmland's various activities, there may arise conflicts of interest between Farmland and the Company. The Company anticipates that Farmland may continue to engage and invest in activities and businesses other than those of Alliance. Thus, Farmland may have conflicts of interest in allocating its resources and management time, services and functions among the Company and such other activities. Similarly, with respect to the employees of Farmland serving as officers or directors of the Company, Farmland's other business interests may result in competition for their time, services and functions.

     Swine Production Consulting and Services Agreement. The Company has entered into various contractual arrangements with Farmland for the provision of specific goods and services. Under the terms of a Swine Production Services Agreement with the Company, Farmland, acting as independent contractor, has agreed to provide certain administrative, advisory and consulting services to the Company, including the following: performing various ministerial services, including data entry of transactions for accounting purposes and computer generation of financial and operational reports and checks; compilation of the production records with respect to each feeder and weaned pig production facility; logistical backup and coordination, including facilitating the acquisition, servicing, transportation and sale of genetic stock, breeding stock, feeder pigs and weaned pigs; facilitating the purchase of inputs for the Company; assistance in sourcing feed ingredients, animal health products and veterinarian services; assistance in arranging financing; assistance in selection of suitable sites for the Company's facilities; assistance in obtaining appropriate permits for the construction and operation of facilities for the Company; assistance in the recruitment, selection and training of general managers for the Company; and advice and consultation with respect to management practices, feed formulations and other aspects of the Company.

     Farmland has agreed to assist the Company in acquiring the necessary management and labor to adequately staff and operate the Company's pig production facilities. The Company will cause the new pig production facilities to be constructed, provide initial and replacement breeding stock purchased from Farmland or other sources which, under normal circumstances, will be sufficient to keep the facilities in full production and provide adequate record keeping to allow Farmland to provide the accounting and reporting functions required of it under the Swine Production Services Agreement. Finally, the Company will grant Farmland reasonable access to the facilities, in accordance with good bio-security practices, to allow Farmland to provide its required services. Farmland will be paid one dollar ($1.00) for each feeder or weaned pig sold by the Company as partial compensation for Farmland's duties under the agreement. Such amount is subject to adjustment annually commensurate with, and based upon, changes in the Consumer Price Index. For the years ended August 31, 1996 and 1995, the Company paid Farmland a total of $151,905 and $47,045, respectively, for its provision of administrative, advisory and consulting services pursuant to the Swine Production Services Agreement. Farmland also may provide a significant portion of the feed ingredients, nutritional supplements and animal health supplies required by the Company at Farmland's customary rates. For the years ended August 31, 1996 and 1995, the Company purchased $303,963 and $71,438, respectively, of feed ingredients, nutritional supplements and animal health supplies from Farmland.

     Farmland will purchase from the Company gilts produced by the Company for purposes of finishing for use as breeding stock by the Company, subject to available finishing capacity of Farmland. Upon completion of such finishing, Farmland will resell to the Company any such gilts that survive finishing by Farmland. The purchase price to be paid by Farmland to the Company for gilts will be based on the purchase price specified in the Feeder Pig Purchase Agreement between Farmland and the Company or, if no such agreement is then in effect, the purchase price specified in the most recent effective Feeder Pig Purchase Agreement between Farmland and the Company. The purchase price to be paid by the Company to Farmland for finished gilts will be based upon the prevailing market price of hogs at the time of purchase, plus any royalty fees payable by Farmland and a handling fee of $10.00 per gilt. For the years ended August 31, 1996 and 1995, the Company purchased finished gilts from Farmland at an aggregate price of $872,979 and $189,253, respectively. In the event that the Company does not purchase any such finished gilts, Farmland may either market such gilts for slaughter or retain such gilts for use as breeding stock. Farmland has agreed to pay a $10.00 per head fee to the Company for any such
finished gilts that are retained by Farmland for use as breeding stock.   For
the year ended August 31, 1996, Farmland paid $31,590 of such fees to the Company.

     It is anticipated that Farmland may provide hybrid gilts from additional multiplier facilities to meet a portion of the Company's initial stocking and ongoing requirements for breeding stock with respect to each pig production facility in existence, under development or proposed. The actual number of replacement gilts purchased from Farmland will be affected by the Company's requirements and the availability of animals from Farmland's facilities. The purchase price of replacement hybrid breeding stock is to be based upon the prevailing market price of breeding stock at the time of purchase.

     In the Swine Production Services Agreement, the Company has granted Farmland an option during the term of the Agreement (and in no event less than the five-year period ending July 13, 1999) to purchase (a) excess feeder pigs produced by the Company and excess weaned pigs produced by the Company at the price per pig equal to the average price per pig paid by stockholders under Feeder Pig Purchase Agreements or Weaned Pig Purchase Agreements, as the case may be, for the then immediately preceding month, and (b) feeder pigs and weaned pigs that a stockholder has failed to purchase under such stockholder's Feeder Pig Purchase Agreement or Weaned Pig Purchase Agreements, as the case may be, at the price per pig determined pursuant to such Agreement. The Company also has granted Farmland an option to purchase any shares of Common Stock reacquired by the Company.

     Feeder Pig Purchase Agreement. As a member of the Company, Farmland has contracted with the Company to purchase a share of the feeder pigs to be produced by the Company under the same terms required of the Company's other members, except that during the period commencing on July 13, 1994 and ending on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members, the price paid by Farmland for feeder pigs was based only on the Company's operating cost per pig; provided, however, that such price was increased by $4.50 per feeder pig after July 13, 1995. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Farmland for feeder pigs is and will be under terms comparable to those applicable to the Company's members pursuant to the Feeder Pig Purchase Agreements. For the years ended August 31, 1996 and 1995, Farmland purchased feeder pigs from the Company (including Yuma Cooperative's share of feeder pigs produced by the Company) at an aggregate price of $5,035,160 and $1,467,069, respectively. Finally, the Company has agreed to provide Farmland the first opportunity to purchase any feeder pigs produced by the Company in excess of the Company's supply commitments to other members or that other members have failed to purchase during the term of the Swine Production Services Agreement (and in no event less than the five-year period ending July 13, 1999). See "Feeder Pig Purchase Agreement" and "Certain Relationships and Related Transactions--Yuma Cooperative--Feeder Pig Purchase Agreement."

     Real Estate Loans. Between September and December 1995, the Company purchased approximately 1,000 acres of real property in Yuma County, Colorado, upon which the Company has developed one production facility and holds the remaining acreage for the development of additional production facilities (the "Additional Colorado Property"). The acquisition cost of this Additional Colorado Property was approximately $760,000. The Company obtained funding for the purchase of the Additional Colorado Property from the proceeds of a loan obtained from Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for the amortization of the loan over a ten-year period, at a variable rate equal to CoBank's prime rate. As of August 31, 1996, CoBank's prime rate was 8.25%. The payment schedule of the promissory note requires that the Company make interest-only payments for the life of the loan, with a final balloon payment of the principal at the expiration of the ten-year term. To secure the obligations of the promissory note, the Company has agreed to execute a deed of trust in favor of Farmland covering all of the Additional Colorado Property, which deed of trust is second in priority to that of CoBank with respect to the production facility constructed thereon. See "Business--Facilities."

     In November 1996, the Company exercised its rights under an option contract to acquire an approximately 90 acre tract of real property in Wayne County, Illinois, including 45 acres (the "45 Acre Tract") on which the Company has commenced preliminary development activities with respect to a second Illinois sow production facility. The Company obtained funding for the purchase of the 45 Acre Tract from the proceeds of a $200,000 loan provided by Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. The payment schedule for the Farmland loan requires the Company to make interest-only payments for the life of the loan, with a final balloon payment of all principal to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Block of Shares, and (ii) the expiration of ten years. Alliance's obligation to Farmland under this note is secured by a mortgage on the 45 Acre Tract. See "Business--Facilities."

     Pig Producers I, L.P. Farmland holds a 12.5% interest in Pig Producers I, L.P. ("Pig Producers"), a limited partnership engaged in the production of feeder pigs from a 2,450-sow feeder pig production facility located in Yuma County, Colorado. The Company has assigned 14 employees of its employees to perform various facilities operation services for Pig Producers. Pig Producers reimburses the Company for all wages, benefits and other costs attributable to these 14 Alliance employees. From time to time, the Company and Pig Producers also engage in various commercial transactions related to the sale of genetic stock, breeding stock, feed ingredients and animal health supplies.


     Colorado Repopulation. In connection with the repopulation of the Company's feeder pig production facilities located in Yuma County, Colorado, the Company intends to arrange for the finishing of new breeding sows on facilities of independent producers. In this regard, Alliance has contracted with Farmland for the use of facilities as to which Farmland has acquired rights from the owners of such facilities. During the approximately 14 months that Alliance intends to use such facilities, Alliance will have approximately 9,240 pig spaces available to it. Alliance will be obligated to pay the facilities owner a monthly fee equal to $31.50 per pig space divided by 12. In addition, Farmland will be entitled to a monthly fee from Alliance equal to $1.00 per pig space divided by 12. See "Business--Breeding Stock."


YUMA COOPERATIVE

     Yuma Cooperative is a Colorado cooperative association engaged in farm supply and grain marketing activities. Doug Brown is Vice President and General Manager of Yuma Cooperative and serves as a director and executive officer of the Company.

     Yuma Cooperative is engaged in providing to competitors of the Company and other users certain goods and services, including the supply of feed and animal health products, which are comparable to those provided by Yuma Cooperative to the Company. Because of its other business activities, conflicts of interest may arise between Yuma Cooperative and the Company. With respect to the employees of Yuma Cooperative serving as officers or directors of the Company, Yuma Cooperative's other business interests may result in competition for their time, services and functions.

     Feed Purchase Agreement. The Company has entered into a Feed Purchase Agreement with Yuma Cooperative respecting the supply of manufactured feed and animal health products. In this capacity, Yuma Cooperative has agreed to purchase feed-grains and feed additives for the production of feed which, together with animal health products, will be sold to the Company. In exchange for providing these goods and services, Yuma Cooperative is entitled to compensation based upon a fixed charge for the grinding, mixing, and delivery of feed ($14 per ton as of November 1, 1996), in addition to the actual delivered
cost of the feed ingredients.   Feed rations which are pelleted are subject to a
surcharge ($7 per ton as of November 1, 1996). Both the fixed charge and the surcharge are subject to annual increases in November of each year corresponding to any increases in the Consumer Price Index -- Retail Items. Corn provided by Yuma Cooperative for use in feed generally is sold to the Company at delivered cost plus, in the absence of available Company grain storage facilities, a $.10 per bushel handling fee. The Company has the right under the Feed Purchase Agreement, in its sole discretion, to purchase and provide its own corn for feed manufacturing. For the years ended August 31, 1996 and 1995, the Company purchased $3,423,773 and $1,068,014, respectively, of feed from Yuma Cooperative. See "Business--Purchase of Feed and Other Inputs."

Feeder Pig Purchase Agreement. As a member of the Company, Yuma Cooperative has contracted with the Company to purchase a share of the feeder pigs to be produced by the Company under the same terms required of the Company's other members, except that during the period commencing on July 13, 1994 and ending on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members, the price paid by Yuma Cooperative for feeder pigs was based only on the Company's operating cost per pig; provided, however, that such price was increased by $4.50 per feeder pig after July 13, 1995. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Feeder Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Yuma Cooperative for feeder pigs is and will be under terms comparable to those applicable to the Company's members pursuant to the Feeder Pig Purchase Agreements. For the years ended August 31, 1996 and 1995, Yuma Cooperative's share of feeder pigs produced by the Company was purchased from the Company by Farmland. See "Feeder Pig Purchase Agreement" and "Certain Relationships and Related Transactions-- Farmland--Feeder Pig Purchase Agreement."



                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus regarding the beneficial ownership of Class A Common by Farmland, Farmers Cooperative Elevator Company, Yuma Cooperative and Farmers Cooperative Association; the only persons who were the beneficial owners of more than 5% of
the outstanding Class A Common as of such date.   No directors or executive
officers of the Company were the beneficial owners of Alliance Class A Common as of the date of this Prospectus. As of that date, no shares of Class B Common or Class C Common were outstanding. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholder.

            NAME AND ADDRESS OF                AMOUNT AND NATURE OF                PERCENT OF CLASS A
              BENEFICIAL OWNER                 BENEFICIAL OWNER(1)                 COMMON OUTSTANDING

Farmland Industries, Inc. (2)
     3315 North Oak Trafficway
     Kansas City, MO 64116                              50                               49.0%

Farmers Cooperative Elevator
     Company (3)
     501 East Main Street
     Plymouth, NE  68424                                11                               10.8%

Yuma Farmers Milling and Mercantile
     Cooperative Company (4)
     101 South Detroit
     Yuma, CO  80759                                    12                               11.8%

Corn Plus, L.C. (5)
     212 North Agora Street
     Marathon, Iowa  50565                              6                                 5.9%





(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 102 shares of Class A Common outstanding.

(2) The voting and disposition of the shares of Class A Common held by Farmland are subject to the discretion of the board of Directors of Farmland. Pursuant to the Company's Articles of Incorporation, Farmland is prohibited from voting shares of Common Stock representing 25% or more of the shares outstanding during any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender). As of the date of this Prospectus, the Company had borrowed funds from such a lender. See "Business--Financing" and "Description of Capital Stock."

(3) The voting and disposition of the shares of Class A Common held by Farmers Cooperative Elevator Company are subject to the discretion of the Board of Directors of Farmers Cooperative Elevator Company.

(4) The voting and disposition of the shares of Class A Common held by Yuma Cooperative are subject to the discretion of the Board of Directors of Yuma Cooperative.

(5) The voting and disposition of the shares of Class A Common held by Corn Plus, L.C. are subject to the discretion of the managerJWA[4] of Corn Plus, L.C.


                         DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 5,000 shares of (Class A) common stock, $.01 par value per share, 2,500 shares of Class B common stock, $.01 par value per share, and 2,500 shares of Class C common stock, $.01 par value per share. As of the date of this Prospectus, there were 102 shares of Class A Common outstanding, which were held of record by 17 stockholders, and no shares of Class B Common or Class C Common outstanding. Only producers of agricultural products, associations of such producers, and federations of such associations who have executed and delivered to the Company a Feeder Pig Purchase Agreement may own Class A Common, only producers of agricultural products, associations of such producers, and federations of such associations who have executed and delivered to the Company a Weaned Pig Purchase Agreement may own Class B Common, and only producers of agricultural products, associations of such producers, and federations of such associations who have executed and delivered to the Company a Class C Weaned Pig Purchase Agreement may own Class C Common. Only stockholders of the Company may be members of the Company. Except as otherwise specifically described under this "Description of Capital Stock" caption, the powers, preferences and rights of the Class A Common, Class B Common and Class C Common are in all respects identical. To the extent permitted by applicable law, the Board of Directors of the Association is authorized to provide by resolution for the issuance of shares of stock of any class or of any series of any class at any time and to determine, prior to the issuance of any shares of stock of that class or series, the designations, preferences, limitations and relative rights, if any, thereof.

     Except as described in the immediately following sentence, holders of Class A Common and Class B Common are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of Class C Common are entitled to three-fourths of one vote for each share held on all matters submitted to a vote of stockholders. During any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender), (i) no cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares then outstanding with respect to any matter as to which members are not entitled to vote separately as a group or class and (ii) no cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares of any class then outstanding with respect to any matter as to which members are entitled to vote separately as a group or class. JWA[5]A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at any stockholder meeting, except that if any class of capital stock is entitled to vote separately as a class or group, such a quorum must also be obtained with respect to such class. The affirmative vote of at least two-thirds of the shares represented at a meeting at which a quorum is present is required to amend the Company's Articles of Incorporation, to approve certain mergers, consolidations or sales of all or substantially all of the Company's assets and to approve certain other matters. Holders of the Class A Common, holders of the Class B Common and holders of the Class C Common must vote separately as groups or classes with respect to amendments to the Articles of Incorporation that alter or change the designation, preferences, limitations or relative rights of their respective classes of stock so as to affect them adversely and with respect to such other matters as may require group or class votes under applicable law. Holders of the Common Stock do not have cumulative voting rights in the election of directors or preemptive rights to purchase additional shares of Common Stock, and have no subscription, redemption or conversion rights.


     All outstanding shares of Common Stock are, and when issued the Shares offered hereby will be, validly issued, fully paid and nonassessable. Holders of Common Stock are entitled to such patronage distributions as may be paid in the manner determined by the Board of Directors out of funds legally available therefor, subject to certain provisions contained in the loan agreement with the Company's existing lender which restrict the ability of Alliance to pay patronage distributions in cash. The Company intends to distribute, at least annually, all of its net margins, if any, as patronage distributions to its stockholders on the basis of the quantity or value of business done by the
Company with or for each stockholder.   The Company's "net margins" for this
purpose generally are equal to the Company's net income under generally accepted accounting principles (taxable income through and including August 31, 1997) attributable to patronage sourced business done with or for the Company's members (determined before reduction for patronage distributions paid by the Company). In this regard, the Company will compute its net income or taxable income, as the case may be, separately for each group of members (including successors and permitted assigns) whose shares of the Company's Common Stock originally were issued in connection with the Company's acquisition or development of one or more feeder or weaned pig production units financed in part thereby. See "Patronage Distribution Policy."


     Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders, after satisfying the prior distribution rights of creditors of the Company, are distributable ratably among the holders of capital credits and Common Stock at that time outstanding in proportion to the sum of (a) the consideration received by the Company in exchange for each such share of Common Stock issued to the holder thereof (or such holder's predecessors in interest), plus (b) the aggregate amount of principal payments made by such holder (or such holder's predecessors in interest) pursuant to such holder's (or such holder's predecessors in interest's) Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be, with respect to the debt incurred by the Company for the construction and working capital needs of the production facilities constructed with respect to the issuance of such holder's shares of Common Stock.


     The Shares are subject to provisions of the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws which restrict the transferability of the Common Stock, and include a Bylaw provision that gives the Company the right to purchase the Common Stock of a stockholder upon the occurrence of certain events. Such provisions will make it more difficult to effect a change in control of the Company. See "Restrictions on Sale or Other Transfer of the Shares." In addition, the Company's Articles of Incorporation require approval by the holders of at least two-thirds of a quorum of the outstanding shares of Common Stock to amend, alter, change or repeal any provision of the Company's Articles of Incorporation, to approve any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, to approve any merger or consolidation of which the Company is a party and to which the vote of the members is required by law, or to approve any dissolution or voluntary termination of the Company. Such provision could make it more difficult to effect a change in control of the Company.

     The transfer agent for the Common Stock is the Secretary of the Company.


              RESTRICTIONS ON SALE OR OTHER TRANSFER OF THE SHARES

SECURITIES LAWS

     Upon completion of this offering (assuming the sale and issuance of all 51 Class A Shares, all 54 Class B Shares and all 72 Class C Shares offered hereby), there will be 279 shares of Common Stock outstanding, including 153 shares of Class A Common, 54 shares of Class B Common and 72 shares of Class C Common. Of these shares, the 51 Class A Shares, 54 Class B Shares and 72 Class C Shares issued and sold in this offering will be freely transferable without restriction under the Securities Act of 1933, as amended (the "Act"), unless acquired by an "affiliate" (as that term is defined under the Act) of the Company, in which case they will be subject to certain resale limitations under the Act. Of the remaining 102 shares of Class A Common held by existing stockholders of the Company, 10 shares are freely transferable without restriction under the Act, 68 shares (including 55 shares owned by "affiliates" of the Company) are "restricted securities" (as such term is used in Rule 144 under the Act), and the remaining 24 shares are owned by an "affiliate" of the Company. The restricted shares and the shares owned by "affiliates" of the Company are subject to restrictions on resale imposed by the Act and must be held indefinitely unless they are registered under the Act or an exemption from registration thereunder is then available. The Company is the only party who may register its Common Stock under the Act, and it has not agreed to register any shares of Common Stock under the Act for resale or to comply with any exemption under the Act for the resale of any such shares.


     Section 4(1) of the Act provides an exemption from registration under the Act for the resale of securities in the event that the seller of such securities is not then an "issuer", "dealer" or "underwriter" of the securities proposed to be resold. Rule 144 was adopted by the Securities and Exchange Commission as a safe harbor for determining whether a seller would be considered an "underwriter" for purposes of that exemption. Sales of "restricted" shares or shares owned by an "affiliate" cannot be made under Rule 144 unless each of its requirements are satisfied at the time of such sale. Although Rule 144 provides a means for reselling restricted shares and shares owned by affiliates, it is not the exclusive means for reselling such securities.


     In general, Rule 144 currently provides that a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including persons who may be deemed to be affiliates of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly reported trading volume for the shares during the four weeks preceding such sale, provided that the Company has filed certain periodic reports with the Securities and Exchange Commission (or made publicly available certain information concerning it) and the sale is made in a "broker's transaction" or in a transaction directly with a "market-maker," as those terms are used in Rule 144, without the solicitation of buy orders by the broker or such person, and without such person making any payment to any person other than the broker who executes the order to sell the shares of Common Stock. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale by such person, and who has beneficially owned restricted shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume limitations and public information and manner of sale requirements described above. The term "affiliate" is defined to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The Securities and Exchange Commission ordinarily would presume, without limitation, that an officer, director or the beneficial owner of five percent or more of the outstanding voting securities of the Company would fall within this definition.


     Restricted shares properly sold in reliance upon Rule 144 are thereafter freely tradeable without restriction or registration under the Act, unless thereafter held by an affiliate of the Company. The 68 shares of Class A Common held by existing stockholders that are restricted securities have been beneficially owned for over two years, and an aggregate of 13 of these shares are owned by non-affiliates. No person has any right to demand registration of shares of the Common Stock.

COOPERATIVE ASSOCIATION LAWS AND CHARTER DOCUMENTS

     The Colorado Cooperative Association Law and the Company's Articles of Incorporation provide that the certificates of membership in the Company (which also represent shares of Common Stock of the Company) shall not be assignable or transferable except upon consent of the Board of Directors, and that the Company shall have the right in its Bylaws to limit the transfer or assignment of membership and the terms and conditions upon which transfers or assignments may be allowed. The Company's Bylaws provide that the equity interests issued by the Company may not be assigned or transferred, except upon the consent of the Company's Board of Directors, and that the Company's Board of Directors may not give such consent unless any such assignee or transferee of Class A Common executes and delivers to the Company a Feeder Pig Purchase Agreement, any such assignee or transferee of Class B Common executes and delivers to the Company a Weaned Pig Purchase Agreement and any such assignee or transferee of Class C Common executes and delivers to the Company a Class C Weaned Pig Purchase Agreement. Only producers of agricultural products, associations of such producers, and federations of such associations may own Common Stock of the Company.

     In addition to the foregoing transfer restrictions, the Company's Bylaws give the Company the right to purchase a member's Common Stock under certain circumstances, which may adversely affect transferability. Such right is in addition to any right the Company may have to foreclose on the security interest in member's Common Stock pursuant to the Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be. In particular, the Company has the option under its Bylaws to purchase a member's Shares upon the occurrence of certain specified events (a) by tendering to the member (i) the lesser of (A) the price paid to the Company for such investor's Shares, and (B) the book value of the Shares and capital credits associated therewith, less (ii) any indebtedness due the Company from the member, or (b) by tendering to the member a nonvoting certificate of participation representing the member's interest at the time of such tender in a face amount equal to the amount specified in clause (a) above. The occurrences giving rise to such option include the following events: (a) a member's termination of a Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be, without having executed and delivered a replacement for such Agreement or the member's failure to be a party to such Agreement, and (b) the Company's Board of Directors by resolution finds that a member has (i) intentionally or repeatedly violated any provision of the Company's Articles of Incorporation or Bylaws, (ii) breached a Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be, or materially breached any other contract with Company, (iii) remained indebted to the Company for 90 days after such indebtedness first becomes payable, or (iv) willfully obstructed any lawful purpose or activity of the Company. In the event the Company exercises either option, the voting stock of the member shall be canceled, and the member shall thereafter have no voting rights in the Company. The Company is under no obligation, however, to redeem or repurchase an investor's Common Stock at any time. See "Risk Factors--Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Feeder Pig Purchase Agreement" and Weaned Pig Purchase Agreements."


     Finally, a legend in substantially the following form will be placed on each certificate representing Shares of Common Stock issued in the offering:

     Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

     The transfer and other restrictions discussed above could make it more difficult to effect a change in control of the Company.

                             PLAN OF DISTRIBUTION

GENERAL

     The Company intends to sell the Shares through agents designated by the Company or, if permitted under applicable law, directly to one or more
purchasers through the efforts of its directors, officers and employees.   In
this regard, the Company has retained Interstate/Johnson Lane Corporation ("I/JL") to serve as its agent in connection with this offering. The Company has reserved the right to sell the Shares directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so. In the event that the Company sells Shares directly to investors through the efforts of its directors, officers and employees, such directors, officers and employees will not be compensated in connection with such participation through the payment of commissions or other remuneration based either directly or indirectly on transactions in the Shares offered. Any offering of the Shares will be made exclusively to producers of agricultural products, associations of such producers, and federations of such associations. No one has committed to purchase any of the Shares.

     Agents participating in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any commissions and other compensation received by them may be deemed to be underwriting discounts and commissions under the Act. The Company anticipates that it will enter into an agency agreement with I/JL providing for the payment by Alliance of a lump sum fee of $40,000 regardless of whether any or all Shares offered hereby are sold. It is anticipated that the Company will agree to reimburse I/JL for its reasonable out-of-pocket expenses in connection with the offering of the Shares. The net proceeds to the Company from the sale of the Shares will be the public offering price of the Shares less any commissions and other attributable expenses of issuance and distribution.

     I/JL may be entitled, under an agency agreement to be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be entitled to contribution with respect to payments which I/JL may be required to make in respect thereof. Agents may engage in transactions with or perform services for the Company in the ordinary course of business.

INVESTOR SUITABILITY STANDARDS

     The Shares may be offered and sold only to producers of agricultural products, associations of such producers, and federations of such associations. In addition, if any investor in the offering is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, such investor must (i) have a net worth, or joint net worth with that investor's spouse, in either case, exclusive of home, furnishings and automobiles ("Adjusted Net Worth") of at least $65,000 at the time of such investor's purchase, and an annual gross income of at least $65,000 for each of the investor's two most recent tax years; or (ii) have Adjusted Net Worth of at least $250,000 at the time of such investor's purchase. Each investor will be required to represent in writing in the Subscription Agreement that the investor is a producer of agricultural products, an association of such producers, or a federation of such associations and, if a resident of Iowa, or otherwise subscribing for Shares in Iowa, that the investor meets the foregoing suitability standards for Iowa investors.

MINIMUM BLOCK REQUIREMENT

     The Class A Shares will be offered on a "best efforts, all-or-none" basis for 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class A Blocks of Shares until 51 Class A Shares have been issued and sold. The Class B Shares will be offered on a "best efforts, all-or-none" basis for 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks of Shares until 54 Class B Shares have been issued and sold. The Class C Shares will be offered on a "best efforts, all-or-none" basis for 24 Class C Shares (a "Minimum Class C Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks of Shares until 72 Class C Shares have been issued and sold. As of the date of this Prospectus, the Company has not consummated the issuance and sale of any shares of Common Stock in this offering. Any agent of the Company involved in the offer or sale of the Shares will be acting on such "best efforts, all-or-none" basis during the period of such agent's appointment. There can be no assurance that any or all of the Shares will be sold.


     The number of Class A Shares constituting a Minimum Class A Block has been determined by the Company based on the number of lots of feeder pigs (900 to 1,000 pigs per lot) that the Company anticipates can most efficiently be made available to members of the Company from a single 2,450-sow feeder pig production facility. Pursuant to the Feeder Pig Purchase Agreements to be entered into by investors at the time a subscription for Class A Shares is made, each member of the Company owning shares of Class A Common will be required to purchase feeder pigs in lots of no less than 900, and no more than 1,000, pigs per lot, as determined by the Company. Such lots of feeder pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class A Common and the actual production of Qualifying Pigs from the Company's facilities. The Company anticipates that the production of one 2,450-sow feeder pig production facility will be adequate to provide lots of between 900 and 1,000 feeder pigs to 17 members (assuming that each such member owns only one Class A Share) in order of rotation such that delivery of a lot of between 900 and 1,000 feeder pigs can be made to a member at approximately the time at which the pigs previously delivered to such member are finished to market weight and available for shipment to slaughter. There can be no assurance that the Company will be successful in meeting this production schedule, or that feeder pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class A Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of feeder pigs from a single 2,450-sow feeder pig production facility. See "Feeder Pig Purchase Agreement."


     The number of Class B Shares constituting a Minimum Class B Block has been determined by the Company based on the number of lots of weaned pigs (925 to 1,025 pigs per lot) that the Company anticipates can be made available to members of the Company from a single 2,450-sow weaned pig production facility. Pursuant to the Weaned Pig Purchase Agreements to be entered into by investors at the time a subscription for Class B Shares is made, each member of the Company owning shares of Class B Common will be required to purchase weaned pigs in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Such lots of weaned pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class B Common and the actual production of Qualifying Pigs from the Company's facilities. The Company anticipates that the production of one 2,450-sow weaned pig production facility will be adequate to provide lots of between 925 and 1,025 weaned pigs to 18 members (assuming that each such member owns only one Class B Share) in order of rotation such that delivery of two and seven-tenths (2.7) lots of weaned pigs can be made to a member on a rolling 12-month basis. There can be no assurance that the Company will be successful in meeting this production schedule, or that weaned pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class B Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of weaned pigs from a single 2,450-sow weaned pig
production facility according to the schedule described above.   See "Weaned Pig
Purchase Agreements."

      The number of Class C Shares constituting a Minimum Class C Block has been determined by the Company based on the number of lots of weaned pigs (925 to 1,025 pigs per lot) that the Company anticipates can be made available to members of the Company from a single 2,450-sow weaned pig production facility. Pursuant to the Class C Weaned Pig Purchase Agreements to be entered into by investors at the time a subscription for Class C Shares is made, each member of the Company owning shares of Class C Common will be required to purchase weaned pigs in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Such lots of weaned pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class C Common and the actual production of Qualifying Pigs from the Company's facilities. The Company anticipates that the production of one 2,450-sow weaned pig production facility will be adequate to provide lots of between 925 and 1,025 weaned pigs to 24 members (assuming that each such member owns only one Class C Share) in order of rotation such that delivery of two and one-tenth (2.1) lots of weaned pigs can be made to a member on a rolling 12-month basis. There can be no assurance that the Company will be successful in meeting this production schedule, or that weaned pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class C Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of weaned pigs from a single 2,450-sow weaned pig
production facility according to the schedule described above.   See "Weaned Pig
Purchase Agreements."

     The minimum investment for each investor is not less than one Share. In addition, each investor purchasing one or more Class A Shares must enter into a Feeder Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit B, each investor purchasing one or more Class B Shares must enter into a Weaned Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit C, and each investor purchasing one or more Class C Shares must enter into a Class C Weaned Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit D. No fractional shares will be issued.

FINANCING COMMITMENT REQUIREMENT

     The consummation of the issuance and sale of the Shares will be conditioned upon and subject to Alliance obtaining a commitment for at least $2,720,000 of term debt borrowings with respect to each Minimum Class A Block of Class A Shares and a commitment for at least $2,160,000 of term debt borrowings with respect to each Minimum Class B Block of Class B Shares and each Minimum Class C Block of Class C Shares. As of the date of this Prospectus, the Company has obtained a commitment for the necessary loans with respect to the Class A Shares from its current lender, CoBank, until August 31, 1997. No assurances can be given that an extension of such commitment will be obtained on favorable terms, if at all. As of the date of this Prospectus, the Company has not obtained a commitment for the necessary loans with respect to the Class B Shares or the Class C Shares, but is engaged in negotiations with a lender to obtain a commitment for such loans. If any loan commitment is withdrawn or terminated, or the Company is unable to obtain an acceptable commitment for such a loan from another lender prior to or concurrently with the termination date of the offering, all outstanding subscriptions for Shares in a Minimum Block for which such a commitment is not obtained will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. See "Business--Financing."

SUBSCRIPTION PROCEDURE

     In order for an investor to subscribe for one or more Shares in a Minimum Block, the following items must be delivered to the Company or its agent on or before the termination of the offering (see "Termination of the Offering" below):

          (1) two completed and executed copies of a Subscription Agreement in the form attached to this Prospectus as Exhibit A;

          (2) the subscriber's check, bank draft or wire transfer (contact Alliance for wire transfer instructions), payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300" in an amount representing the aggregate purchase price of the Shares being subscribed for; and

          (3) two completed and executed copies of a Feeder Pig Purchase Agreement in the form attached to this Prospectus as Exhibit B, with respect to a subscription for Class A Shares, two completed and executed copies of a Weaned Pig Purchase Agreement in the form attached to this Prospectus as Exhibit C, with respect to a subscription for Class B Shares, and two completed and executed copies of a Class C Weaned Pig Purchase Agreement in the form attached to this Prospectus as Exhibit D, with respect to a subscription for Class C Shares.


     In addition, if any investor in the offering is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, such investor may be required to deliver to the Company a completed and executed Potential Investor Questionnaire with respect to the Adjusted Net Worth and gross income thresholds described under "-- Investor Suitability Standards" above.

     Pending the Company's acceptance of subscriptions for a Minimum Class A Block of 17 Class A Shares, a Minimum Class B Block of 18 Class B Shares or a Minimum Class C Block of 24 Class C Shares in this offering, all funds received by the Company and its agents in payment of the public offering price for the Shares promptly will be deposited in an interest-bearing escrow account established at NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank), Kansas City, Missouri. Payment of the offering price must be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300," the escrow account established at such bank. Upon the Company's acceptance of subscriptions for one or more Minimum Class A Blocks, one or more Minimum Class B Blocks or one or more Minimum Class C Blocks, as the case may be, and the satisfaction of certain other conditions, all funds deposited in the escrow account with respect to such Shares will be paid to the Company. Subscriptions for Shares that collectively do not constitute a Minimum Block of Shares will not be accepted by the Company. In the event that Alliance does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the prospective investors, together with any interest earned thereon and without any deduction being made for expenses. All subscriptions for Shares submitted by subscribers shall be irrevocable and shall survive the death or disability of the subscriber, in the case of an individual, or the dissolution or bankruptcy of the subscriber, in the case of an entity. There can be no assurance that any or all of the Shares will be sold. See "Plan of Distribution--Escrow of Proceeds."

      Alliance reserves the right, in its sole and absolute discretion, to accept or reject any subscription, in whole or in part, and no subscription shall be binding on Alliance unless and until accepted by Alliance. Each subscriber will be promptly notified by Alliance as to whether his or her subscription has been accepted. If a subscription is accepted, an authorized officer of Alliance will execute both copies of the Subscription Agreement and the Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be, submitted by the subscriber and return one executed copy of each such agreement. The Shares of Common Stock shall not be deemed to be owned by an investor until both copies of the Subscription Agreement and the applicable Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement have been executed by the investor and countersigned by Alliance and the subscription procedure described above otherwise has been complied with. Alliance and its agent will arrange for delivery of the certificates for Shares of Common Stock as promptly as practicable thereafter, which certificates will, however, be retained by Alliance as security for the performance by the investor of his obligations under the Feeder Pig Purchase Agreement, Weaned Pig Purchase Agreement or Class C Weaned Pig Purchase Agreement, as the case may be, to purchase his proportionate share of the Company's pig production. In this regard, investors will be required to endorse appropriate stock powers with respect to such certificates. The Company may agree in its discretion, however, to permit the investor to pledge or grant a security interest in the investor's shares of Common Stock to any financial institution for purposes of securing a loan used in financing the investor's acquisition of such shares. See "Feeder Pig Purchase Agreement" and "Weaned Pig Purchase Agreements."

ESCROW OF PROCEEDS

     The Company has entered into an escrow agreement (the "Escrow Agreement") pursuant to which all funds received by the Company and its agents in payment of the public offering price for the Shares promptly will be deposited in an interest-bearing escrow account with NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank), Kansas City, Missouri (the "Escrow Agent"). All such funds will be held in escrow during the "Escrow Period" which shall begin with the commencement of the offering and terminate upon the earlier of (i) the date upon which the Escrow Agent has disbursed and delivered $4,080,000 in collected funds with respect to Class A Shares, $3,240,000 with respect to Class B Shares and $3,240,000 with respect to Class C Shares to the Company in accordance with the Escrow Agreement, and (ii) the termination of the offering, whether by lapse of time or the election of the Company to do so. During the Escrow Period, subscribers will have no right to a return of their payment. All escrowed funds may be invested in bank accounts, bank money-market accounts, short-term certificates of deposit issued by a bank or short-term securities issued or guaranteed by the U.S. Government, as specified by the Company.

     Funds deposited into escrow may be disbursed to the Company, in the amount of $1,360,000 with respect to Class A Shares, $1,080,000 with respect to Class B Shares and $1,080,000 with respect to Class C Shares (the "Minimum"), or an integral multiple thereof, upon the satisfaction of the following conditions:
(i) the Escrow Agent has received written confirmation from the Company that the Company has obtained a commitment for at least $2,720,000 of debt financing or borrowings with respect to the disbursement of each Minimum for Class A Shares and a commitment for at least $2,160,000 of debt financing or borrowings with respect to the disbursement of each Minimum for Class B Shares or Class C Shares; (ii) the Escrow Agent has received an affidavit from the Company and its agents in the offering identifying the number of Shares subscribed for and the amount of proceeds deposited into escrow and certifying that (a) there have been no material omissions or changes in the financial condition of the Company, or other changes of circumstances, that would render the amount of proceeds inadequate to finance the Company's proposed plan of operations, business or enterprise, and (b) there have been no material omissions or changes that would render the representations contained in the registration statement, including the prospectus constituting a part thereof, to be fraudulent, false or materially misleading; and (iii) the Escrow Agent has received an order permitting the requested disbursement of proceeds from the securities administrators of those states which impose such condition, if any. The Company shall be entitled to any interest earned on the funds disbursed to it and remaining after deduction for fees and reimbursement of costs and expenses due the Escrow Agent.


     Upon the termination of the Escrow Period, any proceeds remaining in escrow are to be disbursed to the prospective investor from whom they were received upon the Escrow Agent's receipt of an order permitting the requested disbursement of proceeds from the securities administrators of those states which impose such condition, if any. Such refunded proceeds are to be disbursed to investors without any deduction, penalty or expense thereon being made. Interest earned on funds to be returned to prospective investors shall be paid to such investors as designated or approved in writing by the Company.

     In consideration of its services under the Escrow Agreement, the Escrow Agent has been paid an initial acceptance fee in an amount equal to $750, and will be paid an annual base fee in an amount equal to $750. In addition, the Company will pay to the Escrow Agent $7 for each cash transaction processed by the Escrow Agent to reimburse it for its actual cost in accepting and disbursing funds, and $15 for each investment transaction made with respect to the escrowed funds. A cash management fee equal to 3 of 1% per annum of the principal amount of the escrowed funds may also be payable depending upon the investment selected for the escrowed funds. No fees, reimbursement for costs and expenses, or any moneys whatsoever shall be paid out of or chargeable to investors' funds held in escrow by the Escrow Agent.

OFFERING PRICE

     The Shares are being offered at the public offering price set forth on the cover page of this Prospectus. This public offering price has been arbitrarily determined by the Company and is not based on any recognized criteria of value. Among the factors considered in making such determination are the amount of the anticipated debt borrowings, together with the net proceeds from the sale of the Shares, required to develop each additional feeder or weaned pig production facility, which factor takes into account the anticipated development costs for new facilities, the applicable debt-to-equity ratio or minimum equity amount that the Company anticipates will be required by potential lenders, and the anticipated interest and debt service requirements associated with such borrowings. The Company also considered the interest requirements on up to $1,360,000 of feeder pig facilities development financing that the Company anticipates it may incur with respect to each new feeder pig production facility. See "Business--Financing." To a much lesser extent the Company also considered the prevailing market conditions for feeder pigs and weaned pigs, the financial prospects and anticipated business potential of the Company, the history of and prospects for the industry in which the Company competes, the state of the Company's development and other similar factors. The public offering price may not necessarily reflect any relationship to the Company's assets, historical losses, book value or other financial statement criteria of value.


ABSENCE OF PUBLIC MARKET

     There is no public market for the Common Stock of the Company, and no public market for the Common Stock is expected to develop as a result of the offering of the Shares. Transfers of the Shares will be subject to significant restrictions and limitations set forth in the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws. The certificates representing the Shares will bear one or more legends describing or referencing certain applicable restrictions on transfer. For these and other reasons, the Shares will not be readily marketable, and purchasers thereof must bear the economic risk of investment for an indefinite period and may not be able to liquidate their investment in the event of any emergency or otherwise. See "Restrictions on Sale or Other Transfer of the Shares" and "Description of Capital Stock."

     The Company does not intend to apply for listing of the Shares on a national securities exchange.

TERMINATION OF THE OFFERING

     The offering of the Shares will terminate on             , 1998 (550 days
from the              , 1997 commencement of the offering), unless extended by
the Company for a period of up to an additional 180 days. Alliance has the right to terminate the offering at any time. In the event a Minimum Class A Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,720,000 of term debt borrowings with respect to a Minimum Class A Block prior to or concurrently with such date, all outstanding subscriptions for Class A Shares that do not constitute a Minimum Class A Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. In the event a Minimum Class B Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,160,000 of term debt borrowings with respect to a Minimum Class B Block prior to or concurrently with such date, all outstanding subscriptions for Class B Shares that do not constitute a Minimum Class B Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. In the event a Minimum Class C Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,160,000 of term debt borrowings with respect to a Minimum Class C Block prior to or concurrently with such date, all outstanding subscriptions for Class C Shares that do not constitute a Minimum Class C Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. See "Plan of Distribution--Subscription Procedure."


                                LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri 64106-2150.

                                   EXPERTS

     The financial statements of Alliance Farms Cooperative Association as of August 31, 1996 and August 31, 1995 and for the years ended August 31, 1996 and 1995, included herein and elsewhere in the registration statement of which this Prospectus is a part, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The Company is currently subject to the informational requirements of the Exchange Act, and in accordance therewith the Company files annual and quarterly reports and other information with the Commission. Such reports and other information may be inspected and copied at the Commission's office located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Materials also may be obtained from the Commission's Web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission.

     This Prospectus constitutes an integral part of a Registration Statement on Form SB-2 (No. 333-25501) (which, together with all amendments, exhibits and schedules thereto, is referred to as the "Registration Statement") filed by the Company with the Commission in Washington, D.C. under the Securities Act of 1933, as amended, with respect to the Shares being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and related exhibits. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the Commission's offices located at the addresses set forth above. Copies of the Registration Statement or any portion thereof can be obtained at prescribed rates from the Public Reference Section of the Commission located at the address set forth above.

                     INDEX OF FINANCIAL STATEMENTS

                                                            Page

ALLIANCE FARMS COOPERATIVE ASSOCIATION

Independent Auditors' Report........................................F-2

Balance Sheets as of August 31, 1996 and 1995.......................F-3

Statements of Operations for the
      years ended August 31, 1996 and 1995..........................F-4

Statement of Shareholders' Equity for the
      years ended August 31, 1996 and 1995..........................F-5

Statements of Cash Flows for the years ended
      August 31, 1996 and 1995......................................F-6

Notes to Financial Statements.......................................F-7

Condensed Balance Sheets as of February 28, 1997
      (unaudited) and August 31, 1996 .............................F-12

Condensed Statements of Operations for the
      three and six months ended February 28, 1997
      and 1996 (unaudited).........................................F-13

Condensed Statements of Cash Flows for the six months ended
 February 28, 1997 and 1996 (unaudited)............................F-14

Notes to Condensed Financial Statements............................F-15


                         Independent Auditors' Report



The Board of Directors
Alliance Farms Cooperative Association:

We have audited the accompanying balance sheets of Alliance Farms Cooperative Association as of August 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Association's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Farms Cooperative Association as of August 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Kansas City, Missouri                                    KPMG Peat Marwick LLP
October 23, 1996




                  ALLIANCE FARMS COOPERATIVE ASSOCIATION
                              BALANCE SHEETS
                         August 31, 1996 and 1995

                                                                  August 31, 1996              August 31, 1995
ASSETS
Current Assets:
   Cash and cash equivalents                                                 $0                   $1,477,213
   Receivables                                                           72,448                       31,887
   Inventory  (Note 4)                                                2,435,477                    1,069,144
   Other current assets                                                  48,273                       19,274
       Total current assets                                           2,556,198                    2,597,518

   Property, plant and equipment, at cost (Note 5)                   16,491,601                   10,345,236
   Less accumulated depreciation                                      1,333,291                      705,989
                                                                     15,158,310                    9,639,247

   Breeding stock                                                     3,928,215                    2,877,957
   Less accumulated depreciation                                      1,013,872                      708,363
                                                                      2,914,343                    2,169,594
   Other assets, net of $51,568 and $29,462
     accumulated amortization                                           216,762                      165,581
                                                                    $20,845,613                  $14,571,940


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Bank overdraft                                                       575,749                            0
   Current maturities of long-term debt (Note 6)                        870,000                      580,000
   Accounts payable (Note 3)                                            526,193                      672,957
   Accrued rebates (Note 2)                                             670,167                       41,139
   Accrued expenses                                                     171,791                       65,151

     Total current liabilities                                        2,813,900                    1,359,247

Long-term debt (Note 6)                                              13,425,424                    8,585,000

Shareholders' equity
   Common stock of $.01 par value;  authorized
     10,000 shares, issued and outstanding 102 shares
     (85 shares at August 31, 1995)                                           1                            1
   Additional paid-in capital                                         7,487,653                    6,165,970
   Accumulated deficit                                               (2,881,365)                  (1,538,278)
      Total shareholders' equity                                      4,606,289                    4,627,693
     Commitments (Note 7)                                               ------                      ------
                                                                    $20,845,613                  $14,571,940

       See accompanying notes to financial statements


                                ALLIANCE FARMS COOPERATIVE ASSOCIATION
                                        STATEMENTS OF OPERATIONS

                            For the years ended August 31, 1996 and 1995

                                           1996               1995
Net sales  (Note 2)                      $7,037,927         $1,554,113
Cost of goods sold                        6,422,838          1,836,388

     Gross margin/(loss)                    615,089           (282,275)

Expenses related to start-up
  of new production facilities              426,926            754,756

Administrative expenses                     369,787            101,927

Loss on sale of breeding stock              226,738            112,797


Operating loss                            ($408,362)       ($1,251,755)

Other income (expense):
   Interest expense                      (1,001,329)          (289,082)

   Other                                     66,604             27,509
                                           (934,725)          (261,573)

Net loss                                ($1,343,087)       ($1,513,328)

    See accompanying notes to financial statements



                                ALLIANCE FARMS COOPERATIVE ASSOCIATION
                                   STATEMENTS OF SHAREHOLDERS' EQUITY

                      For the years ended August 31, 1996 and August 31, 1995

                                                               Additional                                    Total
                                        Common                  paid-in            Accumulated          Shareholders'
                                         stock                  capital              deficit                equity
Balance at August 31, 1994                $1                   4,885,559              (24,950)            $4,860,610

Sale of 17 shares of common
stock - $.01 par per share,
net of $82,356 offering costs             ---                  1,280,411            ---                    1,280,411

Net loss                                  ---                  ---                 (1,513,328)            (1,513,328)

Balance at August 31, 1995                $1                   6,165,970           (1,538,278)            $4,627,693

Sale of 17 shares of common
stock - $.01 par per share,
net of $38,317 offering costs             ---                  1,321,683             ---                   1,321,683

Net loss                                  ---                  ---                 (1,343,087)            (1,343,087)

Balance at August 31, 1996                $1                   7,487,653           (2,881,365)            $4,606,289

            See accompanying notes to financial statements



                                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                                            STATEMENTS OF CASH FLOWS

                                  For the years ended August 31, 1996 and 1995

                                                         1996                          1995


Cash flow from operating activities:

   Net loss                                             $(1,343,087)                  $(1,513,328)

   Adjustment to reconcile net loss to net cash

     used in operating activities:

        Provision for depreciation and amortization       1,721,482                       862,206

        Loss on sale of breeding stock                      226,738                       112,797

   Changes in assets and liabilities:

        Receivables                                         (40,561)                        1,185

        Inventory                                        (1,366,333)                     (791,628)

        Other current assets                                (28,999)                        5,624

        Other assets                                        (38,593)                      (39,165)

        Accounts payable                                   (146,764)                      245,943

        Accrued rebates                                     629,028                        41,139

        Accrued expenses                                    106,640                        29,941

            Net cash used in                               (280,449)                   (1,045,286)

               operating activities


Cash flows from investing activities:

   Capital expenditures                                  (8,808,888)                  (10,044,382)

   Proceeds from sale of breeding stock                     626,268                        88,051

          Net cash used in investing activities          (8,182,620)                   (9,956,331)

Cash flows from financing activities

   Proceeds from issuance of long term debt               3,798,000                     9,165,000

   Net increase in revolving term credit                  1,276,000                           ---

   Payment on long term debt                               (580,000)                          ---

   Increase in note payable to Farmland                     636,424                           ---

   Issuance of common stock, net of offering costs        1,321,683                     1,280,411

  Loan origination fees                                     (42,000)                      (74,180)

  Bank overdraft                                            575,749                           ---

           Net cash provided by
           financing activities:                          6,985,856                    10,371,231

            Decrease in cash and cash
                equivalents                              (1,477,213)                     (630,386)

Cash and cash equivalents at beginning of period         $1,477,213                    $2,107,599

Cash and cash equivalents at end of period                       $0                    $1,477,213

Supplemental schedule of cash paid for interest:           $989,334                      $228,977

                      See accompanying notes to financial statements


Alliance Farms Cooperative Association

Notes to Financial Statements


1.   Description of the Business and Summary of Significant Accounting Policies

     Alliance Farms Cooperative Association (Alliance) is a cooperative association engaged in the production of feeder pigs for sale to its members. As of August 31, 1996 Alliance owned and was operating five 2,450-sow feeder pig production facilities in Yuma County, Colorado and a comparable facility was being developed in Wayne County, Illinois.

     ( a )     Inventory

     Inventories are stated at the lower of cost or market. Cost has been determined by the average cost method for feeder pigs.

     Inventoriable costs are costs incurred in producing feeder pigs at the feeder pig production facility from the time of gestation through sale of the feeder pig. Such costs include feed, care and a proportionate share of the depreciation of the breeding stock and facilities. Market value used for purposes of computing lower of cost or market approximates the ultimate sale price of feeder pigs which is determined contractually between Alliance Farms and its members/patrons.

     ( b )     Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally from three to twenty years. Major repairs that extend the life of an asset are capitalized. Normal repair and maintenance costs are expensed.

     Statement of Financial Accounting Standards No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("Statement 121") is effective for fiscal years beginning after December 15, 1995 (Alliance's 1997 fiscal year). Statement 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Management expects the adoption of Statement 121 will not have a significant impact on Alliance's financial statements.

     ( c )     Breeding Stock

     Breeding stock is stated at cost. Depreciation on breeding stock is calculated on the straight-line method over the estimated breeding life of the animals, three years.

     ( d )     Cash and Cash Equivalents

     Cash and cash equivalents in the accompanying statement of cash flows include cash on hand and short-term investments with original maturities of less than ninety days.

     ( e )     Other Assets
     Other assets consist of organizational costs which are amortized over five years and loan origination fees which are amortized over the term of the loan, 12 years.



     ( f )     Sales

     Alliance Farms recognizes sales at the time pigs are shipped.

     ( g )     Income Taxes

     Alliance Farms is subject to income taxes on all income not distributed to patrons as patronage refunds. Deferred income taxes have not been provided, because all sales were to members for the periods ended August 31, 1996, 1995 and 1994 and all future sales are anticipated to be to members.

     ( h )     Use of Estimates

     Management of Alliance has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.   Sales

     Alliance has sold 100% of its feeder pigs to its members for the fiscal year ended August 31, 1996 and 1995 at a contractual price which is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and, after July 13, 1995, an additional $4.50 per pig and at a contractual price which was based on Alliance's operating costs (which were based on a twelve month rolling average) for the first nine months of the fiscal year ended August 31, 1995.

     Alliance's sales for the fiscal years ended August 31, 1996 and 1995 have been reduced by the accrual of a rebate of $670,167 and $41,139, respectively. The 1996 accrual is intended to be paid to its members after the end of the fiscal year.

     Because the contractual price for the sale of a feeder pig is determined based upon, among other things, a twelve month historical rolling average for operating costs and to the extent that current operating costs per pig exceed the historical average operating costs, Alliance may incur a negative gross margin on the sale of its feeder pigs during periods of rising costs.

     Alliance's average net sales price and the average industry market price were as follows:

                                                      Fiscal Year Ended
                                                        August 31
                                                     1996             1995

      Average Net Sales Price                        48.12           33.16
      Average Industry Market*                       41.15           32.17

     *As published by Spark's Companies, Inc. (from the USDA's Market News Service)

3.   Transactions with Farmland and Yuma Cooperative

     As of August 31, 1996 and 1995, Farmland Industries, Inc. (Farmland) owned approximately 49% and 47.1%, respectively, of the Common Stock of Alliance, and Yuma Farmers' Milling and Mercantile Cooperative (Yuma Cooperative) owned approximately 11.8% and 14.1%, respectively, of the Common Stock of Alliance.

     Alliance purchased feed from Yuma Cooperative and animal health supplies and breeding stock from Farmland based on market prices. Yuma Cooperative and Farmland are members of Alliance. Alliance also sold feeder pigs to Farmland and Yuma Cooperative. Such purchases and sales were as follows:

                                             Fiscal Year Ended
                                                 August 31
                                           1996                   1995


        Feed Purchases              $   3,423,773         $   1,068,014
        Animal Health Purchases           303,963                71,438
        Breeding Stock                    872,979               189,253
        Feeder Pig Sales                5,035,160             1,467,069


     Farmland provides the Company with an administrative office in Yuma, Colorado at no cost to the Company. Farmland also performs administrative, advisory and consulting services on behalf of Alliance pursuant to a contractual agreement. The agreement provides that Farmland will be compensated for such services in an amount equal to one dollar per pig shipped adjusted annually for inflation for a term of ten years commencing July 13, 1994. Amounts paid by Alliance to Farmland under such agreement were as follows:
                                                  Fiscal Year Ended
                                                       August 31
                                           1996              1995
        Management Fee                  $   151,905        $   47,045


     Alliance owed $38,650 and $137,722 at August 31, 1996 and $66,597 and $32,882 at August 31, 1995 to Farmland and Yuma Cooperative respectively, for goods and services. Alliance is also obligated to Farmland in the amount of $636,424 at August 31, 1996 pursuant to a $760,000 promissory note. See note 6.

4.   Inventory

     Major components of inventories as of August 31, 1996 and August 31, 1995 are as follows:
                                                   August 31
                                            1996                     1995

        Feeder Pigs                   $   2,265,056            $     993,554
        Other                               170,421                   75,590
                                      $   2,435,477            $   1,069,144

5.   Property, Plant and Equipment

     Property, plant and equipment at August 31, 1996 and 1995 consisted of the following:

                                            1996                     1995
        Land                           $   1,717,079             $   261,340
        Buildings                         13,129,134               7,599,070
        Site Improvements                  1,019,936                 422,458
        Machinery and equipment              254,316                 123,034
        Mobile equipment                      27,346                    ----
        Furniture and office equipment        21,694                  11,139
        Construction in progress             322,096               1,928,195
                                       $  16,491,601             $10,345,236

6.   Long-Term Debt

     Long term debt at August 31, 1996 and 1995 consisted of the following:

                                          1996                        1995


        CoBank Term Loan               $  11,518,000             $ 8,300,000
        CoBank Revolving Term Credit       2,141,000                 865,000
        Note Payable to Farmland             636,424                    ----
                                          14,295,424               9,165,000

        Less Current Maturities              870,000                 580,000
                                       $  13,425,424             $ 8,585,000


     On May 19, 1995, Alliance entered into a $23,600,000 secured credit facility with CoBank. This agreement provides for $18,850,000 of term loans and $4,750,000 of revolving term credit. Proceeds from the term loans are used for construction of feeder pig production facilities and are advanced by CoBank as Alliance incurs construction costs. Proceeds from revolving term credit may be used for working capital and other purposes. The unused commitments expire February 28, 1997 for the term loans and June 20, 2006 for the revolving term credit. Interest accrues on the outstanding principle balance of the loan at a rate equal to CoBank's national variable rate, plus 1.25% (9.5% at August 31, 1996). Alliance capitalized $38,181 and $60,105 of interest on construction for the fiscal years ended August 31, 1996 and 1995 respectively.

     At August 31, 1996, no additional term loans were immediately available, $422,000 of term loans will be made available by CoBank upon final acceptance of the feeder pig production facilities and $779,000 of revolving term credit was immediately available.

     Additional amounts available of term loans of $6,330,000 and revolving term credit of $1,830,000 are restricted and available only as additional shares of common stock are sold ($2,110,000 of term loans and $610,000 of revolving term credit for every $1,360,000 of common stock sold).

     Alliance is required to comply with various covenants, including, but not limited to (i) maintaining at least $3,350,000 of shareholder's equity,
     (ii) maintaining modified working capital (calculated as current assets, plus the available revolving term credit, minus current liabilities excluding the current portion of term debt payments) of at least $406,000,
     (iii) restrictions on the incurrence of additional indebtedness, and (iv) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of earnings, surplus or assets. As of August 31, 1996 Alliance was in compliance with all covenants. Alliance may be required to make equity investments in CoBank in an amount not to exceed 1% of the average five-year principal loan balance until Alliance meets CoBank's target level of equity investment, which is currently 11.5% of the average five-year principal loan balance. As of August 31, 1996, substantially all assets of Alliance were pledged to CoBank.

     At August 31, 1996, $636,424 had been borrowed from Farmland pursuant to a $760,000 loan agreement. The loan agreement with Farmland provides for interest at CoBank's prime rate and requires repayment in 2005.

     Long-term debt as of August 31, 1996 matures during the fiscal years ending August 31 in the following amounts:

                    1997           $870,000
                    1998           1,262,700
                    1999           1,318,800
                    2000           1,318,800
                    2001           1,318,800
                    Thereafter     8,206,324

                                 $14,295,424



7.       Commitments

     As of August 31, 1996, Alliance Farms was operating five 2,450 sow feeder
pig production units and had an additional unit under construction.   At August
31, 1996, commitments for construction of such facilities totaled approximately $655,000. These commitments will be funded through bank borrowings.

8.   Fair Value of Financial Instruments

     Alliance has financial instruments which are comprised of cash and cash equivalents, receivables, and long-term debt. The fair value of receivables and long-term debt are estimated using current interest rates for similar instruments. The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of these instruments.



                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                            CONDENSED BALANCE SHEETS

                                                     FEBRUARY 28, 1997              AUGUST 31, 1996
                                                        (unaudited)

ASSETS

Current Assets:
 Receivables                                          $     81,664                  $     72,448
 Inventory (Note 4)                                      2,749,075                     2,435,477
 Other current assets                                       63,718                        48,273

  Total current assets                                   2,894,457                     2,556,198

 Property, plant and equipment, at cost                 18,487,977                    16,491,601

 Less accumulated depreciation                           1,744,283                     1,333,291

                                                        16,743,694                    15,158,310

 Breeding stock                                          3,748,486                     3,928,215

 Less accumulated depreciation                           1,244,087                     1,013,872

                                                         2,504,399                     2,914,343
 Other assets, net of $66,502 and $51,568
  accumulated amortization                                 201,828                       216,762

                                                      $ 22,344,378                   $20,845,613

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Bank Overdraft                                           $287,900                      $575,749
 Current maturities of long-term debt (Note 5)           1,038,300                       870,000
 Accounts payable (Note 3)                               1,846,953                       526,193
 Accrued rebates (Note 2)                                  670,167                       670,167
 Accrued expenses                                          190,178                       171,791

  Total current liabilities                              4,033,498                     2,813,900

Long-term debt (Note 5)                                 13,700,124                    13,425,424

Shareholders' Equity
 Common stock of $.01 par value; authorized                      1                             1
  100,000 shares, issued and outstanding 102 shares

 Additional paid-in capital                              7,487,653                     7,487,653

 Accumulated deficit                                    (2,876,898)                   (2,881,365)

  Total shareholders' equity                             4,610,756                     4,606,289

  Commitments (Note 6)                                           B                             B

                                                      $ 22,344,378                  $ 20,845,613

                   See accompanying notes to condensed financial statements




                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                       CONDENSED STATEMENTS OF OPERATIONS

                                   UNAUDITED

                                          THREE MONTH PERIODS ENDED         SIX MONTH PERIODS ENDED FEBRUARY 28
                                                 FEBRUARY 28
                                           1997                1996              1997                1996

Net sales (Note 2)                     $3,316,983        $1,443,563         $6,519,998          $2,871,276
Cost of goods sold                      2,969,586         1,430,954          5,549,049           3,008,706


 Gross income (loss)                      347,397            12,609            970,949            (137,430)


Expenses realted to start-up of new            --                --             75,668                  --
production facilities


Adminstrative expenses                    122,027            96,898            214,996             170,565


Loss on sale of breeding stock             21,362            96,146             81,020             170,537



Operating income (loss)                  $204,008         ($180,435)          $599,265           ($478,532)

Other income (expense):
 Interest expense                        (357,932)         (222,744)          (680,584)           (439,320)

 Other                                     43,254             5,409             85,786               7,574

                                         (314,678)         (217,335)          (594,798)           (431,746)

                                        ($110,670)        ($397,770)            $4,467           ($910,278)
Net income (loss)

                      See accompanying notes to condensed financial statements



                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                            STATEMENTS OF CASH FLOWS

                                   UNAUDITED

                                                                       SIX MONTH PERIODS ENDED
                                                                             FEBRUARY 28
                                                                  1997                      1996

Cash flow from operating activities:

 Net income (loss)                                             $    4,467                $ (910,278)

 Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:

    Provision for depreciation and amortization                 1,046,591                   764,849

    Loss on sale of breeding stock                                 81,020                   170,537

 Changes in assets and liabilities:

  Receivables                                                      (9,216)                   (9,183)

  Inventory                                                      (313,598)                 (397,012)

  Other current assets                                            (15,444)                  (18,587)

  Other assets                                                          B                    36,116

  Accounts payable                                              1,320,760                    13,094

  Accrued expenses                                                 18,387                    63,959

    Net cash provided by (used in) operating activities         2,132,967                  (286,505)


Cash flows from investing activities:

 Capital expenditures                                          (2,681,508)               (5,085,248)

 Proceeds from sale of breeding stock                             393,390                   175,170

    Net cash used in investing activities                     ( 2,288,118)               (4,910,078)



Cash flows from financing activities:

 Proceeds from issuance of long term debt                         211,000                         B

 Net increase in revolving term credit                            487,000                 1,735,000

 Payment on long term debt                                       (435,000)                 (145,000)

 Increase in note payable to Farmland                             180,000                   636,424

 Issuance of common shares, net of offering cost                        B                 1,321,683

 Loan origination fees                                                  B                   (42,000)

 Increase (decrease) in bank overdraft                           (287,849)                  213,263

    Net cash provided by financing activities:                    155,151                 3,719,370



    Decrease in cash and cash equivalents                               B                (1,477,213)


Cash and cash equivalents at beginning of period                        B                 1,477,213

Cash and cash equivalents at end of period               $              B                         B


             See accompanying notes to condensed financial statements




                     ALLIANCE FARMS COOPERATIVE ASSOCIATION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.   Interim Financial Statements

     The accompanying condensed unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) which in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Income taxes have not been provided because Alliance Farms Cooperative Association ("Alliance") expects to derive 100% of its net income principally from the sale of feeder pigs to its members which will be apportioned and distributed to members of Alliance on a patronage basis in accordance with its by-laws.

     Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes in Alliance's August 31, 1996 Annual Report on Form 10-KSB.

2.   Sales

     Alliance sold 100% of its feeder pigs to its members for the three and six month periods ended February 28, 1997 and February 29, 1996 at a contractual price which is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and an additional $4.50 per pig sold.

     Alliance accrued a rebate of $670,167 as of February 28, 1997 and August 31, 1996. Such rebate was accrued in fiscal 1996 and is payable to Alliance's members. Alliance intends to pay the accrued rebate in fiscal 1997 when sufficient cash and working capital is available. Alliance has not accrued a rebate in fiscal 1997 as it does not intend to pay a rebate to its members on fiscal 1997 sales.

     Because the contractual price for the sale of a feeder pig is determined based upon, among other things, a twelve month historical rolling average for operating costs and to the extent that current operating costs per pig exceed the historical average operating costs, Alliance may incur a negative gross margin on the sale of its feeder pigs during periods of rising costs.

     Alliance's average net sales price and the average industry market price were as follows:


                                                           Three Months Ended              Six Months Ended
                                                              February 28                    February 28
                                                            1997            1996          1997          1996

     Average Net Sales Price                                 57.44         43.36         57.80          43.07
     Average Industry Market*                                56.20         34.66         53.99          35.73
     *As published by the USDA's Market News Service



3.   Transactions with Farmland and Yuma


     Alliance purchased feed from Yuma Farmers' Milling and Mercantile Cooperative ("Yuma"), and animal health supplies and breeding stock from Farmland Industries, Inc. ("Farmland") based on market prices. Yuma and Farmland are members of Alliance. Alliance also sold feeder pigs to Farmland and Yuma. Such purchases and sales were as follows:



                              Three Months Ended         Six Months Ended
                                 February 28               February 28
                                  1997        1996       1997        1996

 Feed Purchases .............$ 983,028     $681,697  $2,095,440  $1,268,134
 Animal Health Purchases  .....165,698       33,056     377,247      93,256
 Breeding Stock ...............351,062      381,333     494,756     457,950
 Feeder Pig Sales ...........1,956,704      972,066   3,961,082   1,945,808


Farmland also pays Alliance a royalty for any pigs raised by Alliance and sold to a Farmland finisher that are then selected as breeding stock for Farmland's contract herds pursuant to the swine production services agreement. The royalty, which is $10 per head selected, paid to Alliance under such agreement was as follows:


                           Three Months Ended       Six Months Ended
                              February 28              February 28
                          1997          1996         1997          1996
     Royalty Income      $  40,000    $     0       $    72,600   $      0

     Farmland also performs administrative, advisory and consulting services on behalf of Alliance pursuant to a contractual agreement. The agreement provides that Farmland will be compensated for such services in an amount equal to one dollar per pig shipped adjusted annually for inflation for a term of ten years commencing July 13, 1994. Amounts paid by Alliance to Farmland under such agreement were as follows:

                               Three Months Ended       Six Months Ended
                                  February 28             February 28
                               1997        1996        1997          1996

     Management Fee        $  63,980    $  33,956   $121,596    $  68,586


     Alliance owed $222,590 and $203,624 at February 28, 1997 and $36,850 and $137,722 at August 31, 1996 to Farmland and Yuma respectively, for goods and services.

4. Major components of inventories as of February 28, 1997 and August 31, 1996 are as follows:

                                   FEBRUARY 28          AUGUST 31
                                      1997                1995
Feeder Pigs......................  $2,502,303          $2,265,056
Other............................     246,772             170,421

                                   $2,749,075          $2,435,477


5.   Long-Term Debt


     On May 19, 1995, Alliance entered into a $23,600,000 secured credit facility with CoBank. This agreement provides for $18,850,000 of term loans and $4,750,000 of revolving term credit. Proceeds from the term loans are used for construction of feeder pig production facilities and are advanced by CoBank as Alliance incurs construction costs. Proceeds from revolving term credit may be used for working capital and other purposes. The expiration date for the unused commitments for the term loans has been extended from February 28, 1997 to August 31, 1997. The unused revolving term credit expires June 20, 2006. Interest accrues on the outstanding principal balance of the loan at a rate equal to CoBank's national variable rate, plus 1.25% (9.5% at February 28, 1997).

     Long term debt at February 28, 1997 and August 31, 1996 consisted of the following:


                                         FEBRUARY 28      AUGUST 31
                                            1997            1995

CoBank Term Loan...................      $11,294,000    $11,518,000
CoBank Revolving Term Credit.......      $ 2,628,000    $ 2,141,000
Note Payable, Farmland.............      $   816,424    $   636,424
                                         $14,738,424    $14,295,424

Less Current Maturities............      $ 1,038,300    $   870,000

                                         $13,700,124    $13,425,424



     At February 28, 1997, no additional term loans were immediately available, $211,000 of term loans will be available upon acceptance by CoBank of a feeder pig production facility and $142,000 of revolving term credit was immediately available.

     Additional amounts of term loans of $6,330,000 and revolving term credit of $1,830,000 are restricted and available only as additional shares of common stock are sold ($2,110,000 of term loans and $610,000 of revolving term credit for every $1,360,000 of common stock sold).

     Alliance is required to comply with various covenants, including, but not limited to (i) maintaining at least $3,350,000 of shareholder's equity,
     (ii) maintaining modified working capital (calculated as current assets plus the available revolving term credit minus current liabilities excluding the current portion of term debt payments) of at least $406,000,
     (iii) restrictions on the occurrence of additional indebtedness,
     (iv) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of earnings, surplus or assets. As of February 28, 1997, Alliance was in compliance with all covenants, except the modified working capital covenant, for which Alliance has obtained a waiver from CoBank as of February 28, 1997. Management believes that Alliance will have the ability to maintain compliance with the above covenants in the foreseeable future. Alliance may be required to make equity investments in CoBank in an amount not to exceed 1% of the average five-year principal loan balance until Alliance meets CoBank's target level of equity investment, which is currently 11.5% of the average five-year principal loan balance. As of February 28, 1997, substantially all assets of Alliance were pledged to CoBank.

     At February 28, 1997, $816,424 had been borrowed from Farmland pursuant to a $760,000 loan agreement and a $200,000 loan agreement. The $760,000 loan agreement provides for interest at CoBank's prime rate and requires repayment in 2005. The $200,000 loan agreement provides for interest at CoBank's prime rate plus 1.25% and requires repayment in November 2006, or upon the sale of an additional 17 shares of common stock by Alliance if that occurs prior to November 2006

     Long-term debt as of February 28, 1997 matures during the fiscal years ending August 31 in the following amounts:


                1997...................                 $  870,000
                1998...................                  1,262,700
                1999...................                  1,318,800
                2000...................                  1,318,800
                2001...................                  1,318,800
                Thereafter.............                  7,611,024

                                                       $13,700,124

6. Alliance Farms is currently operating six 2,450 sow feeder pig production units and has an additional unit under construction in Wayne County, Illinois. As of February 28, 1997, commitments for construction of this facility totaled approximately $2,109,900.



                                                                       EXHIBIT A

                            SUBSCRIPTION AGREEMENT



Alliance Farms Cooperative Association
c/o Farmland Industries, Inc.
3315 North Oak Trafficway
Department 47
Kansas City, Missouri 64116
Attention:  Wayne N. Snyder

Gentlemen:

     1.   Subscription.


          a. The undersigned understands that Alliance Farms Cooperative Association, a Colorado cooperative association (the "Company"), may offer up to
(i) an aggregate of 51 shares (the "Class A Shares") of its (Class A) Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to offer Class A Shares on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (ii) an aggregate of 54 shares (the "Class B Shares") of its Class B Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to offer Class B Shares on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (iii) an aggregate of 72 shares (the "Class C Shares" and together with the Class A Shares and the Class B Shares, the "Shares") of its Class C Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 24 Class C Shares (a "Minimum Class C Block"), and thereafter may continue to offer Class C Shares on such basis with respect to successive Minimum Class C Blocks until 72 Class C Shares have been issued and sold. The undersigned acknowledges and agrees that prior to the execution of this Subscription Agreement, the undersigned has received the
Company's Prospectus dated            , 1997 for the Shares, which Prospectus
contains the form of this Subscription Agreement.

          b.   The undersigned hereby subscribes for and agrees to purchase
(i)        Class A Shares at a price of $80,000 per share, (ii)        Class B
Shares at a price of $60,000 per share, and (iii)        Class C Shares at a
price of $45,000 per share, pursuant to the terms and conditions of this Subscription Agreement (the "Subscription")<F1>. The undersigned understands and agrees that in order to subscribe for any Shares, the following items must be
delivered to the Company on or before 5:00 p.m. on            , 1998 (or by 5:00
p.m. on            , 1999 if the termination of the offering is extended by the
Company):

[FN]
     One Class A Share, one Class B Share or one Class C Share is the minimum number of Shares for which an investor may subscribe, as described in the Prospectus.

               (A) two completed and executed copies of this Subscription Agreement;

               (B) the undersigned's check, bank draft or wire transfer (contact the Company for wire transfer instructions), payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300" in an amount representing the aggregate purchase price of the Shares being subscribed for hereunder (which amount is equal to the sum of (i) the product obtained by multiplying the number of Class A Shares being subscribed for by $80,000 per Share, plus (ii) the product obtained by multiplying the number of Class B Shares being subscribed for by $60,000 per Share, plus (iii) the product obtained by multiplying the number of Class C Shares being subscribed for by $45,000 per Share);

               (C) (if the undersigned is subscribing for any Class A Shares) two completed and executed copies of the Feeder Pig Purchase Agreement in the form attached to the Prospectus as Exhibit B;<F2>

   [FN]
     Please do not date the Feeder Pig Purchase Agreement; the Company will date the Feeder Pig Purchase Agreement upon acceptance of subscriptions.

               (D) (if the undersigned is subscribing for any Class B Shares) two completed and executed copies of the Weaned Pig Purchase Agreement in the form attached to the Prospectus as Exhibit C;<F3> and

[FN]
     Please do not date the Weaned Pig Purchase Agreement; the Company will date the Weaned Pig Purchase Agreement upon acceptance of subscriptions.

               (E) (if the undersigned is subscribing for any Class C Shares) two completed and executed copies of the Class C Weaned Pig Purchase Agreement in the form attached to the Prospectus as Exhibit D;<F4> and

[FN]
     Please do not date the Class C Weaned Pig Purchase Agreement; the Company will date the Class C Weaned Pig Purchase Agreement upon acceptance of subscriptions.

               (F) one executed stock power respecting the Class A Shares subscribed by the undersigned hereunder in favor of the Company as contemplated by Section 17 of the Feeder Pig Purchase Agreement.<F5>

[FN]
     A form stock power is attached hereto as Annex 1 for your convenience. Please do not date or otherwise complete the stock power; the Company will date and complete the stock power upon acceptance of subscriptions.


               (G) one executed stock power respecting the Class B Shares subscribed by the undersigned hereunder in favor of the Company as contemplated by Section 17 of the Weaned Pig Purchase Agreement.<F6>

[FN]
     A form stock power is attached hereto as Annex 1 for your convenience. Please do not date or otherwise complete the stock power; the Company will date and complete the stock power upon acceptance of subscriptions.


               (H) one executed stock power respecting the Class C Shares subscribed by the undersigned hereunder in favor of the Company as contemplated by Section 17 of the Class C Weaned Pig Purchase Agreement.
     <F7>

[FN]
     A form stock power is attached hereto as Annex 1 for your convenience. Please do not date or otherwise complete the stock power; the Company will date and complete the stock power upon acceptance of subscriptions.

In addition, if the undersigned is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned may be required to deliver to the Company a completed and executed Potential Investor Questionnaire with respect to the representation and warranty made pursuant to Section 3.l below. The undersigned understands that pending the Company's acceptance of subscriptions for a Minimum Class A Block, a Minimum Class B Block or a Minimum Class C Block in this offering and the satisfaction of certain other conditions, all funds received by the Company in payment of the offering price for the Shares promptly will be deposited in an interest-bearing escrow account established at NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank), Kansas City, Missouri. Payment of the applicable offering price must be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300", the escrow account established at such bank. Upon the Company's acceptance of subscriptions for a Minimum Class A Block of 17 Class A Shares, for a Minimum Class B Block of 18 Class B Shares or for a Minimum Class C Block of 24 Class C Shares, and the satisfaction of certain other conditions, all funds deposited in the escrow account with respect to such Shares, together with any interest earned thereon, will be paid to the Company. In the event that the Company does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the respective subscribers, together with any interest earned thereon and without any deduction being made for expenses.


          c. The undersigned understands that this Subscription shall be irrevocable, except as otherwise provided by virtue of applicable federal and state securities laws, and shall survive the death or disability of the undersigned, in the case of an individual, or the dissolution or bankruptcy of the undersigned, in the case of an entity.

     2. Acceptance of Subscription. The undersigned understands that if and to the extent this Subscription is not accepted by the Company, in whole or in
part, prior to 5:00 p.m. on            , 1998 (or by 5:00 p.m. on             ,
1999 if the termination date of the offering is extended by the Company), any amount so received by the Company will be returned to the undersigned. The undersigned acknowledges that the management of the Company reserves the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall not be binding unless and until accepted by the Company. The undersigned agrees that subscriptions need not be accepted in the order they are received.

     3. Representations, Warranties and Agreement. The undersigned represents and warrants to the Company and its officers, directors, employees, agents and controlling persons, and agrees with such persons, as follows:

          a. The undersigned and his or her representative, if any, have been furnished all additional information relating to the Company, its business and financial condition, the offering of the Shares and any other matter set forth in the Prospectus which they have requested.

          b. The undersigned agrees that the certificates evidencing the Shares being purchased by the undersigned shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

          Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

     The undersigned agrees that the Shares or any of them shall be sold, pledged, assigned, hypothecated, or otherwise transferred (with or without consideration) (a "Transfer") only if such Transfer is permissible under the Colorado cooperative association law and the Company's Articles of Incorporation and Bylaws. The undersigned understands that the Company has not agreed to register the Shares for distribution in accordance with the provisions of certain applicable state securities law (the "State Acts"), that the Company is the only party who may register the Shares under certain State Acts and that the Company has not agreed to comply with any exemption under the State Acts for the resale of the Shares. The undersigned understands that there is and likely will be no market for the (Class A) Common Stock, Class B Common Stock or Class C Common Stock of the Company and that the undersigned therefore may be unable to sell or dispose of the Shares.

          c. The undersigned agrees that a stop transfer order shall be placed on the transfer books maintained with respect to the Shares which gives effect to the restrictive legend set forth in Section 3.b.

          d. The undersigned understands that no federal or state agency has passed upon the Shares or upon the accuracy or adequacy of the Prospectus, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.
     The undersigned understands that the Prospectus may not have been filed with or reviewed by certain state securities administrators.

          e. The undersigned is a producer of agricultural products, an association of such producers, or a federation of such associations.

          f. If a natural person, the undersigned is a citizen of the United States of America, is at least 21 years of age, and has the legal capacity to execute, deliver and perform this Agreement, and his or her principal residence is located within the state designated under his or her name below.

          g. If the undersigned is a corporation, trust, partnership, or any other entity, such entity is authorized and otherwise duly qualified and empowered to execute and deliver this Subscription Agreement and thereupon shall become legally bound thereby, all necessary actions have been taken to authorize and approve the investment in the Shares, such entity was not formed for the purpose of making the investment in the Shares and such entity's principal place of business is located at the address set forth on the signature page hereof.

          h. The undersigned acknowledges and agrees that certain commissions as described in the Prospectus may be due and payable to certain selling agents or other representatives of the Company in connection with this Subscription.


          i. The undersigned acknowledges that the Company may assign the Company's rights in and to the Feeder Pig Purchase Agreement and/or Weaned Pig Purchase Agreement and/or Class C Weaned Pig Purchase Agreement executed by the undersigned and any and all other assets of the Company to any lender that may provide financing to the Company in connection with the construction of feeder or weaned pig production facilities or the operation thereof, or both, and the undersigned consents to any such assignment.


          j. If the undersigned is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned certifies that the undersigned either (i) has a net worth, or joint net worth with the undersigned's spouse, in either case, exclusive of home, furnishings and automobiles ("Adjusted Net Worth") of at least $65,000 as of the date hereof, and an annual gross income of at least $65,000 for each of the undersigned's two most recent tax years; or (ii) has Adjusted Net Worth of at least $250,000 as of the date hereof.

     4. Taxpayer Identification Number. The undersigned agrees to complete, execute and return to the Company a Form W-9, "Payer's Request for Taxpayer Identification Number and Certification", concurrently with the delivery of the executed copy of this Subscription Agreement.<F8>

[FN]
   A Form W-9 is attached hereto as Annex 2 for your convenience.

     5. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorneys' fees) which any of them may incur by reason of the failure by the undersigned to fulfill any of the terms or conditions of this Subscription Agreement. All representations, warranties and covenants contained in this Subscription Agreement, and the indemnification contained in this Section 5 shall survive the acceptance of this Subscription.

     6. No Waiver. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any of the rights granted to the undersigned under federal or state securities law.

     7. Entire Agreement; Modification. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and neither this Subscription Agreement nor any provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     8. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, with delivery confirmed, addressed to: in the case of the Company: Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Wayne N. Snyder, or at such other address as the Company shall so notify the undersigned pursuant hereto, and in the case of the undersigned at the address set forth on the signature page thereof or at such other address as the undersigned shall so notify the Company pursuant hereto. Any such notice, demand or other communication shall be deemed to have been given as of the date when so delivered.

     9. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and the undersigned's respective heirs, executors, administrators, successors, legal representatives and assigns.

     10. Type of Ownership. The Subscriber wishes to own the Shares as follows (mark one):

     [ ]  Separate or individual property;

     [ ] Joint tenants with right of survivorship (both parties must sign all required documents);

     [ ]  Community property (both parties must sign all required documents);

     [ ] Trust (include name of trust, name of trustee, and include a copy of the trust instrument);

     [ ] Corporation (include articles of incorporation, bylaws and certified corporate resolution authorizing the investment and signature);

     [ ] Partnership (include a copy of the partnership agreement and a written consent of partners authorizing the investment and signature);

     [ ]  Other (specify):                                  .

(Note: Subscribers should seek the advice of their attorney in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership may have varying gift tax, estate tax, income tax and other consequences, depending on the state of the Subscriber's domicile and the Subscriber's particular personal circumstances.)

     The name(s) in which the Shares are to be held is:





     11. Assignability. The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with the terms and conditions of this Subscription Agreement, the Company's Articles of Incorporation and Bylaws, and all applicable laws.

     12. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        [The remainder of this page intentionally has been left blank]


     THE UNDERSIGNED HEREBY REPRESENTS THAT THE UNDERSIGNED HAS READ THIS SUBSCRIPTION AGREEMENT IN ITS ENTIRETY.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this     day of              , 199  , at                  ,
            .
                                        (city)                   (state)

INDIVIDUALS SIGN HERE

Note:  If the Subscriber wishes to
own the Shares with another person as
joint tenants, or as community            Signature
property, both individuals must sign
this Subscription Agreement.
                                          Name (please print)


                                          Social Security Number

                                          Principal Residence Address of
                                          Subscriber


                                          Street Address


                                          City and State         Zip Code

                                          Additional Individual (if any)



                                          Signature


                                          Name (please print)


                                          Social Security Number

                                          Principal Residence Address of
                                          Subscriber


                                          Street Address


                                          City and State         Zip Code


     THE UNDERSIGNED HEREBY REPRESENTS THAT THE UNDERSIGNED HAS READ THIS SUBSCRIPTION AGREEMENT IN ITS ENTIRETY.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this     day of              , 199  , at                  ,
            .
                                       (city)                  (state)
ORGANIZATIONS SIGN HERE

Note:  If signed on behalf of a
corporation, please submit the
corporation's articles of                 Printed Name of Organization
incorporation, bylaws, and certified
corporate resolution authorizing the
investment and signature.  If signed      By:
on behalf of a partnership, please            Signature
submit a copy of the partnership
agreement and a written consent of
partners authorizing the investment       Printed Name and Title
and signature.  If signed on behalf
of a trust, please submit the name of
the trust, name of the trustee, and a     By:
copy of the trust instrument.                 (Additional signature if required
                                          by
                                              governing instrument)



                                          Printed Name and Title


                                          Federal Taxpayer Identification
                                          Number

                                          Address of Principal Place of
                                          Business:


                                          Street Address


                                          City and State         Zip Code



                                          Country (if other than U.S.A.)


ALLIANCE FARMS COOPERATIVE ASSOCIATION hereby [accepts][rejects] the above
Subscription on this       day of              , 199  , at              ,
Colorado.


                              ALLIANCE FARMS COOPERATIVE ASSOCIATION


                              By:
                                   Name:
                                   Title:


                                                                     ANNEX 1

                                 STOCK POWER


FOR VALUE RECEIVED,                      hereby sell, assign and transfer unto

(          ) Shares of the Common Capital Stock of the Alliance Farms
Cooperative Association standing in its name on the books of said association
represented by Certificate No.       herewith and do hereby irrevocably
constitute and appoint                          attorney to transfer the said
stock on the books of the within named Company with full power of substitution in the premises.
Dated                    19

In the Presence of

                                                                  ANNEX 2


Form  W-9
(Rev. March 1994)            REQUEST FOR TAXPAYER            Give form to the
Department of the                                          requester.  Do NOT
 Treasury                   IDENTIFICATION NUMBER            send to the IRS.
                              AND CERTIFICATION
Internal Revenue Service

Please print or type:

Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below. SEE INSTRUCTIONS ON PAGE 2 IF YOUR NAME HAS CHANGED.)


Business name (Sole proprietors see instructions on page 2.)


Please check appropriate box:    [   ]  Individual/Sole proprietor     [  ]
Corporation
               [   ]  Partnership   [  ]  Other

Address (number, street, and apt. or suite no.)
Requester's name and address
                                              (optional)

City, state and ZIP code


PART I        TAXPAYER IDENTIFICATION NUMBER (TIN)             List account
                                                               numbers(s) here
                                                                 (optional)
Enter your TIN in the appropriate box. Forindividuals, this is your social security number (SSN). For sole proprietors, see the instructions on page 2. For other entities, it is your employer identification number (EIN). IF you do not have a number, see HOW TO GET A TIN below.

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number
      -     -

PART II For Payees Exempt From Backup Withholding (See Part II Instructions on page 2)


OR
Employer identification number

PART III      CERTIFICATION


Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (d) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS.--You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see PART III INSTRUCTIONS on page 2.)


Sign
Here     Signature >                                      Date >


Section references are to the Internal Revenue Code.

PURPOSE OF FORM.--A person who is required to file an information return with the IRS must get your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. Giving your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9. WHAT IS BACKUP WITHHOLDING?--Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

     1.   You do not furnish your TIN to the requestor, or

     2.   The IRS tells the requester that you furnished an incorrect TIN, or

     3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

     5. You do not certify your TIN. See the Part III instructions for exceptions.

     Certain payees and payments are exempt from backup withholding and information reporting. See the Part II instructions and the separate INSTRUCTIONS FOR THE REQUESTER OF FORM W-9.

     HOW TO GET A TIN.--If you do not have a TIN, apply for one immediately. To apply, get FORM SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

     If you do not have a TIN, write "Applied For" in the space for the TIN in
Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

NOTE: Writing "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

     As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

PENALTIES

FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

     Sole Proprietor.--You must enter your INDIVIDUAL name.  (Enter either your
SSN or EIN in Part I.)   You may also enter your business name or "doing
business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

PART I--TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on this page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under HOW TO GET A TIN on page 1.

PART II--FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see the separate Instructions for the Requestor of Form W-9.
     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.

PART III--CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign.

     1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

     3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

     4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

     5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.


PRIVACY ACT NOTICE

Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

FOR THIS TYPE OF ACCOUNT                     GIVE NAME AND SSN OF:

1.Individual                                      The individual

2.  Two or more individuals (joint account)       The actual owner of the
                                                  account or, if combined
                                                  funds, the first individual
                                                  on the account(1)

3.Custodian account of a minor (Uniform           The minor(2)
  Gift to Minors Act)

4.  a. The usual revocable savings (grantor       The grantor-trustee(1)
     is also trustee)
  b. So-called trust account that is not a        The actual owner(1)
     legal or valid trust under state law

5.Sole proprietorship                             The owner(3)


FOR THIS TYPE OF ACCOUNT:                         GIVE NAME AND EIN OF:

6.Sole proprietorship                             The owner(3)

7.A valid trust, estate, or pension trust         Legal entity(4)

8.Corporate                                       The corporation

9.  Association, club, religious, charitable,     The organization
  educational, or other tax-exempt organization

10. Partnership                                   The partnership

11. A broker or registered nominee                The broker or nominee

12. Account with the Department of Agriculture    The public entity
  in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.



                                                                      EXHIBIT B


                        FEEDER PIG PURCHASE AGREEMENT


     THIS FEEDER PIG PURCHASE AGREEMENT (this "Agreement") is entered into as of
this      day of                , 199 , by and between ALLIANCE FARMS
COOPERATIVE ASSOCIATION (hereinafter "Association"), and _________________ (hereinafter "Purchaser").

     WHEREAS, Association is engaged in the production and sale of feeder pigs; and

     WHEREAS, Purchaser is a purchaser of feeder pigs, possesses expertise in swine production and management, and desires to enter into this Agreement for membership purposes of Association;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     1.   PURCHASE/SALE OF FEEDER PIGS.

          (a) GENERAL. Upon and subject to all terms and conditions set forth in this Agreement, Purchaser shall purchase from Association, and Association shall sell to Purchaser, Qualifying Pigs (as defined in Section 2) produced by Association during the term of this Agreement in lots (hereinafter "Lot" or "Lots") of no less than 900, and no more than 1,000, Qualifying Pigs per Lot, as determined by Association, which Lots shall be made available to Purchaser on a rotating schedule with other members of Association owning Class A Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation), as such rotating schedule is determined and implemented by Association on any reasonable basis.

          (b) SCHEDULE. Purchaser acknowledges that Association intends to conduct a blind drawing, immediately following the consummation of each and every offering of Class A Common Stock by Association, for purposes of adjusting such rotating schedule as warranted by the resulting changes in the members of the Association.

          (c) AVAILABILITY. The number of Lots made available to Purchaser and the frequency of availability of such Lots will be based upon Purchaser's proportionate equity interest in Association with respect to Association's Class
A Common Stock.   Purchaser acknowledges that Lots will not be made available to
Purchaser under this Agreement until Qualifying Pigs are produced and available from the facilities constructed using the proceeds of the issuance of Class A Common Stock of Association (including Class A Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase such Lots under this Agreement derives, and that the number of Lots made available to Purchaser and the frequency of availability of such Lots will be subject to actual production of Qualifying Pigs from all facilities of Association. Association shall give notice to Purchaser when a Lot is available for purchase by Purchaser hereunder, which notice shall specify the anticipated number of Qualifying Pigs in such Lot and the scheduled shipment date.

          (d) EXCESS PRODUCTION. The production of feeder pigs is anticipated to produce, on a prospective rolling 12-month basis, approximately two and seven-tenths (2.7) Lots of Qualifying Pigs per share of Class A Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder. To the extent that the production of feeder pigs exceeds such anticipated production, Association shall either sell such excess production to any person (including a member of Association), at a price as shall be determined by Association in good faith, or retain such excess production for Association's own purposes, in lieu of selling such excess production to the members of Association pursuant to the Feeder Pig Purchase Agreements between Association and the members of Association.

     2. QUALIFYING PIGS. For purposes of this Agreement, the term "Qualifying Pig" shall mean an individual feeder pig having a minimum weight of 30 pounds, managed in accordance with Section 7, and free of the following defects (with terms used in reference to defects being given the meaning generally utilized in the swine industry) at the time of loading:

          (a)  uncastrated or freshly castrated males;
          (b) ruptures, umbilical or scrotal hernia larger than a two-inch diameter;
          (c)  unthrifty, poor-doing pigs;
          (d) observable signs of lameness, stiffness, or other locomotor disorders evidenced by swelling or malformed joints;
          (e)  transmissible gastroenteritis;
          (f)  observable abscesses; and
          (g)  anal prolapse.

     3.   PURCHASE PRICE OF PIGS.

          (a) PRICE. The purchase price for each Qualifying Pig purchased by Purchaser under this Agreement shall be an amount equal to the sum of the following:

          Financing Cost Per Pig, plus
          Operating Cost Per Pig, plus
          Production Margin.

Purchaser acknowledges that Association has constructed, or is in the process of constructing, or both, Production Units as a result of previous offers and sales of shares of its capital stock and that Association from time to time may construct additional Production Units as a result of additional offers and sales of shares of its capital stock. In light of the foregoing, the determination of the Financing Cost Per Pig portion of the purchase price for a Qualifying Pig hereunder shall be made separately with respect to each Lot in relation to the Production Unit(s) that were constructed using the proceeds of the issuance of Class A Common Stock of Association (including Class A Common Stock of the Association assigned or transferred to Purchaser) from which Purchaser's right to purchase such Lot under this Agreement derives.

          (b) DEFINITIONS. As used in this Section 3, the following terms shall have the following meanings:

     FINANCING COST PER PIG shall be determined on a prospective rolling 12-month basis and shall mean an amount equal to the quotient of (i) the sum of the required payments of interest and principal (including any scheduled sinking fund payments) to be made during the upcoming 12-month period with respect to Purchaser's Debt, divided by (ii) Pigs Shipped.

     OPERATING COST PER PIG shall be determined on a rolling 12-month historical basis and shall mean an amount equal to the quotient of (i) the sum of (A) all direct and indirect production, operating, selling, general, administrative, and other expenses JWA[1]incurred by Association in the 12 months preceding the then present month of shipment as determined by Association's accountants utilizing generally accepted accounting principles consistently applied (excluding any provision for interest expense or depreciation or amortization of the cost of buildings, equipment, breeding stock or other capitalized costs which were purchased as a result of Purchaser's Debt or as a result of the issuance of any capital stock of Association to any third party), plus (B) the net cash flow cost of all capital expenditures by Association (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements in the 12 months preceding the then present month of shipment as determined by Association's accountants, divided by
     (ii) Pigs Shipped. The direct and indirect production and operating expenses attributable to a Production Unit which is in the process of commencing production shall not be included in the determination of Operating Cost Per Pig, and shipments of pigs attributable to such Production Unit shall not be included in Pigs Shipped, until such Production Unit has completed one entire month of full production, shipping pigs in each week thereof. The net cash flow with respect to capital expenditures for production facility and breeding stock improvements and replacements (which net cash flow shall be determined after taking into account the breeding stock and production facility retirements attributable to a Production Unit which is in the process of commencing production) shall not be included in the determination of Operating Cost Per Pig until the respective Production Unit has completed one entire month of full production, shipping pigs in each week thereof.

     PRODUCTION MARGIN shall mean an amount of up to $4.50, as determined by the Board of Directors of Association, from time to time, in its sole and absolute discretionJWA[2].

     PIGS SHIPPED shall mean the number of Qualifying Pigs produced and shipped from Association over the same 12-month period in determining the Operating Cost Per Pig and the estimated number of Qualifying Pigs that will be produced and shipped by Association over the 12-month period in determining the Financing Cost Per Pig. For purposes of determining the Financing Cost Per Pig, Pigs Shipped shall be equal to the product of (i) Association's total estimated number of Qualifying Pigs to be produced and shipped by Association during such 12-month period, multiplied by (ii) a fraction, the numerator of which shall be the number of Production Units constructed by Association with respect to the issuance of Class A Common Stock of Association (including Class A Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, and the denominator of which shall be the number of Production Units constructed by Association with respect to JWA[3]all issuances of its Class A Common Stock. All estimates relating to Pigs Shipped shall be made by Association using such historical data and projections as are available to Association.

     PRODUCTION UNIT shall mean the land and facilities necessary to house, feed and care for a group of 2,450 sows and the attendant offspring thereof.

     PURCHASER'S DEBT shall mean (i) the debt incurred by Association for the Production Unit(s) constructed by Association with respect to the issuance of Class A Common Stock of Association (including Class A Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, including any debt incurred for purposes of financing the acquisition of land for, and construction of, such Production Unit(s),
     (ii) any debt incurred for the initial working capital requirements with respect to the operation of such Production Unit(s), and (iii) any debt incurred for purposes of refinancing any such debt.

     4. PAYMENT OF PURCHASE PRICE. Association shall furnish to Purchaser, at the time Association notifies Purchaser that a Lot is available for purchase by Purchaser hereunder, an estimate of the total purchase price of the Qualifying Pigs included in the Lot, and Purchaser shall, not less than one day prior to the scheduled shipment date as specified in the notice by Association to Purchaser, pay such estimated total purchase price to Association in cash, or by such other means as may be acceptable to Association in its sole and absolute discretion. Association shall have no obligation to commence transportation of such Qualifying Pigs to Purchaser prior to full payment of such estimated total purchase price for such Qualifying Pigs as herein provided. The actual total purchase price of all Qualifying Pigs included in a Lot shall be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

     5. WEIGHT ADJUSTMENT. The purchase price for each Qualifying Pig as provided in Section 3 is for a Lot of Qualifying Pigs having an average weight of 45 pounds. In the event that the average weight of the Qualifying Pigs in a Lot sold to Purchaser exceeds 45 pounds, Purchaser shall pay Association an additional twenty-five cents ($0.25) per pound per Qualifying Pig on the number of pounds (not to exceed five pounds) that the Lot's average shipping weight per pig exceeds 45 pounds, and an additional twenty cents ($0.20) per pound per Qualifying Pig on the number of pounds (not to exceed ten pounds) that the Lot's average shipping weight per pig exceeds 50 pounds. To the extent that the average weight of the Qualifying Pigs in a Lot sold to Purchaser is less than 45 pounds, twenty-five cents ($0.25) per pound on the number of pounds that the Lot's average shipping weight per pig is less than 45 pounds shall be deducted from the purchase price that Purchaser is to pay to Association for each Qualifying Pig. Purchaser shall have the right to, but shall not be obligated to, purchase a Lot of Qualifying Pigs hereunder at an average weight of less than 35 pounds per pig.

     6. GENETIC QUALITY. Qualifying Pigs produced by Association will be progeny from genetic stock selected by Association, from time to time, in its sole and absolute discretion. Such selection of such genetic stock will be determined and implemented by Association on a basis that reasonably would be expected to produce Qualifying Pigs that are capable of producing market hogs having carcasses that are responsive to consumer demand and thereby maximize the sales price to be received therefore.

     7. MANAGEMENT OF HEALTH AND NUTRITION. Association agrees to comply with the following health and nutrition programs with respect to all pigs to be purchased under this Agreement:

          (a) Association shall dock tails within 48 hours of a pig's birth.

          (b) Association shall castrate male pigs within ten days of the pig's birth.

          (c) Association shall administer all vacines and antibiotic treatments and perform such other procedures that are reasonably determined by Association to be necessary or advisable with respect to a herd health program.

          (d) Association shall maintain Association's swine free from the psuedorabies virus ("PRV") or any swine disease that would prohibit interstate shipment of pigs produced by Association, or that might otherwise materially impair Purchaser's ability to utilize the pigs to be purchased under this Agreement. If, in the opinion of two veterinarians selected by Association and reasonably acceptable to Purchaser, any of the swine produced by Association or used in the production of feeder pigs for delivery hereunder contracts PRV, Association shall have the opportunity to cure such impairment within a reasonable period of time and to suspend, at any time and from time to time, the sale and purchase of feeder pigs hereunder until such time as said veterinarians determine that PRV no longer exists.

          (e) Association shall use a feeding regimen, feed products, and herd health products developed or marketed by Farmland Industries, Inc., or any of its affiliates.

     8. RIGHT OF INSPECTION. Upon reasonable notice to Association, Purchaser or its representative shall have the right to inspect Association's production records to verify the genetic quality and management of nutrition and health programs prescribed by this Agreement during normal business hours.

     9. ADJUSTMENT FOR NON-QUALIFYING PIGS. Purchaser shall have the right to inspect Purchaser's Lot of Qualifying Pigs prior to loading. In the event that, after delivery of such Lot, Purchaser believes that any pig was not a Qualifying Pig prior to loading (a "Subject Pig"), Purchaser shall notify Association by telephone of such belief within one (1) business day following delivery as well as promptly notify Association of such belief in the manner provided in Section 19 hereof. Association shall have the right to inspect any and all Subject Pigs in investigation of Purchaser's belief, and thereafter Association and Purchaser shall agree in good faith upon an appropriate adjustment, if any, with respect to such Subject Pigs. Purchaser hereby acknowledges and agrees that such adjustment described above shall be Purchaser's sole and exclusive remedy as against Association arising out of the purchase hereunder of a pig that was not a Qualifying Pig at the time of loading and that the failure of Association to deliver Qualifying Pigs as otherwise required hereunder shall not give rise to a right of Purchaser to terminate this Agreement. Furthermore, in no event shall Purchaser reject delivery of a Lot of pigs hereunder, but in lieu thereof Purchaser shall accept each delivery of a Lot of pigs hereunder and, with respect to any and all pigs that Purchaser believes were not Qualifying Pigs prior to loading, shall comply with the provisions of this Section 9 and, until such adjustment, if any, is agreed upon by Association and Purchaser, shall, at Purchaser's expense, feed, water, treat and care for any and all such pigs as if Purchaser believed such pigs were Qualifying Pigs prior to loading.

     10. HEALTH PERMITS. Association shall provide Purchaser, at Association's expense, all health permits necessary to qualify all Qualifying Pigs for interstate shipment.

     11. WEIGHING CONDITIONS. All Lots of Qualifying Pigs shall be weighed at Association's expense at a state-inspected scale in close proximity to Association's production facility. A copy of all scale tickets will be provided to Association and to Purchaser.

     12. IDENTIFICATION. Association shall appropriately identify, prior to shipment, all Qualifying Pigs in accordance with the rules that will allow interstate shipment to the states to which the pigs are being shipped.

     13. TRANSPORTATION OF PIGS. Qualifying Pigs shall be shipped to Purchaser FOB shipping point. Association shall at Purchaser's expense arrange for transportation of Qualifying Pigs from any of Association's production facilities as determined by Association; provided, however, that Purchaser shall pay such transportation costs no later than the time of delivery. Trucks shall be thoroughly cleaned and disinfected prior to hauling any pigs from Association's production facilities and after any previously hauled pigs.

     14. TERM OF AGREEMENT. The term of this Agreement shall commence on the date first written above and shall continue for 120 months after the month in which the first Lot of Qualifying Pigs is shipped by Association to Purchaser (or Purchaser's direct or indirect assignor or transferor) with respect to the Class A Common Stock of the Association (including Class A Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, subject to the following:

          (a) In the event that Purchaser fails to purchase, pay for, and take delivery of any two Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, any other Feeder Pig Purchase Agreement or any Weaned Pig Purchase Agreement between Purchaser and Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in Section 17 hereof; provided, however, that in the event Purchaser owns ten or more shares of capital stock of Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in
     Section 17 hereof only upon Purchaser failing to purchase, pay for, and take delivery of a number of Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, of any other Feeder Pig Purchase Agreement or of any Weaned Pig Purchase Agreement between Purchaser and Association equal to the sum of (i) the quotient (rounded down to the nearest whole number) of (A) the number of shares of capital stock owned by Purchaser, divided by (B) ten (10), plus (ii) two
     (2).

          (b) In the event of a material breach of any agreement or covenant of Association contained in this Agreement, Purchaser may give written notice of such breach to Association and, in the event that such breach is not cured within a period (the "Cure Period") of thirty (30) days following such notice of breach by Purchaser to Association, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within thirty (30) days following the Cure Period.

          (c) If the first Lot of Qualifying Pigs is not shipped to Purchaser hereunder within twenty-four (24) months of the date of this Agreement, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within three (3) months after the expiration of such twenty-four (24) month period; provided, however, that any such termination shall not terminate or otherwise affect any other Feeder Pig Purchase Agreement or any Weaned Pig Purchase Agreement between Purchaser and Association.

          (d) In the event Purchaser assigns or transfers, in accordance with the Articles of Incorporation and Bylaws of Association, all shares of Class A Common Stock of Association from which Purchaser's right to purchase Lots under this Agreement derives, this Agreement automatically shall terminate.

          (e) This Agreement shall be extended automatically for succeeding and consecutive twelve (12) month terms unless Purchaser gives to Association, not less than twelve (12) months prior to the expiration of the initial term or any extended term hereof, notice that Purchaser desires to terminate this Agreement as of the expiration of such initial or extended term.

Notwithstanding the foregoing, however, the rights of Association to collect damages and to exercise its remedies under Section 17 hereunder shall survive any termination of this Agreement.

     15. WARRANTIES. ASSOCIATION MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED TO PURCHASER OTHER THAN AS HEREIN EXPRESSLY PROVIDED, AND SPECIFICALLY (A) MAKES NO WARRANTY AS TO ANY SPECIFIC LEVEL OF PERFORMANCE WITH RESPECT TO ANY PIGS SOLD HEREUNDER, AND (B) DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     16. FORCE MAJEURE. Either party to this Agreement shall be relieved of its responsibility and obligations hereunder during any period when performance is commercially impossible because of reasons beyond its control such as, but not limited to, fire, explosion, strike, accident, governmental regulations or intervention, and acts of God.

     17. DEFAULT BY PURCHASER; GRANT OF SECURITY INTEREST. Purchaser acknowledges that the damages suffered by Association in the event of any failure by Purchaser to purchase, pay for, and take delivery of any Lot when and as made available to Purchaser in accordance with the terms hereof shall equal, and Purchaser shall be liable to Association for and shall pay to Association upon demand, the sum of the following: (a) the difference between the price payable by Purchaser hereunder for Qualifying Pigs included in such Lot and the then current market price (as of the scheduled shipment date for such Lot) for Qualifying Pigs as quoted in any independent industry publication or source selected by Association, multiplied by the number of Qualifying Pigs in such Lot that Purchaser has failed to purchase, pay for, and take delivery of, in accordance with the terms hereof; plus (b) administrative and other costs and expenses relating to such Lot, which are hereby agreed to equal the amount of $3,000; plus (c) costs of collection, enforcement, and prosecution of Association's rights and remedies hereunder or otherwise arising, whether or not involving a case, action, or other proceeding before any state or federal court or other body, including, but not limited to, reasonable attorney's fees, collection agency fees, and other costs of collection; provided, however, that to the extent applicable law prohibits collection of attorney's fees and/or costs, this subsection (c) shall be null and void to the extent of such prohibition, except to preserve Association's rights pursuant to 11 U.S.C.
' 506(b). During any period in which Purchaser has been notified that it is obligated to pay an amount for damages pursuant to the immediately preceding sentence and has not paid such amount within three days of such demand, Association shall not make any future Lots available to Purchaser for purchase hereunder or under any other Feeder Pig Purchase Agreement between Purchaser and Association until Purchaser has paid such amount. In the event that Purchaser is not made available any Lot for purchase hereunder pursuant to the immediately preceding sentence that Association otherwise would have made available to Purchaser for purchase hereunder, then Purchaser shall be deemed to have failed to purchase, pay for, and take delivery of such Lot, and Purchaser shall be liable for damages with respect to such Lot computed in accordance with the first sentence of this Section. Upon any termination of this Agreement, Purchaser's liability for damages incurred by Association with respect to Purchaser's obligation to purchase, pay for and take delivery of Lots made available to the Purchaser shall be limited to the damages with respect to such Lots computed in accordance with the preceding provisions of this Section 17, and Purchaser shall not be liable for any other damages for the failure to purchase, pay for or take delivery of Lots hereunder after the termination of this Agreement.

     As security for the due and punctual performance of all of Purchaser's obligations under this Agreement, Purchaser hereby pledges and grants to Association, its successors and assigns, a security interest in and lien upon any and all interest (the "Coop Interest") Purchaser now has or hereafter may have in Association, including, without limitation, any capital stock or other rights or interests owned or held by Purchaser, or to which Purchaser is entitled, as a stockholder of Association and any interest of Purchaser in and to any dividends, capital or other credits, patronage or other distributions, or participations arising therefrom. Purchaser shall also deliver and endorse such stock or other certificates and execute and deliver such financing statements and other instruments (including, without limitation, stock powers duly endorsed in blank), and take such other action, as Association may request for purposes of perfecting or protecting the security interest granted under this Section 17. Purchaser represents, warrants and agrees that the pledge of the Coop Interest pursuant to this Section 17 creates a valid and perfected first priority security interest in the Coop Interest in favor of Association, subordinate only to any permissible pledge or other security interest granted by Purchaser to any financial institution for purposes of securing a loan by such financial institution to Purchaser, the proceeds of which are used to finance Purchaser's acquisition of the Coop Interest. Notwithstanding the foregoing, however, Association may release such pledge and grant of a security interest for good cause, as determined in Association's sole and absolute discretion.

     If Purchaser shall be in default under this Agreement, Association may exercise any and all rights and remedies available to Association hereunder, under the Articles of Incorporation or Bylaws of Association, under any applicable Uniform Commercial Code, or otherwise at law or in equity. The rights and remedies afforded to Association hereunder shall be cumulative and in addition to, and not in limitation of, any rights and remedies which Association may otherwise have under the Articles of Incorporation or Bylaws of Association or under applicable law, including any applicable Uniform Commercial Code. The exercise or partial exercise of any right or remedy of Association hereunder or under the Articles of Incorporation or Bylaws of Association or under applicable law shall not preclude or prejudice the further exercise of that right or remedy or the exercise of any other right or remedy of Association. No delay or omission on the part of Association in exercising any right hereunder or otherwise shall operate as a waiver of such right. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

     18. ARBITRATION. In the event of any controversy arising out of or relating to this Agreement, or any breach hereof, other than any controversy arising out of or relating to Section 17 hereof or the exercise of any rights or remedies thereunder, the parties agree to submit the dispute to binding arbitration in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. Such arbitration shall be initiated by either party by notifying the other party in writing and requesting a panel of five (5) arbitrators from the American Arbitration Association, which arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. Alternate strikes shall be made to the panel commencing with the party requesting the arbitration until one individual remains. Such individual shall be the arbitrator for the controversy. The party requesting the arbitration shall notify the arbitrator who shall hold a hearing(s) within 60 days of the notice. Any hearing(s) shall take place in Denver, Colorado, or such other location as the parties may agree upon. The arbitrator shall render a decision, including a written opinion in support thereof, within 30 days after the conclusion of the hearing(s), which decision shall be final and binding upon the parties without right of appeal. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration will be assessed by the arbitrator against either or both of the parties, and will be paid promptly by the party or parties so assessed.

     19. NOTICES. Any notice given or required to be given hereunder shall be deemed to have been effectively given when delivered personally or sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed or transmitted to Association at Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Mr. Wayne N. Snyder, and to Purchaser at the address set forth below Purchaser's signature, and/or to such other (or additional) address(es) requested by a notice given in accordance with this Section.

     20. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties as to the subject matter hereof; provided, however, any and all other Feeder Pig Purchase Agreements between Purchaser and Association respecting issuances of capital stock of Association (including capital stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots under this Agreement does not derive, and any and all Weaned Pig Purchase Agreements between Purchaser and Association, shall not be superseded, modified or otherwise affected by this Agreement. This Agreement may not be modified except in writing, signed by the parties hereto, that specifically references this Agreement.

     21. ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent of the other party; provided, however, that Association may assign Association's rights herein and hereto to any lender that may provide financing to Association in connection with the construction of facilities or the operation thereof, or both. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     22. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. The parties hereto hereby agree that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or in conflict with any controlling state law, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable or in conflict with any controlling state law. This Agreement and the transactions contemplated hereunder constitute commercial, and not consumer, transactions.

         [The remainder of this page intentionally has been left blank]


     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

ASSOCIATION:                       PURCHASER:

ALLIANCE FARMS COOPERATIVE
  ASSOCIATION


By:                                By:
Name:                              Name:
Title:                             Title:

                                   Purchaser's Address:



                                                                       EXHIBIT C


                        WEANED PIG PURCHASE AGREEMENT


     THIS WEANED PIG PURCHASE AGREEMENT (this "Agreement") is entered into as of
this      day of                , 199 , by and between ALLIANCE FARMS
COOPERATIVE ASSOCIATION (hereinafter "Association"), and
                                                 (hereinafter "Purchaser").

     WHEREAS, Association is or will be engaged in the production and sale of weaned pigs; and

     WHEREAS, Purchaser is a purchaser of weaned pigs, possesses expertise in swine production and management, and desires to enter into this Agreement for membership purposes of Association;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     1.   PURCHASE/SALE OF WEANED PIGS.


          (A) GENERAL. Upon and subject to all terms and conditions set forth in this Agreement, Purchaser shall purchase from Association, and Association shall sell to Purchaser, Qualifying Pigs (as defined in Section 2) produced by Association during the term of this Agreement in lots (hereinafter "Lot" or "Lots") of no less than 925, and no more than 1,025, Qualifying Pigs per Lot, as determined by Association, which Lots shall be made available to Purchaser on a rotating schedule with other members of Association owning Class B Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation), as such rotating schedule is determined and implemented by Association on any reasonable basis.

          (B) SCHEDULE. Purchaser acknowledges that Association intends to conduct a blind drawing, immediately following the consummation of each and every offering of Class B Common Stock by Association, for purposes of adjusting such rotating schedule as warranted by the resulting changes in the members of the Association.

          (C) AVAILABILITY. The number of Lots made available to Purchaser and the frequency of availability of such Lots will be based upon Purchaser's proportionate equity interest in Association with respect to Association's Class
B Common Stock.   Purchaser acknowledges that Lots will not be made available to
Purchaser under this Agreement until Qualifying Pigs are produced and available from the facilities constructed using the proceeds of the issuance of Class B Common Stock of Association (including Class B Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase such Lots under this Agreement derives, and that the number of Lots made available to Purchaser and the frequency of availability of such Lots will be subject to actual production of Qualifying Pigs from all facilities of Association. Association shall give notice to Purchaser when a Lot is available for purchase by Purchaser hereunder, which notice shall specify the anticipated number of Qualifying Pigs in such Lot and the scheduled shipment date.

          (D) EXCESS PRODUCTION. The production of weaned pigs is anticipated to produce, on a prospective rolling 12-month basis, approximately two and seven-tenths (2.7) Lots of Qualifying Pigs per share of Class B Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder. To the extent that the production of weaned pigs exceeds such anticipated production, Association shall either sell such excess production to any person (including a member of Association), at a price as shall be determined by Association in good faith, or retain such excess production for Association's own purposes, in lieu of selling such excess production to the members of Association pursuant to the Weaned Pig Purchase Agreements between Association and the members of Association.

     2. QUALIFYING PIGS. For purposes of this Agreement, the term "Qualifying Pig" shall mean an individual weaned pig that is not utility grade, that has a minimum weight of at least six (6) pounds at point in time of delivery, that has the genetic characteristics described in Section 6, that has been managed in accordance with Section 7, and that has a significant likelihood to perform economically and reach market weight efficiently.

     3.   PURCHASE PRICE OF PIGS.

          (a) PRICE. The purchase price for each Qualifying Pig purchased by Purchaser under this Agreement shall be an amount equal to the sum of the following:

          Financing Cost Per Pig, plus
          Operating Cost Per Pig, plus
          Production Margin.

Purchaser acknowledges that Association has constructed, or is in the process of constructing, or both, Production Units as a result of previous offers and sales of shares of its capital stock and that Association from time to time may construct additional Production Units as a result of additional offers and sales of shares of its capital stock. In light of the foregoing, the determination of the Financing Cost Per Pig portion of the purchase price for a Qualifying Pig hereunder shall be made separately with respect to each Lot in relation to the Production Unit(s) that were constructed using the proceeds of the issuance of Class B Common Stock of Association (including Class B Common Stock of the Association assigned or transferred to Purchaser) from which Purchaser's right to purchase such Lot under this Agreement derives.

          (b) DEFINITIONS. As used in this Section 3, the following terms shall have the following meanings:

     FINANCING COST PER PIG shall be determined on a prospective rolling 12-month basis and shall mean an amount equal to the quotient of (i) the sum of the required payments of interest and principal (including any scheduled sinking fund payments) to be made during the upcoming 12-month period with respect to Purchaser's Debt, divided by (ii) Pigs Shipped.

     OPERATING COST PER PIG shall be determined on a rolling five-month historical basis and shall mean an amount equal to the quotient of (i) the sum of (A) all direct and indirect production, operating, selling, general, administrative, and other expenses incurred by Association in the five months preceding the then present month of shipment as determined by Association's accountants utilizing generally accepted accounting principles consistently applied (excluding any provision for interest expense or depreciation or amortization of the cost of buildings, equipment, breeding stock or other capitalized costs which were purchased as a result of Purchaser's Debt or as a result of the issuance of any capital stock of Association to any third party), plus (B) the net cash flow cost of all capital expenditures by Association (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements in the five months preceding the then present month of shipment as determined by Association's accountants, divided by
     (ii) Pigs Shipped. The direct and indirect production and operating expenses attributable to a Production Unit which is in the process of commencing production shall not be included in the determination of Operating Cost Per Pig, and shipments of pigs attributable to such Production Unit shall not be included in Pigs Shipped, until such Production Unit has completed one entire month of full production, shipping pigs in each week thereof. The net cash flow with respect to capital expenditures for production facility and breeding stock improvements and replacements (which net cash flow shall be determined after taking into account the breeding stock and production facility retirements attributable to a Production Unit which is in the process of commencing production) shall not be included in the determination of Operating Cost Per Pig until the respective Production Unit has completed one entire month of full production, shipping pigs in each week thereof.

     PRODUCTION MARGIN shall mean an amount of up to $4.50, as determined by the Board of Directors of Association, from time to time, in its sole and absolute discretion.

     PIGS SHIPPED shall mean the number of Qualifying Pigs produced and shipped from Association over the same five-month period in determining the Operating Cost Per Pig and the estimated number of Qualifying Pigs that will be produced and shipped by Association over the 12-month period in determining the Financing Cost Per Pig. For purposes of determining the Financing Cost Per Pig, Pigs Shipped shall be equal to the product of (i) Association's total estimated number of Qualifying Pigs to be produced and shipped by Association during such 12-month period, multiplied by (ii) a fraction, the numerator of which shall be the number of Production Units constructed by Association with respect to the issuance of Class B Common Stock of Association (including Class B Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, and the denominator of which shall be the number of Production Units constructed by Association with respect to all issuances of its Class B Common Stock. All estimates relating to Pigs Shipped shall be made by Association using such historical data and projections as are available to Association.

     PRODUCTION UNIT shall mean the land and facilities necessary to house, feed and care for a group of 2,450 sows and the attendant offspring thereof.

     PURCHASER'S DEBT shall mean (i) the debt incurred by Association for the Production Unit(s) constructed by Association with respect to the issuance of Class B Common Stock of Association (including Class B Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, including any debt incurred for purposes of financing the acquisition of land for, and construction of, such Production Unit(s),
     (ii) any debt incurred for the initial working capital requirements with respect to the operation of such Production Unit(s), and (iii) any debt incurred for purposes of refinancing any such debt.

     4. PAYMENT OF PURCHASE PRICE. Association shall furnish to Purchaser, at the time Association notifies Purchaser that a Lot is available for purchase by Purchaser hereunder, an estimate of the total purchase price of the Qualifying Pigs included in the Lot, and Purchaser shall, not less than one day prior to the scheduled shipment date as specified in the notice by Association to Purchaser, pay such estimated total purchase price to Association in cash, or by such other means as may be acceptable to Association in its sole and absolute discretion. Association shall have no obligation to commence transportation of such Qualifying Pigs to Purchaser prior to full payment of such estimated total purchase price for such Qualifying Pigs as herein provided. The actual total purchase price of all Qualifying Pigs included in a Lot shall be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

     5. WEIGHT ADJUSTMENT. The purchase price for each Qualifying Pig as provided in Section 3 is for a Lot of Qualifying Pigs having an average weight of between 8 pounds and 12 pounds. In the event that the average weight of the Qualifying Pigs in a Lot sold to Purchaser exceeds 12 pounds, Purchaser shall pay Association an additional one dollar ($1.00) per pound per Qualifying Pig on the number of pounds that the Lot's average shipping weight per pig exceeds 12 pounds. To the extent that the average weight of the Qualifying Pigs in a Lot sold to Purchaser is less than 8 pounds, one dollar ($1.00) per pound on the number of pounds that the Lot's average shipping weight per pig is less than 8 pounds shall be deducted from the purchase price that Purchaser is to pay to Association for each Qualifying Pig. Purchaser shall have the right to, but shall not be obligated to, purchase a Lot of Qualifying Pigs hereunder at an average weight of less than 8 pounds per pig.

     6. GENETIC QUALITY. Qualifying Pigs produced by Association will be progeny from genetic stock selected by Association, from time to time, in its sole and absolute discretion. Such selection of such genetic stock will be determined and implemented by Association on a basis that reasonably would be expected to produce Qualifying Pigs that are capable of producing market hogs having carcasses that are responsive to consumer demand and thereby maximize the sales price to be received therefore.

     7. MANAGEMENT OF HEALTH AND NUTRITION. Association agrees to comply with the following health and nutrition programs with respect to all pigs to be purchased under this Agreement:

          (a) Association shall dock tails within 48 hours of a pig's birth.

          (b) Association shall castrate male pigs within ten days of the pig's birth.

          (c) Association shall administer all vacines and antibiotic treatments and perform such other procedures that are reasonably determined by Association to be necessary or advisable with respect to a herd health program.

          (d) Association shall maintain Association's swine free from the psuedorabies virus ("PRV") or any swine disease that would prohibit interstate shipment of pigs produced by Association, or that might otherwise materially impair Purchaser's ability to utilize the pigs to be purchased under this Agreement. If, in the opinion of two veterinarians selected by Association and reasonably acceptable to Purchaser, any of the swine produced by Association or used in the production of weaned pigs for delivery hereunder contracts PRV, Association shall have the opportunity to cure such impairment within a reasonable period of time and to suspend, at any time and from time to time, the sale and purchase of weaned pigs hereunder until such time as said veterinarians determine that PRV no longer exists.

          (e) Association shall use a feeding regimen, feed products, and herd health products developed or marketed by Farmland Industries, Inc., or any of its affiliates.

     8. RIGHT OF INSPECTION. Upon reasonable notice to Association, Purchaser or its representative shall have the right to inspect Association's production records to verify the genetic quality and management of nutrition and health programs prescribed by this Agreement during normal business hours.

     9. ADJUSTMENT FOR NON-QUALIFYING PIGS. Purchaser shall have the right to inspect Purchaser's Lot of Qualifying Pigs prior to loading. In the event that, after delivery of such Lot, Purchaser believes that any pig was not a Qualifying Pig prior to loading (a "Subject Pig"), Purchaser shall notify Association by telephone of such belief within one (1) business day following delivery as well as promptly notify Association of such belief in the manner provided in Section 19 hereof. Association shall have the right to inspect any and all Subject Pigs in investigation of Purchaser's belief, and thereafter Association and Purchaser shall agree in good faith upon an appropriate adjustment, if any, with respect to such Subject Pigs. Purchaser hereby acknowledges and agrees that such adjustment described above shall be Purchaser's sole and exclusive remedy as against Association arising out of the purchase hereunder of a pig that was not a Qualifying Pig at the time of loading and that the failure of Association to deliver Qualifying Pigs as otherwise required hereunder shall not give rise to a right of Purchaser to terminate this Agreement. Furthermore, in no event shall Purchaser reject delivery of a Lot of pigs hereunder, but in lieu thereof Purchaser shall accept each delivery of a Lot of pigs hereunder and, with respect to any and all pigs that Purchaser believes were not Qualifying Pigs prior to loading, shall comply with the provisions of this Section 9 and, until such adjustment, if any, is agreed upon by Association and Purchaser, shall, at Purchaser's expense, feed, water, treat and care for any and all such pigs as if Purchaser believed such pigs were Qualifying Pigs prior to loading.

     10. HEALTH PERMITS. Association shall provide Purchaser, at Association's expense, all health permits necessary to qualify all Qualifying Pigs for interstate shipment.

     11. WEIGHING CONDITIONS. All Lots of Qualifying Pigs shall be weighed at Association's expense at a state-inspected scale in close proximity to Association's production facility. A copy of all scale tickets will be provided to Association and to Purchaser.

     12. IDENTIFICATION. Association shall appropriately identify, prior to shipment, all Qualifying Pigs in accordance with the rules that will allow interstate shipment to the states to which the pigs are being shipped.

     13. TRANSPORTATION OF PIGS. Qualifying Pigs shall be shipped to Purchaser FOB shipping point. Association shall at Purchaser's expense arrange for transportation of Qualifying Pigs from any of Association's production facilities as determined by Association; provided, however, that Purchaser shall pay such transportation costs no later than the time of delivery. Trucks shall be thoroughly cleaned and disinfected prior to hauling any pigs from Association's production facilities and after any previously hauled pigs.

     14. TERM OF AGREEMENT. The term of this Agreement shall commence on the date first written above and shall continue for 120 months after the month in which the first Lot of Qualifying Pigs is shipped by Association to Purchaser (or Purchaser's direct or indirect assignor or transferor) with respect to the Class B Common Stock of the Association (including Class B Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, subject to the following:

          (a) In the event that Purchaser fails to purchase, pay for, and take delivery of any two Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in Section 17 hereof; provided, however, that in the event Purchaser owns ten or more shares of capital stock of Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in
     Section 17 hereof only upon Purchaser failing to purchase, pay for, and take delivery of a number of Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, of any other Weaned Pig Purchase Agreement or of any Feeder Pig Purchase Agreement between Purchaser and Association equal to the sum of (i) the quotient (rounded down to the nearest whole number) of (A) the number of shares of capital stock owned by Purchaser, divided by (B) ten (10), plus (ii) two
     (2).

          (b) In the event of a material breach of any agreement or covenant of Association contained in this Agreement, Purchaser may give written notice of such breach to Association and, in the event that such breach is not cured within a period (the "Cure Period") of thirty (30) days following such notice of breach by Purchaser to Association, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within thirty (30) days following the Cure Period.

          (c) If the first Lot of Qualifying Pigs is not shipped to Purchaser hereunder within twenty-four (24) months of the date of this Agreement, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within three (3) months after the expiration of such twenty-four (24) month period; provided, however, that any such termination shall not terminate or otherwise affect any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association.

          (d) In the event Purchaser assigns or transfers, in accordance with the Articles of Incorporation and Bylaws of Association, all shares of Class B Common Stock of Association from which Purchaser's right to purchase Lots under this Agreement derives, this Agreement automatically shall terminate.

          (e) This Agreement shall be extended automatically for succeeding and consecutive twelve (12) month terms unless Purchaser gives to Association, not less than twelve (12) months prior to the expiration of the initial term or any extended term hereof, notice that Purchaser desires to terminate this Agreement as of the expiration of such initial or extended term.

Notwithstanding the foregoing, however, the rights of Association to collect damages and to exercise its remedies under Section 17 hereunder shall survive any termination of this Agreement.

     15. WARRANTIES. ASSOCIATION MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED TO PURCHASER OTHER THAN AS HEREIN EXPRESSLY PROVIDED, AND SPECIFICALLY (A) MAKES NO WARRANTY AS TO ANY SPECIFIC LEVEL OF PERFORMANCE WITH RESPECT TO ANY PIGS SOLD HEREUNDER, AND (B) DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     16. FORCE MAJEURE. Either party to this Agreement shall be relieved of its responsibility and obligations hereunder during any period when performance is commercially impossible because of reasons beyond its control such as, but not limited to, fire, explosion, strike, accident, governmental regulations or intervention, and acts of God.


       17. DEFAULT BY PURCHASER; GRANT OF SECURITY INTEREST. Purchaser acknowledges that the damages suffered by Association in the event of any failure by Purchaser to purchase, pay for, and take delivery of any Lot when and as made available to Purchaser in accordance with the terms hereof shall equal, and Purchaser shall be liable to Association for and shall pay to Association upon demand, the sum of the following: (a) the difference between the price payable by Purchaser hereunder for Qualifying Pigs included in such Lot and the then current market price (as of the scheduled shipment date for such Lot) for Qualifying Pigs as quoted in any independent industry publication or source selected by Association, multiplied by the number of Qualifying Pigs in such Lot that Purchaser has failed to purchase, pay for, and take delivery of, in accordance with the terms hereof; plus (b) administrative and other costs and expenses relating to such Lot, which are hereby agreed to equal the amount of $3,000; plus (c) costs of collection, enforcement, and prosecution of Association's rights and remedies hereunder or otherwise arising, whether or not involving a case, action, or other proceeding before any state or federal court or other body, including, but not limited to, reasonable attorney's fees, collection agency fees, and other costs of collection; provided, however, that to the extent applicable law prohibits collection of attorney's fees and/or costs, this subsection (c) shall be null and void to the extent of such prohibition, except to preserve Association's rights pursuant to 11 U.S.C.
Section 506(b). During any period in which Purchaser has been notified that it is obligated to pay an amount for damages pursuant to the immediately preceding sentence and has not paid such amount within three days of such demand, Association shall not make any future Lots available to Purchaser for purchase hereunder or under any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association until Purchaser has paid such amount. In the event that Purchaser is not made available any Lot for purchase hereunder pursuant to the immediately preceding sentence that Association otherwise would have made available to Purchaser for purchase hereunder, then Purchaser shall be deemed to have failed to purchase, pay for, and take delivery of such Lot, and Purchaser shall be liable for damages with respect to such Lot computed in accordance with the first sentence of this Section. Upon any termination of this Agreement, Purchaser's liability for damages incurred by Association with respect to Purchaser's obligation to purchase, pay for and take delivery of Lots made available to the Purchaser shall be limited to the damages with respect to such Lots computed in accordance with the preceding provisions of this Section 17, and Purchaser shall not be liable for any other damages for the failure to purchase, pay for or take delivery of Lots hereunder after the termination of this Agreement.


     As security for the due and punctual performance of all of Purchaser's obligations under this Agreement, Purchaser hereby pledges and grants to Association, its successors and assigns, a security interest in and lien upon any and all interest (the "Coop Interest") Purchaser now has or hereafter may have in Association, including, without limitation, any capital stock or other rights or interests owned or held by Purchaser, or to which Purchaser is entitled, as a stockholder of Association and any interest of Purchaser in and to any dividends, capital or other credits, patronage or other distributions, or participations arising therefrom. Purchaser shall also deliver and endorse such stock or other certificates and execute and deliver such financing statements and other instruments (including, without limitation, stock powers duly endorsed in blank), and take such other action, as Association may request for purposes of perfecting or protecting the security interest granted under this Section 17. Purchaser represents, warrants and agrees that the pledge of the Coop Interest pursuant to this Section 17 creates a valid and perfected first priority security interest in the Coop Interest in favor of Association, subordinate only to any permissible pledge or other security interest granted by Purchaser to any financial institution for purposes of securing a loan by such financial institution to Purchaser, the proceeds of which are used to finance Purchaser's acquisition of the Coop Interest. Notwithstanding the foregoing, however, Association may release such pledge and grant of a security interest for good cause, as determined in Association's sole and absolute discretion.

     If Purchaser shall be in default under this Agreement, Association may exercise any and all rights and remedies available to Association hereunder, under the Articles of Incorporation or Bylaws of Association, under any applicable Uniform Commercial Code, or otherwise at law or in equity. The rights and remedies afforded to Association hereunder shall be cumulative and in addition to, and not in limitation of, any rights and remedies which Association may otherwise have under the Articles of Incorporation or Bylaws of Association or under applicable law, including any applicable Uniform Commercial Code. The exercise or partial exercise of any right or remedy of Association hereunder or under the Articles of Incorporation or Bylaws of Association or under applicable law shall not preclude or prejudice the further exercise of that right or remedy or the exercise of any other right or remedy of Association. No delay or omission on the part of Association in exercising any right hereunder or otherwise shall operate as a waiver of such right. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

     18. ARBITRATION. In the event of any controversy arising out of or relating to this Agreement, or any breach hereof, other than any controversy arising out of or relating to Section 17 hereof or the exercise of any rights or remedies thereunder, the parties agree to submit the dispute to binding arbitration in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. Such arbitration shall be initiated by either party by notifying the other party in writing and requesting a panel of five (5) arbitrators from the American Arbitration Association, which arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. Alternate strikes shall be made to the panel commencing with the party requesting the arbitration until one individual remains. Such individual shall be the arbitrator for the controversy. The party requesting the arbitration shall notify the arbitrator who shall hold a hearing(s) within 60 days of the notice. Any hearing(s) shall take place in Denver, Colorado, or such other location as the parties may agree upon. The arbitrator shall render a decision, including a written opinion in support thereof, within 30 days after the conclusion of the hearing(s), which decision shall be final and binding upon the parties without right of appeal. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration will be assessed by the arbitrator against either or both of the parties, and will be paid promptly by the party or parties so assessed.

     19. NOTICES. Any notice given or required to be given hereunder shall be deemed to have been effectively given when delivered personally or sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed or transmitted to Association at Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Mr. Wayne N. Snyder, and to Purchaser at the address set forth below Purchaser's signature, and/or to such other (or additional) address(es) requested by a notice given in accordance with this Section.

     20. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties as to the subject matter hereof; provided, however, any and all other Weaned Pig Purchase Agreements between Purchaser and Association respecting issuances of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement does not derive, and any and all Feeder Pig Purchase Agreements between Purchaser and Association, shall not be superseded, modified or otherwise affected by this Agreement. This Agreement may not be modified except in writing, signed by the parties hereto, that specifically references this Agreement.

     21. ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent of the other party; provided, however, that Association may assign Association's rights herein and hereto to any lender that may provide financing to Association in connection with the construction of facilities or the operation thereof, or both. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     22. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. The parties hereto hereby agree that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or in conflict with any controlling state law, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable or in conflict with any controlling state law. This Agreement and the transactions contemplated hereunder constitute commercial, and not consumer, transactions.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

ASSOCIATION:                       PURCHASER:

ALLIANCE FARMS COOPERATIVE
  ASSOCIATION


By:                                By:
Name:                              Name:
Title:                             Title:

                                   Purchaser's Address:



                                                                       EXHIBIT D


                    CLASS C WEANED PIG PURCHASE AGREEMENT


     THIS CLASS C WEANED PIG PURCHASE AGREEMENT (this "Agreement") is entered
into as of this      day of                , 199 , by and between ALLIANCE FARMS
COOPERATIVE ASSOCIATION (hereinafter "Association"), and ____________________ (hereinafter "Purchaser").

     WHEREAS, Association is or will be engaged in the production and sale of weaned pigs; and

     WHEREAS, Purchaser is a purchaser of weaned pigs, possesses expertise in swine production and management, and desires to enter into this Agreement for membership purposes of Association;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     1.   PURCHASE/SALE OF WEANED PIGS.

          (A)  GENERAL.  Upon and subject to all terms and conditions set forth in this Agreement, Purchaser shall purchase from Association, and Association shall sell to Purchaser, Qualifying Pigs (as defined in Section 2) produced by Association during the term of this Agreement in lots (hereinafter "Lot" or "Lots") of no less thanJWA[1] 925, and no more than 1,025, Qualifying Pigs per Lot, as determined by Association, which Lots shall be made available to Purchaser on a rotating schedule with other members of Association owning Class C Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation), as such rotating schedule is determined and implemented by Association on any reasonable basis.

          (B) SCHEDULE. Purchaser acknowledges that Association intends to conduct a blind drawing, immediately following the consummation of each and every offering of Class C Common Stock by Association, for purposes of adjusting such rotating schedule as warranted by the resulting changes in the members of the Association.

          (C) AVAILABILITY. The number of Lots made available to Purchaser and the frequency of availability of such Lots will be based upon Purchaser's proportionate equity interest in Association with respect to Association's Class
C Common Stock.   Purchaser acknowledges that Lots will not be made available to
Purchaser under this Agreement until Qualifying Pigs are produced and available from the facilities constructed using the proceeds of the issuance of Class C Common Stock of Association (including Class C Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase such Lots under this Agreement derives, and that the number of Lots made available to Purchaser and the frequency of availability of such Lots will be subject to actual production of Qualifying Pigs from all facilities of Association. Association shall give notice to Purchaser when a Lot is available for purchase by Purchaser hereunder, which notice shall specify the anticipated number of Qualifying Pigs in such Lot and the scheduled shipment date.

          (D) EXCESS PRODUCTION. The production of weaned pigs is anticipated to produce, on a prospective rolling 12-month basis, approximately two and JWA[2]one-tenth (2.1) Lots of Qualifying Pigs per share of Class C Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder. To the extent that the production of weaned pigs exceeds such anticipated production, Association shall either sell such excess production to any person (including a member of Association), at a price as shall be determined by Association in good faith, or retain such excess production for Association's own purposes, in lieu of selling such excess production to the members of Association pursuant to the Class C Weaned Pig Purchase Agreements between Association and the members of Association.

     2. QUALIFYING PIGS. For purposes of this Agreement, the term "Qualifying Pig" shall mean an individual weaned pig that is not utility grade, that has a minimum weight of at least six (6) pounds at point in time of delivery, that has the genetic characteristics described in Section 6, that has been managed in accordance with Section 7, and that has a significant likelihood to perform economically and reach market weight efficiently.

     3.   PURCHASE PRICE OF PIGS.

          (A)  PRICE.  The purchase price for each Qualifying Pig purchased by

Purchaser under this Agreement shall be an amount equal to the sum of the following:

          Financing Cost Per Pig, plus
          Operating Cost Per Pig, plus
          Production Margin.

Purchaser acknowledges that Association has constructed, or is in the process of constructing, or both, Production Units as a result of previous offers and sales of shares of its capital stock and that Association from time to time may construct additional Production Units as a result of additional offers and sales of shares of its capital stock. In light of the foregoing, the determination of the Financing Cost Per Pig portion of the purchase price for a Qualifying Pig hereunder shall be made separately with respect to each Lot in relation to the Production Unit(s) that were constructed using the proceeds of the issuance of Class C Common Stock of Association (including Class C Common Stock of the Association assigned or transferred to Purchaser) from which Purchaser's right to purchase such Lot under this Agreement derives.

          (B) DEFINITIONS. As used in this Section 3, the following terms shall have the following meanings:

     FINANCING COST PER PIG shall be determined on a prospective rolling 12-month basis and shall mean an amount equal to the quotient of (i) the sum of the required payments of interest and principal (including any scheduled sinking fund payments) to be made during the upcoming 12-month period with respect to Purchaser's Debt, divided by (ii) Pigs Shipped.

     OPERATING COST PER PIG shall be determined on a rolling five-month historical basis and shall mean an amount equal to the quotient of (i) the sum of (A) all direct and indirect production, operating, selling, general, administrative, and other expenses incurred by Association in the five months preceding the then present month of shipment as determined by Association's accountants utilizing generally accepted accounting principles consistently applied (excluding any provision for interest expense or depreciation or amortization of the cost of buildings, equipment, breeding stock or other capitalized costs which were purchased as a result of Purchaser's Debt or as a result of the issuance of any capital stock of Association to any third party), plus (B) the net cash flow cost of all capital expenditures by Association (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements in the five months preceding the then present month of shipment as determined by Association's accountants, divided by
     (ii) Pigs Shipped. The direct and indirect production and operating expenses attributable to a Production Unit which is in the process of commencing production shall not be included in the determination of Operating Cost Per Pig, and shipments of pigs attributable to such Production Unit shall not be included in Pigs Shipped, until such Production Unit has completed one entire month of full production, shipping pigs in each week thereof. The net cash flow with respect to capital expenditures for production facility and breeding stock improvements and replacements (which net cash flow shall be determined after taking into account the breeding stock and production facility retirements attributable to a Production Unit which is in the process of commencing production) shall not be included in the determination of Operating Cost Per Pig until the respective Production Unit has completed one entire month of full production, shipping pigs in each week thereof.

     PRODUCTION MARGIN shall mean an amount of up to $4.50, as determined by the Board of Directors of Association, from time to time, in its sole and absolute discretion.

     PIGS SHIPPED shall mean the number of Qualifying Pigs produced and shipped from Association over the same five-month period in determining the Operating Cost Per Pig and the estimated number of Qualifying Pigs that will be produced and shipped by Association over the 12-month period in determining the Financing Cost Per Pig. For purposes of determining the Financing Cost Per Pig, Pigs Shipped shall be equal to the product of (i) Association's total estimated number of Qualifying Pigs to be produced and shipped by Association during such 12-month period, multiplied by (ii) a fraction, the numerator of which shall be the number of Production Units constructed by Association with respect to the issuance of Class C Common Stock of Association (including Class C Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, and the denominator of which shall be the number of Production Units constructed by Association with respect to all issuances of its Class C Common Stock. All estimates relating to Pigs Shipped shall be made by Association using such historical data and projections as are available to Association.
     PRODUCTION UNIT shall mean the land and facilities necessary to house, feed and care for a group of 2,450 sows and the attendant offspring thereof.

     PURCHASER'S DEBT shall mean (i) the debt incurred by Association for the Production Unit(s) constructed by Association with respect to the issuance of Class C Common Stock of Association (including Class C Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, including any debt incurred for purposes of financing the acquisition of land for, and construction of, such Production Unit(s),
     (ii) any debt incurred for the initial working capital requirements with respect to the operation of such Production Unit(s), and (iii) any debt incurred for purposes of refinancing any such debt.

     4. PAYMENT OF PURCHASE PRICE. Association shall furnish to Purchaser, at the time Association notifies Purchaser that a Lot is available for purchase by Purchaser hereunder, an estimate of the total purchase price of the Qualifying Pigs included in the Lot, and Purchaser shall, not less than one day prior to the scheduled shipment date as specified in the notice by Association to Purchaser, pay such estimated total purchase price to Association in cash, or by such other means as may be acceptable to Association in its sole and absolute discretion. Association shall have no obligation to commence transportation of such Qualifying Pigs to Purchaser prior to full payment of such estimated total purchase price for such Qualifying Pigs as herein provided. The actual total purchase price of all Qualifying Pigs included in a Lot shall be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

     5. WEIGHT ADJUSTMENT. The purchase price for each Qualifying Pig as provided in Section 3 is for a Lot of Qualifying Pigs having an average weight of between 8 pounds and 12 pounds. In the event that the average weight of the Qualifying Pigs in a Lot sold to Purchaser exceeds 12 pounds, Purchaser shall pay Association an additional one dollar ($1.00) per pound per Qualifying Pig on the number of pounds that the Lot's average shipping weight per pig exceeds 12 pounds. To the extent that the average weight of the Qualifying Pigs in a Lot sold to Purchaser is less than 8 pounds, one dollar ($1.00) per pound on the number of pounds that the Lot's average shipping weight per pig is less than 8 pounds shall be deducted from the purchase price that Purchaser is to pay to Association for each Qualifying Pig. Purchaser shall have the right to, but shall not be obligated to, purchase a Lot of Qualifying Pigs hereunder at an average weight of less than 8 pounds per pig.

     6. GENETIC QUALITY. Qualifying Pigs produced by Association will be progeny from genetic stock selected by Association, from time to time, in its sole and absolute discretion. Such selection of such genetic stock will be determined and implemented by Association on a basis that reasonably would be expected to produce Qualifying Pigs that are capable of producing market hogs having carcasses that are responsive to consumer demand and thereby maximize the sales price to be received therefore.

     7. MANAGEMENT OF HEALTH AND NUTRITION. Association agrees to comply with the following health and nutrition programs with respect to all pigs to be purchased under this Agreement:

          (A) Association shall dock tails within 48 hours of a pig's birth.

          (B) Association shall castrate male pigs within ten days of the pig's birth.

          (C) Association shall administer all vacines and antibiotic treatments and perform such other procedures that are reasonably determined by Association to be necessary or advisable with respect to a herd health program.

          (D) Association shall maintain Association's swine free from the psuedorabies virus ("PRV") or any swine disease that would prohibit interstate shipment of pigs produced by Association, or that might otherwise materially impair Purchaser's ability to utilize the pigs to be purchased under this Agreement. If, in the opinion of two veterinarians selected by Association and reasonably acceptable to Purchaser, any of the swine produced by Association or used in the production of weaned pigs for delivery hereunder contracts PRV, Association shall have the opportunity to cure such impairment within a reasonable period of time and to suspend, at any time and from time to time, the sale and purchase of weaned pigs hereunder until such time as said veterinarians determine that PRV no longer exists.

          (E) Association shall use a feeding regimen, feed products, and herd health products developed or marketed by Farmland Industries, Inc., or any of its affiliates.

     8. RIGHT OF INSPECTION. Upon reasonable notice to Association, Purchaser or its representative shall have the right to inspect Association's production records to verify the genetic quality and management of nutrition and health programs prescribed by this Agreement during normal business hours.

     9. ADJUSTMENT FOR NON-QUALIFYING PIGS. Purchaser shall have the right to inspect Purchaser's Lot of Qualifying Pigs prior to loading. In the event that, after delivery of such Lot, Purchaser believes that any pig was not a Qualifying Pig prior to loading (a "Subject Pig"), Purchaser shall notify Association by telephone of such belief within one (1) business day following delivery as well as promptly notify Association of such belief in the manner provided in Section 19 hereof. Association shall have the right to inspect any and all Subject Pigs in investigation of Purchaser's belief, and thereafter Association and Purchaser shall agree in good faith upon an appropriate adjustment, if any, with respect to such Subject Pigs. Purchaser hereby acknowledges and agrees that such adjustment described above shall be Purchaser's sole and exclusive remedy as against Association arising out of the purchase hereunder of a pig that was not a Qualifying Pig at the time of loading and that the failure of Association to deliver Qualifying Pigs as otherwise required hereunder shall not give rise to a right of Purchaser to terminate this Agreement. Furthermore, in no event shall Purchaser reject delivery of a Lot of pigs hereunder, but in lieu thereof Purchaser shall accept each delivery of a Lot of pigs hereunder and, with respect to any and all pigs that Purchaser believes were not Qualifying Pigs prior to loading, shall comply with the provisions of this Section 9 and, until such adjustment, if any, is agreed upon by Association and Purchaser, shall, at Purchaser's expense, feed, water, treat and care for any and all such pigs as if Purchaser believed such pigs were Qualifying Pigs prior to loading.

     10. HEALTH PERMITS. Association shall provide Purchaser, at Association's expense, all health permits necessary to qualify all Qualifying Pigs for interstate shipment.

     11. WEIGHING CONDITIONS. All Lots of Qualifying Pigs shall be weighed at Association's expense at a state-inspected scale in close proximity to Association's production facility. A copy of all scale tickets will be provided to Association and to Purchaser.

     12. IDENTIFICATION. Association shall appropriately identify, prior to shipment, all Qualifying Pigs in accordance with the rules that will allow interstate shipment to the states to which the pigs are being shipped.

     13. TRANSPORTATION OF PIGS. Qualifying Pigs shall be shipped to Purchaser FOB shipping point. Association shall at Purchaser's expense arrange for transportation of Qualifying Pigs from any of Association's production facilities as determined by Association; provided, however, that Purchaser shall pay such transportation costs no later than the time of delivery. Trucks shall be thoroughly cleaned and disinfected prior to hauling any pigs from Association's production facilities and after any previously hauled pigs.

     14. TERM OF AGREEMENT. The term of this Agreement shall commence on the date first written above and shall continue for 120 months after the month in which the first Lot of Qualifying Pigs is shipped by Association to Purchaser (or Purchaser's direct or indirect assignor or transferor) with respect to the Class C Common Stock of the Association (including Class C Common Stock of the Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, subject to the following:

          (A) In the event that Purchaser fails to purchase, pay for, and take delivery of any two Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in Section 17 hereof; provided, however, that in the event Purchaser owns ten or more shares of capital stock of Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in
     Section 17 hereof only upon Purchaser failing to purchase, pay for, and take delivery of a number of Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, of any other Weaned Pig Purchase Agreement or of any Feeder Pig Purchase Agreement between Purchaser and Association equal to the sum of (i) the quotient (rounded down to the nearest whole number) of (A) the number of shares of capital stock owned by Purchaser, divided by (B) ten (10), plus (ii) two
     (2).

          (B) In the event of a material breach of any agreement or covenant of Association contained in this Agreement, Purchaser may give written notice of such breach to Association and, in the event that such breach is not cured within a period (the "Cure Period") of thirty (30) days following such notice of breach by Purchaser to Association, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within thirty (30) days following the Cure Period.

          (C) If the first Lot of Qualifying Pigs is not shipped to Purchaser hereunder within twenty-four (24) months of the date of this Agreement, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within three (3) months after the expiration of such twenty-four (24) month period; provided, however, that any such termination shall not terminate or otherwise affect any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association.

          (D) In the event Purchaser assigns or transfers, in accordance with the Articles of Incorporation and Bylaws of Association, all shares of Class C Common Stock of Association from which Purchaser's right to purchase Lots under this Agreement derives, this Agreement automatically shall terminate.

          (E) This Agreement shall be extended automatically for succeeding and consecutive twelve (12) month terms unless Purchaser gives to Association, not less than twelve (12) months prior to the expiration of the initial term or any extended term hereof, notice that Purchaser desires to terminate this Agreement as of the expiration of such initial or extended term.

Notwithstanding the foregoing, however, the rights of Association to collect damages and to exercise its remedies under Section 17 hereunder shall survive any termination of this Agreement.

     15. WARRANTIES. ASSOCIATION MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED TO PURCHASER OTHER THAN AS HEREIN EXPRESSLY PROVIDED, AND SPECIFICALLY (A) MAKES NO WARRANTY AS TO ANY SPECIFIC LEVEL OF PERFORMANCE WITH RESPECT TO ANY PIGS SOLD HEREUNDER, AND (B) DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     16. FORCE MAJEURE. Either party to this Agreement shall be relieved of its responsibility and obligations hereunder during any period when performance is commercially impossible because of reasons beyond its control such as, but not limited to, fire, explosion, strike, accident, governmental regulations or intervention, and acts of God.

     17. DEFAULT BY PURCHASER; GRANT OF SECURITY INTEREST. Purchaser acknowledges that the damages suffered by Association in the event of any failure by Purchaser to purchase, pay for, and take delivery of any Lot when and as made available to Purchaser in accordance with the terms hereof shall equal, and Purchaser shall be liable to Association for and shall pay to Association upon demand, the sum of the following: (a) the difference between the price payable by Purchaser hereunder for Qualifying Pigs included in such Lot and the then current market price (as of the scheduled shipment date for such Lot) for Qualifying Pigs as quoted in any independent industry publication or source selected by Association, multiplied by the number of Qualifying Pigs in such Lot that Purchaser has failed to purchase, pay for, and take delivery of, in accordance with the terms hereof; plus (b) administrative and other costs and expenses relating to such Lot, which are hereby agreed to equal the amount of $3,000; plus (c) costs of collection, enforcement, and prosecution of Association's rights and remedies hereunder or otherwise arising, whether or not involving a case, action, or other proceeding before any state or federal court or other body, including, but not limited to, reasonable attorney's fees, collection agency fees, and other costs of collection; provided, however, that to the extent applicable law prohibits collection of attorney's fees and/or costs, this subsection (c) shall be null and void to the extent of such prohibition, except to preserve Association's rights pursuant to 11 U.S.C.
' 506(b). During any period in which Purchaser has been notified that it is obligated to pay an amount for damages pursuant to the immediately preceding sentence and has not paid such amount within three days of such demand, Association shall not make any future Lots available to Purchaser for purchase hereunder or under any other Weaned Pig Purchase Agreement or any Feeder Pig Purchase Agreement between Purchaser and Association until Purchaser has paid such amount. In the event that Purchaser is not made available any Lot for purchase hereunder pursuant to the immediately preceding sentence that Association otherwise would have made available to Purchaser for purchase hereunder, then Purchaser shall be deemed to have failed to purchase, pay for, and take delivery of such Lot, and Purchaser shall be liable for damages with respect to such Lot computed in accordance with the first sentence of this Section. Upon any termination of this Agreement, Purchaser's liability for damages incurred by Association with respect to Purchaser's obligation to purchase, pay for and take delivery of Lots made available to the Purchaser shall be limited to the damages with respect to such Lots computed in accordance with the preceding provisions of this Section 17, and Purchaser shall not be liable for any other damages for the failure to purchase, pay for or take delivery of Lots hereunder after the termination of this Agreement.

     As security for the due and punctual performance of all of Purchaser's obligations under this Agreement, Purchaser hereby pledges and grants to Association, its successors and assigns, a security interest in and lien upon any and all interest (the "Coop Interest") Purchaser now has or hereafter may have in Association, including, without limitation, any capital stock or other rights or interests owned or held by Purchaser, or to which Purchaser is entitled, as a stockholder of Association and any interest of Purchaser in and to any dividends, capital or other credits, patronage or other distributions, or participations arising therefrom. Purchaser shall also deliver and endorse such stock or other certificates and execute and deliver such financing statements and other instruments (including, without limitation, stock powers duly endorsed in blank), and take such other action, as Association may request for purposes of perfecting or protecting the security interest granted under this Section 17. Purchaser represents, warrants and agrees that the pledge of the Coop Interest pursuant to this Section 17 creates a valid and perfected first priority security interest in the Coop Interest in favor of Association, subordinate only to any permissible pledge or other security interest granted by Purchaser to any financial institution for purposes of securing a loan by such financial institution to Purchaser, the proceeds of which are used to finance Purchaser's acquisition of the Coop Interest. Notwithstanding the foregoing, however, Association may release such pledge and grant of a security interest for good cause, as determined in Association's sole and absolute discretion.

     If Purchaser shall be in default under this Agreement, Association may exercise any and all rights and remedies available to Association hereunder, under the Articles of Incorporation or Bylaws of Association, under any applicable Uniform Commercial Code, or otherwise at law or in equity. The rights and remedies afforded to Association hereunder shall be cumulative and in addition to, and not in limitation of, any rights and remedies which Association may otherwise have under the Articles of Incorporation or Bylaws of Association or under applicable law, including any applicable Uniform Commercial Code. The exercise or partial exercise of any right or remedy of Association hereunder or under the Articles of Incorporation or Bylaws of Association or under applicable law shall not preclude or prejudice the further exercise of that right or remedy or the exercise of any other right or remedy of Association. No delay or omission on the part of Association in exercising any right hereunder or otherwise shall operate as a waiver of such right. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

     18. ARBITRATION. In the event of any controversy arising out of or relating to this Agreement, or any breach hereof, other than any controversy arising out of or relating to Section 17 hereof or the exercise of any rights or remedies thereunder, the parties agree to submit the dispute to binding arbitration in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. Such arbitration shall be initiated by either party by notifying the other party in writing and requesting a panel of five (5) arbitrators from the American Arbitration Association, which arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. Alternate strikes shall be made to the panel commencing with the party requesting the arbitration until one individual remains. Such individual shall be the arbitrator for the controversy. The party requesting the arbitration shall notify the arbitrator who shall hold a hearing(s) within 60 days of the notice. Any hearing(s) shall take place in Denver, Colorado, or such other location as the parties may agree upon. The arbitrator shall render a decision, including a written opinion in support thereof, within 30 days after the conclusion of the hearing(s), which decision shall be final and binding upon the parties without right of appeal. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration will be assessed by the arbitrator against either or both of the parties, and will be paid promptly by the party or parties so assessed.

     19. NOTICES. Any notice given or required to be given hereunder shall be deemed to have been effectively given when delivered personally or sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed or transmitted to Association at Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Mr. Wayne N. Snyder, and to Purchaser at the address set forth below Purchaser's signature, and/or to such other (or additional) address(es) requested by a notice given in accordance with this Section.

     20. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties as to the subject matter hereof; provided, however, any and all other Weaned Pig Purchase Agreements between Purchaser and Association respecting issuances of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement does not derive, and any and all Feeder Pig Purchase Agreements between Purchaser and Association, shall not be superseded, modified or otherwise affected by this Agreement. This Agreement may not be modified except in writing, signed by the parties hereto, that specifically references this Agreement.

     21. ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent of the other party; provided, however, that Association may assign Association's rights herein and hereto to any lender that may provide financing to Association in connection with the construction of facilities or the operation thereof, or both. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     22. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. The parties hereto hereby agree that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or in conflict with any controlling state law, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable or in conflict with any controlling state law. This Agreement and the transactions contemplated hereunder constitute commercial, and not consumer, transactions.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

ASSOCIATION:                       PURCHASER:

ALLIANCE FARMS COOPERATIVE
  ASSOCIATION


By:                           By:
Name:                         Name:
Title:                        Title:

                            Purchaser's Address:



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is organized under the provisions of article 55 of title 7 of the Colorado Revised Statutes (the "Colorado Cooperative Association Law").
Section 7-55-107.5 of the Colorado Cooperative Association Law provides that cooperative associations shall have the same powers, rights, and obligations and shall be subject to the same limitations as apply to corporations for profit as set forth in article 109 of the Colorado Business Corporation Act. Article 109 of the Colorado Business Corporation Act provides for the indemnification by a corporation of its officers, directors and certain other persons as follows:

     7-109-101.  DEFINITIONS.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3) "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102. AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a) The person conducted himself or herself in good faith; and

          (b) The person reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with proceeding.

     7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104. ADVANCE OF EXPENSES TO DIRECTORS. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105. COURT-ORDERED INDEMNIFICATION OF DIRECTORS. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS. (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section, or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b) By the shareholders.
     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
AGENTS.

     (1) Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109. LIMITATION OF INDEMNIFICATION OF DIRECTORS. (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consent to such action.

     Section 7-55-107(1)(h) of the Colorado Cooperative Association Law provides that a cooperative association has the power:
     If so provided in the articles of incorporation, to eliminate or limit the personal liability of a director to the association or to its members or stockholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director for: Any breach of the director's duty of loyalty to the association or its members or stockholders;
     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the association or to its members or stockholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.


Article NINTH of the Registrant's Articles of Incorporation (a copy of which is set forth in Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3 and 3.1.4) contains such a provision, in addition to permitting the Registrant to indemnify its directors, officers, employees and agents, or any person who serves at the request of the Registrant as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, to the fullest extent permitted by the laws of the State of Colorado.

     Article V of the Registrant's Bylaws (a copy of which is set forth in Exhibits 3.2 and 3.2.1) (the "Bylaws") provides that the Registrant shall indemnify officers and directors of the Registrant to the fullest extent permitted by and in the manner permissible under the laws of the State of Colorado. Section 5.8 of the Bylaws also permits the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against or incurred by any director, officer, employee, fiduciary or agent of the Company arising out of his or her capacity as such.


     Section 6 of the Agency Agreement (the proposed form of which is set forth in Exhibit 1.1) provides for indemnification of the Registrant and its directors and officers in certain circumstances.

     For more information regarding the Registrant's undertaking to submit to adjudication of the issue of indemnification for violation of the securities laws, see "Undertakings," Item 28 hereof.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets for the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates, except the SEC registration fee and the NASD filing fee.

          SEC registration fee...........................  $3,527
          NASD filing fee ...............................   1,664
          Printing and engraving.........................  10,000
          Legal fees and expenses........................  45,000
          Accounting fees and expenses...................  10,000
          Escrow agent fees..............................   1,575
          Blue Sky fees and expenses
              (including fees of counsel)................. 15,000
          Miscellaneous.................................   13,234


                     TOTAL ..............................$100,000



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of the Registrant in May, 1994, the Registrant sold one share of its common stock, par value $1 per share (the "Common Stock"), to Farmland Industries, Inc. ("Farmland") for the purchase price of $100. No underwriters were involved in connection with this sale.
This sale was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In July, 1994, the Registrant sold 25 shares of the Common Stock pursuant to its Confidential Private Placement Memorandum dated May 4, 1994, as supplemented by Supplement No. 1 to the Confidential Private Placement Memorandum dated July 6, 1994, for a cash purchase price of $80,000 per share and, thus, an aggregate purchase price of $2,000,000. No underwriters were involved in connection with this sale. The 25 shares of Common Stock were offered only to producers of agricultural products, associations of such producers, and federations of such associations. Of the 25 shares offered for sale, 5 shares were sold to producers of agricultural products and 20 shares were sold to associations of such producers. This sale of 25 shares of the Common Stock was made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Rule 506 of the Securities Act. This exemption from registration was available because (i) the 25 shares of the Common Stock was sold to less than 35 purchasers, (ii) the Registrant reasonably believed prior to making any sale of the Common Stock that each purchaser who was not an accredited investor either alone or with his purchaser representative had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment in the Common Stock, (iii) the Registrant furnished to each purchaser that was not an accredited investor the information required by 17 C.F.R. ' 230.502(b)(2) a reasonable time prior to sale, (iv) neither the Registrant nor any person acting on its behalf offered or sold the Common Stock by any form of general solicitation or general advertising, and (v) the Registrant exercised reasonable care to assure that the purchasers of the shares of the Common Stock were not underwriters within the meaning of Section 2(11) of the Securities Act.

     Immediately prior to such sale of 25 shares of the Registrant's Common Stock, the Registrant issued to Farmland 30 shares (in addition to its then one outstanding share) of Common Stock and to Yuma Farmers Milling-Mercantile Cooperative Registrant ("Yuma Cooperative") 12 shares of Common Stock in exchange for their respective equity ownership rights and interests in the Yuma Feeder Pig Limited Liability Company ("Yuma LLC"). Thereupon, Yuma LLC was liquidated, whereby all of the assets and liabilities of Yuma LLC were transferred to the Registrant. Said assets and liabilities have been reflected on the Registrant's financial statements at Yuma LLC's book value, which was equal to approximately $2,946,800. No underwriters were involved in connection with this exchange. This sale was made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 27.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


     Exhibit No.                 Description
  **     1.1      Form of Agency Agreement between
               Interstate/Johnson Lane Corporation and the
               Registrant

  **     3.1      Articles of Incorporation

  **     3.1.1 Articles of Amendment

  **     3.1.2 Articles of Amendment

  **     3.1.3 Articles of Amendment

  **     3.1.4 Articles of Amendment

  **     3.2      Amended and Restated Bylaws

  **     3.2.1 Amendments to Amended and Restated Bylaws

  **     4.1      Articles of Incorporation (filed as Exhibit
               3.1)

  **     4.1.1 Articles of Amendment (filed as Exhibit 3.1.1)

  **     4.1.2 Articles of Amendment  (filed as Exhibit 3.1.2)

  **     4.1.3 Articles of Amendment  (filed as Exhibit 3.1.3)

  **     4.1.4 Articles of Amendment  (filed as Exhibit 3.1.4)

  **     4.2      Amended and Restated Bylaws (filed as Exhibit
               3.2)
  **     4.2.1 Amendments to Amended and Restated Bylaws (filed
               as Exhibit 3.2.1)


  #      4.3      Specimen Form of Certificate Representing
               Membership in the Company and the (Class A) Common Stock (filed on November 7, 1994 as Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  *      4.4      Specimen Form of Certificate Representing
               Membership in the Company and the Class B Common
               Stock

  #      4.5      Loan Agreement, dated as of September 21, 1994,
               between National Bank for Cooperatives and the Registrant (filed on November 7, 1994 as Exhibit
               10.6 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      4.5.1 Term Loan Amendment, dated as of May 19, 1995,
               between CoBank, ACB (formerly National Bank for Cooperatives) and the Registrant (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit
               10.6.1 and incorporated herein by reference)

  #      4.6      The Registrant's Promissory Note, dated
               September 21, 1994, to National Bank for
               Cooperatives  (filed on November 7, 1994 as
               Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      4.7      Security Agreement, dated September 21, 1994,
               made by the Registrant to National Bank for Cooperatives (filed on November 7, 1994 as
               Exhibit 10.8 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      4.8      Correction Deed of Trust, dated November 4,
               1994, between the Public Trustee of the County of Yuma, State of Colorado and the Registrant (filed on January 23, 1995 as Exhibit 10.9 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      4.9      Master Loan Agreement, dated as of May 19,
               1995, between CoBank, ACB and the Registrant
               (filed with the Registrants' Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.11 and incorporated herein by reference)

  #      4.10  Multiple Advance Term Loan Supplement, dated as of
               May 19, 1995, between CoBank, ACB and the
               Registrant (filed with the Registrants' Annual
               Report on Form 10-KSB for the fiscal year ended
               August 31, 1995 as Exhibit 10.12 and incorporated
               herein by reference)
  *      4.10.1   Amendment to Multiple Advance Term Loan
               Supplement, dated as of February 11, 1997, between CoBank, ACB and the Registrant respecting the extension of the CoBank credit facility (filed as Exhibit 10.14.1)

  #      4.11  Revolving Term Loan Supplement, dated as of May
               19, 1995, between CoBank, ACB and the Registrant
               (filed with the Registrants' Annual Report on Form
               10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.13 and incorporated herein by reference)

  #      4.12  Correction Deed of Trust, dated October 23, 1996,
               between the Public Trustee of the County of Yuma, State of Colorado and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.6 and incorporated herein by reference)

  #      4.13  Illinois Mortgage, dated February 23, 1996, from
               the Registrant to CoBank, ACB (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.10 and incorporated herein by reference)

  *      4.14  Letter Agreement between the Registrant to CoBank,
               ACB respecting the extension of the CoBank credit facility (filed as Exhibit 10.28)


  **     4.15  Specimen Form of Certificate Representing
               Membership in the Company and the Class C Common
               Stock

  **     5.1      Opinion of Stinson, Mag & Fizzell, P.C.,
               counsel for the Registrant, with respect to the Registrant's (Class A) Common Stock, Class B
               Common Stock and Class C Common Stock


  #      10.1  Form of Feeder Pig Purchase Agreement (filed on
               January 23, 1995 as Exhibit 10.1 to Amendment No.
               1 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.2  Swine Production Services Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.2 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.2.1   First Amendment to Swine Production Services
               Agreement, dated as of July 26, 1996, between Farmland Industries, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.1 and incorporated herein by reference)

  *      10.2.2   Second Amendment to Swine Production Services
               Agreement, dated as of April 14, 1997, between Farmland Industries, Inc. and the Registrant

  #      10.3  Feed Purchase Agreement, dated July 13, 1994,
               between the Yuma Farmers Milling-Mercantile
               Cooperative Company of Yuma, Colorado and the
               Registrant (filed on November 7, 1994 as Exhibit
               10.3 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.4 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as Exhibit 10.4.1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.5  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between the Yuma Farmers Milling-
               Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as
               Exhibit 10.5 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.5.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between the Yuma Farmers Milling-Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as Exhibit 10.5.1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.6  Loan Agreement, dated as of September 21, 1994,
               between National Bank for Cooperatives and the Registrant (filed on November 7, 1994 as Exhibit
               10.6 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.6.1   Term Loan Amendment, dated as of May 19, 1995,
               between CoBank, ACB (formerly National Bank for Cooperatives) and the Registrant (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit
               10.6.1 and incorporated herein by reference)

  #      10.7  The Registrant's Promissory Note, dated September
               21, 1994, to National Bank for Cooperatives (filed on November 7, 1994 as Exhibit 10.7 to the
               Registrant's Registration Statement on Form SB-2
               (No. 33-86068) and incorporated herein by reference)

  #      10.8  Security Agreement, dated September 21, 1994, made
               by the Registrant to National Bank for
               Cooperatives (filed on November 7, 1994 as Exhibit
               10.8 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.9  Correction Deed of Trust, dated November 4, 1994,
               between the Public Trustee of the County of Yuma, State of Colorado and the Registrant (filed on January 23, 1995 as Exhibit 10.9 to Amendment No.
               1 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.10 Effluent Agreement, dated September 15, 1994,
               between RMR  Ranch, Inc., and the Registrant
               (filed on November 7, 1994 as Exhibit 10.13 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.11 Swine Production Management Agreement, dated March
               2, 1992, between DEKALB Swine Breeders, Inc. and Yuma Feeder Pig Limited Liability Company (the predecessor to the Registrant) (filed on November 7, 1994 as Exhibit 10.20 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)
  #      10.12 Contract to License Primary Swine (No. 3158),
               executed by the Registrant on July 20, 1994, between DEKALB Swine Breeders, Inc. and the Registrant (filed on January 23, 1995 as Exhibit
               10.21 to Amendment No. 1 to the Registrant's
               Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.13 Master Loan Agreement, dated as of May 19, 1995,
               between CoBank, ACB and the Registrant (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as
               Exhibit 10.11 and incorporated herein by reference)

  #      10.14 Multiple Advance Term Loan Supplement, dated as of
               May 19, 1995, between CoBank, ACB and the
               Registrant (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.12 and incorporated herein by reference)

  *      10.14.1  Amendment to Multiple Advance Term Loan
               Supplement, dated as of February 11, 1997, between CoBank, ACB and the Registrant respecting the extension of the CoBank credit facility

  #      10.15 Revolving Term Loan Supplement, dated as of May
               1995, between CoBank, ACB and the Registrant
               (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.13 and incorporated herein by reference)

  #      10.16 Contract for Alliance Farms Cooperative
               Association, dated September 14, 1995, between the Registrant and Farmer Boy Ag, Inc. (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.14 and incorporated herein by reference).

  #      10.17 Master Construction Agreement, dated September 18,
               1995, between the Registrant and Central
               Confinement Service, Ltd. (filed with the
               Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as Exhibit 10.15 and incorporated herein by reference).

  #      10.18 The Registrant's Promissory Note, dated  August
               30, 1995, to Farmland Industries, Inc. (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as
               Exhibit 10-16 and incorporated herein by reference.

  #      10.19 Camborough-22 Closed Herd Multiplier Agreement,
               dated March 1, 1996, between Pig Improvement
               Company, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.2 and incorporated herein by reference)
  #      10.20 Option Contract, dated November 20, 1996, between
               Bill L. Bailey and Norma Jean Bailey, and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.3 and incorporated herein by reference)

  *      10.21 The Registrant's Promissory Note, dated November
               27, 1996, to Farmland Industries, Inc.

  *      10.22 Amended and Restated Illinois Mortgage, dated as
               of November 27, 1996, from the Registrant to Farmland Industries, Inc.

  #      10.23 Correction Deed of Trust, dated October 23, 1996,
               between the Public Trustee of the County of Yuma, State of Colorado and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.6 and incorporated herein by reference)

  #      10.24 Master Construction Agreement, dated November 22,
               1996 (Illinois #2 sow unit), between the Registrant and Central Confinement Service, Ltd. (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.7 and incorporated herein by reference)

  #      10.25 Master Construction Agreement, dated November 22,
               1996 (Illinois #2 nursery), between the Registrant and Central Confinement Service, Ltd. (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.8 and incorporated herein by reference)

  #      10.26 Master Construction Agreement, dated November 22,
               1996 (Illinois #2 isolation building), between the Registrant and Central Confinement Service, Ltd. (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.9 and incorporated herein by reference)

  #      10.27 Illinois Mortgage, dated February 23, 1996, from
               the Registrant to CoBank, ACB (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.10 and incorporated herein by reference)

  *      10.28 Letter Agreement between the Registrant to CoBank, ACB respecting the extension of the CoBank credit facility

  *      10.29 Form of Weaned Pig Purchase Agreement

  *      10.30 Loan Agreement, dated as of November 27, 1996,
               between the Registrant and Farmland Industries, Inc.

  *      10.31 Security Agreement, dated as of November 27, 1996,
               made by the Registrant to Farmland Industries, Inc.

  *      10.32 Accrued Interest Agreement, dated as of February
               28, 1997, between the Registrant and Farmland
               Industries, Inc.

  *      10.33 Excess Feeder Pig Purchase Agreement, dated as of
               February 28, 1997, between the Registrant and
               Farmland Industries, Inc.



  **     10.34 Form of Class C Weaned Pig Purchase Agreement

  **     10.35 Colorado Breeding Farm Side Agreement, dated April
               11, 1997, between the Registrant and Farmland
               Industries, Inc.

  **     10.36 Colorado Breeding Farm Agreement, dated April 11,
               1997, between the Registrant, G & G Pork
               Producers, LLC and Farmland Industries, Inc.

  **     10.37 Colorado Breeding Farm Agreement, dated April 21,
               1997, between the Registrant, Triple R and
               Farmland Industries, Inc.

  **     23.1  Consent of KPMG Peat Marwick LLP, the Registrant's
               Independent Public Accountant

  **     23.2  Consent of Stinson, Mag & Fizzell, P.C., the
               Registrant's counsel, is contained in the Opinion of Counsel filed as Exhibit 5.1

  *      24.1  Power of Attorney (included on the signature page
               to this Registration Statement)

  #      99.1  Escrow Agreement, dated as of February 17, 1995,
               among the Registrant, Doug Brown,
               Interstate/Johnson Lane Corporation and
               NationsBank, N.A. (Mid-West) (formerly Boatmen's
               National Bank) (filed on February 22, 1995 as
               Exhibit 99.1 to Amendment No. 2 to the
               Registrant's Registration Statement on Form SB-2
               (No. 33-86068) and incorporated herein by reference)

  *      99.1.1   Amendment to Escrow Agreement, dated as of
               January 31, 1997, among the Registrant, Doug
               Brown, Interstate/Johnson Lane Corporation and NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank)

  **     99.2     Form of Subscription Agreement

  * Filed with the original filing of Registration Statement No. 333-25501 on April 18, 1997.

  **     Filed herewith.


  #      Documents filed as exhibits to previous filings of the Registrant under the Securities Act of 1993 or the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

  A.  The undersigned registrant hereby undertakes that it will:
       (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  B. The undersigned registrant hereby undertakes that, if it is registering equity securities for sale in an underwritten offering, it will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 24 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri, on May 20, 1997.


               ALLIANCE FARMS COOPERATIVE ASSOCIATION


               By:  /s/ WAYNE N. SNYDER
                    Wayne N. Snyder, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature and Title                                         Date


/s/ WAYNE N. SNYDER
Wayne N. Snyder                                        May 20, 1997
Chairman of the Board, President
and Director (Principal Executive Officer and Principal
Financial and Accounting Officer)


  *                                                    May 20, 1997

Doug Brown
Treasurer, Secretary and Director


  *                                                    May 20, 1997

Merl Daniel
Director


  *                                                    May 20, 1997

Gerald D. Johnson
Director


  *                                                    May 20, 1997

Loren Keppy
Director
       *      By


          /s/ WAYNE N. SNYDER
            Wayne N. Snyder
           Attorney-in-fact